As filed with the Securities and Exchange Commission on July 13, 1995
                                                 Registration No. 33-__________
    ===========================================================================
                              Securities and Exchange Commission
                                    Washington, D.C.  20549
                                        _______________
                                           FORM S-4
                                    REGISTRATION STATEMENT
                                             Under
                                  THE SECURITIES ACT OF 1933
                                        _______________
                               Telephone and Data Systems, Inc.
                    (Exact name of Registrant as specified in its charter)

            Iowa                           6749                    36-2669023
  (State or other jurisdiction    (Primary Standard Industrial (I.R.S. Employer
of incorporation or organization)  Classification Code Number)  Identification
                                                                   Number)

                             30 North LaSalle Street, Suite 4000
                                  Chicago, Illinois  60602
                                       (312) 630-1900
                     (Address, including Zip Code, and telephone number,
              including area code, of registrant's principal executive offices)
                                    ____________________
                                       With copies to:
      LeRoy T. Carlson, Chairman                        David J. Boyd
      Telephone and Data Systems, Inc.                  Sidley & Austin
      30 North LaSalle Street, Suite 4000               One First National Plaza
      Chicago, Illinois  60602                          Chicago, Illinois  60603
      (312) 630-1900                                    (312) 853-7444
               (Names, addresses, including Zip Codes, and telephone numbers, including area codes, of agents for service)
                                         ____________________
                Approximate date of commencement of proposed sale to the public:
    Upon the Effective Date of the merger of TDS-Camden Acquisition Corp. with and into Camden Telephone Company, Inc., as set forth in Section 1.2 of the Agreement and Plan of Merger included as Annex A to the Proxy Statement-Prospectus forming a part of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:
                                    _______________________________
                                    CALCULATION OF REGISTRATION FEE

================================================================================
Title of each                        Proposed        Proposed
class of             Amount to        maximum        maximum        Amount of
securites          be registered   offering price   aggregate     registration
registered                           per unit     offering price       fee
________________________________________________________________________________

Common Shares,      175,000 Shares(1)   N/A        $1,743,280(2)     $601.13
par value $1.00
================================================================================

(1) Estimated maximum number of shares which may be issued in the Merger assuming a price per share of approximately $32.00 in exchange for 100% of the Common Stock, without par value, of Camden Telephone Company, Inc.
(2) Because there is no market for the shares of Camden Telephone Company, Inc., which are to be received by the Registrant in the Merger, pursuant to Rule 457(F)(2), the fee is to be calculated based on the aggregate book value of such shares which is $1,743,280 as of March 31, 1995.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                      TELEPHONE AND DATA SYSTEMS

                                         Cross-Reference Sheet
                                         --------------------

                                                                Location in
          Item Number and Caption                               Prospectus
          -----------------------                               ------------

A. Information About the Transaction
       1. Forepart of Registration Statement
          and Outside Front Cover Page of
          Prospectus. . . . . . . . . . . . .    Cover Page
       2. Inside Front and Outside Back Cover
          Pages of Prospectus   . . . . . . .    Available Information;
                                                 Documents Incorporated
                                                 by Reference; Table of Contents
       3. Risk Factors, Ratio of Earnings to
          Fixed Charges and Other Information    Summary; General Information
       4. Terms of the Transaction  . . . . .    Summary; General Information;
                                                 The Merger; Description  of
                                                 Camden Shares; Description of
                                                 TDS Securities; Comparative
                                                 Rights of TDS Shareholders
                                                 and Camden Shareholders
       5. Pro Forma Financial Information . .    Summary-Selected Financial
                                                 Information
       6. Material Contacts with the Company
          Being Acquired  . . . . . . . . . .    The Merger
       7. Additional Information Required for
          Reoffering by Persons and Parties
          Deemed to be Underwriters . . . . .    *
       8. Interests of Named Experts and
          Counsel   . . . . . . . . . . . . .    Legal Matters; Experts
       9. Disclosure of Commission Position
          on Indemnification for Securities
          Act Liabilities . . . . . . . . . .    *

B. Information About the Registrant
      10. Information with Respect to S-3
          Registrants   . . . . . . . . . . .    Business of TDS
      11. Incorporation of Certain
          Information by Reference    . . . .    Documents Incorporated by
                                                 Reference
      12. Information with Respect to S-2
          or S-3 Registrants  . . . . . . . .    *
      13. Incorporation of Certain
          Information by Reference  . . . . .    *
      14. Information with Respect to
          Registrants Other Than S-3 or S-2
          Registrants . . . . . . . . . . . .    *

C. Information About the Company Being Acquired
      15. Information with Respect to S-3
          Companies . . . . . . . . . . . . .    *
      16. Information with Respect to S-2 or
          S-3 Companies . . . . . . . . . . .    *
      17. Information with Respect to
          Companies Other Than S-2 or S-3
          Companies   . . . . . . . . . . . .    Summary -Selected Financial
                                                 Information; Information with
                                                 Respect to Camden;  Camden
                                                 Management's Discussion and
                                                 Analysis of Financial Condition
                                                 and Results  of  Operations;
                                                 Financial Statements of Camden

D. Voting and Management Information
      18. Information If Proxies, Consents or
          Authorizations Are to be Solicited     General Information; The Merger
                                                 Shareholders; The Merger -
                                                 Interests of Certain Persons in
                                                 the Merger; Information  with
                                                 Respect to Camden-Directors and
                                                 Executive Officers,  and
                                                 -Compensation of Directors
      19. Information If Proxies, Consents
          or Authorizations Are Not to be
          Solicited or in an Exchange Offer      *

    _______________
    * Not applicable or answer negative

                          CAMDEN TELEPHONE COMPANY, INC.
                               170 West Main Street
                           Camden, Indiana  46917-0066

    Dear Shareholder:

            You are invited to attend a special meeting of shareholders of Camden Telephone Company, Inc. ("Camden"), at ____ p.m. on __________, 1995 at _______________________________________________.

            At the special meeting, holders of Common Shares, without par value, of Camden will be asked to consider and approve an Agreement and Plan of Merger, as amended, among Telephone and Data Systems, Inc. ("TDS"), TDS-Camden Acquisition Corp. ("Sub") and Camden (the "Merger Agreement"), and the Merger of Sub with and into Camden (the "Merger"). If approved, the Merger is expected to occur on or about ___________, 1995 if all regulatory approvals have been received by such date or as soon as practicable thereafter following the receipt of all required regulatory approvals. In the Merger, Camden will become a wholly-owned subsidiary of TDS and the Camden shares held by the shareholders will be converted into common shares of TDS, as described in the accompanying Proxy Statement-Prospectus.

            Your Board of Directors believes that the Merger is in the best interests of all Camden shareholders and unanimously recommends that you vote your shares for the Merger. The terms of the Merger, as well as other important information, are contained in the enclosed Proxy Statement-Prospectus. Also being delivered herewith in connection with the offer by TDS is the TDS Annual Report on Form 10-K and the TDS Annual Report to Shareholders for the year ended December 31, 1994, the TDS Notice of Annual Meeting and Proxy Statement for the 1995 Annual Meeting of Shareholders and the TDS Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995. You are urged to read the Proxy Statement-Prospectus and the accompanying documents carefully.

            Approval of the Merger requires an affirmative vote of the holders of a majority (51%) of the outstanding Camden Shares entitled to vote on the proposal. CONSEQUENTLY, THE EFFECT OF FAILING TO VOTE ANY CAMDEN
    SHARES AT OUR SPECIAL MEETING OF SHAREHOLDERS WILL BE THE SAME AS A NEGATIVE VOTE WITH RESPECT TO THE MERGER. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND OUR SPECIAL SHAREHOLDERS MEETING, WE REQUEST THAT YOU PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS
    POSSIBLE IN THE ENCLOSED PREPAID ENVELOPE. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME. If, after voting your shares through the mail, you decide you would rather vote them in person, you may do so at the meeting. We thank you for your prompt attention to this matter and appreciate your support.


                                                Very truly yours,



                                                James R. Sullivan,
                                                President

    ___________, 1995

                          CAMDEN TELEPHONE COMPANY, INC.

     Notice of Special Meeting of Shareholders to be Held on __________, 1995


    To the Shareholders of
    Camden Telephone Company, Inc.:


            A special meeting of the shareholders of Camden Telephone Company, Inc., an Indiana corporation ("Camden"), will be held on __________, 1995 at ____ p.m. at ______________________________, ___________, Camden,
    Indiana, for the following purposes:

            1. To consider and vote upon approval of an Agreement and Plan of Merger, as amended, among Telephone and Data Systems, Inc. ("TDS"), TDS-Camden Acquisition Corp. ("Sub") and Camden (the "Merger Agreement") providing for the merger (the "Merger") of Sub with and into Camden pursuant to which Camden will become a wholly-owned subsidiary of TDS. In the Merger, the Camden Shares held by the shareholders will be converted into Common Shares of TDS, as described in the accompanying Proxy Statement-Prospectus.

            2. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

            The Board of Directors of Camden has fixed the close of business on ___________, 1995 as the record date for the Special Meeting. Only shareholders of record at such date will be entitled to notice of and to vote at the Special Meeting and any adjournment or adjournments thereof.

            Approval of the Merger Agreement will require the affirmative vote of a majority (51%) of the issued and outstanding Camden Shares. Consequently, the effect of failing to vote any Camden Share at the Special Meeting will be the same as a negative vote with respect to the Merger. On ___________, 1995, there were 280 shares of Common Stock outstanding.

            A copy of the provisions of Indiana law that establishes the right of shareholders to dissent from approval of the Merger Agreement, and the procedures required to exercise such rights, and obtain court determined appraised value for their shares is also enclosed.


            PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY BUT NOT LATER THAN __________, 1995 IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF, AFTER VOTING YOUR SHARES THROUGH THE MAIL, YOU DECIDE YOU WOULD RATHER VOTE THEM IN PERSON, YOU MAY DO SO AT THE MEETING.

                                                By  order  of  the   Board  of
                                                Directors



                                                JoAnn Johnson,
                                                Secretary - Treasurer


    ___________, 1995

    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JULY 13, 1995

    CAMDEN TELEPHONE COMPANY, INC.              TELEPHONE AND DATA SYSTEMS, INC.
    170 West Main Street                        30  North LaSalle, 40th Floor
    Camden, Indiana  46917-0066                 Chicago, Illinois   60602

                            PROXY STATEMENT-PROSPECTUS

    For the Special Meeting of Shareholders of Camden Telephone Company, Inc.
                           to be held __________, 1995

                                 _______________


           Telephone and Data Systems, Inc. ("TDS") has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, covering its Common Shares, par value $1.00 per share (the "TDS Common Shares"), to be issued in connection with the proposed merger (the "Merger") described in this Prospectus. Also being delivered herewith are TDS' Annual Report to the Commission on Form 10-K for the year ended December 31, 1994, the TDS Annual Report to Shareholders for the year ended December 31, 1994, the TDS Notice of Annual Meeting and Proxy Statement for the 1995 Annual Meeting of Shareholders and TDS' Quarterly Report on Form 10-Q for the
    fiscal  quarter  ended  March 31,  1995.    This  Prospectus  of  TDS also
    constitutes  the  Proxy   Statement  of  Camden  Telephone  Company,  Inc.
    ("Camden") to be used in soliciting proxies of Camden shareholders for a Special Meeting of Shareholders to be held on __________, 1995, including any adjournments thereof, to consider and vote upon the Merger of a wholly-owned subsidiary of TDS into Camden pursuant to which Camden will become a wholly-owned subsidiary of TDS.


           This Proxy Statement-Prospectus is first being sent to shareholders of Camden on or about ___________, 1995.


      THE TELEPHONE AND DATA SYSTEMS, INC. COMMON SHARES TO BE ISSUED IN THE
          MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
    THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

           No person has been authorized to give any information or to make any representations, other than those contained in this Proxy Statement-Prospectus in connection with the offer contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by TDS or Camden. This Proxy Statement-Prospectus does not constitute an offer of any securities other than the securities to which it relates to any person to whom it is unlawful to make such
    offer or  solicitation in  any state or  other jurisdiction.   Neither the
    delivery of  this Proxy Statement-Prospectus nor  any sale  made hereunder
    shall,  under   any  circumstances,   create  any   implication  that  the
    information contained herein is correct as of any time subsequent to the date hereof.

        The date of this Proxy Statement-Prospectus is ____________ 1995.

                              AVAILABLE INFORMATION


           TDS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; New York Regional Office, Seven World Trade Center, New York, New York 10048; and Chicago Regional Office, 500 W. Madison Street, Suite 1400, Chicago,
    Illinois 60661.   Copies of  such material can be obtained  from the Pubic
    Reference Section of the Commission at 450 Fifth Street, N.W., Washington,
    D.C. 20549,  at prescribed rates.   TDS's Common Shares  are listed on the
    American  Stock   Exchange,  and  reports,   proxy  statements  and  other
    information concerning TDS may be inspected at the office of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                       DOCUMENTS INCORPORATED BY REFERENCE

           The following documents heretofore filed by TDS with the Commission under the Exchange Act are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1994, (b) Notice of Annual Meeting of Shareholders and Proxy Statement dated April 14, 1995;
    (c)  Current Reports  on Form 8-K  dated March 15, 1995  and May 19, 1995;
    (d) Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and
    (e) Report on Form 8-A/A-2, dated December 20, 1994, which includes a description of TDS' Common Shares.

           All documents filed by TDS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the date of the Special Meeting of Shareholders of Camden, and any and all adjournments thereof, shall be deemed to be incorporated by reference in this Proxy Statement-Prospectus and to be a
    part hereof  from the date of  filing of such  documents.   Any statements
    contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes
    such statement.   Any statement  so modified  or superseded  shall not  be
    deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement-Prospectus is qualified in its entirety by the information and financial statements (including
    notes  thereto)   appearing  in  the   documents  incorporated  herein  by
    reference.

           THIS PROXY STATEMENT-PROSPECTUS INCORPORATES  DOCUMENTS BY REFERENCE
    WHICH ARE  NOT PRESENTED  HEREIN OR DELIVERED HEREWITH.   THESE  DOCUMENTS
    (OTHER THAN EXHIBITS THERETO) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT-PROSPECTUS HAS BEEN DELIVERED, FROM INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30 NORTH LASALLE STREET, 40TH FLOOR, CHICAGO, ILLINOIS 60602 (TELEPHONE
    312-630-1900).   IN ORDER TO ENSURE TIMELY DELIVERY  OF THE DOCUMENTS, ANY
    REQUEST SHOULD BE MADE BEFORE __________, 1995.

                                TABLE OF CONTENTS


                                                                     Page
                                                                     ----
    Available Information . . . . . . . . . . . . . . . . . . . . . .  2
    Documents Incorporated by Reference . . . . . . . . . . . . . . .  2
    Summary       . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    Summary Selected Financial Information  . . . . . . . . . . . . .  8
    General Information . . . . . . . . . . . . . . . . . . . . . . .  10
    The Merger 11
      Merger Consideration  . . . . . . . . . . . . . . . . . . . . .  11
      Price Range of TDS Common Shares    . . . . . . . . . . . . . .  11
      Background of the Merger  . . . . . . . . . . . . . . . . . . .  12
      Camden's Reasons for the Merger; Recommendation of Camden's
        Board of Directors  . . . . . . . . . . . . . . . . . . . . .  13
      TDS's Reasons for the Merger  . . . . . . . . . . . . . . . . .  13
      Effective Date of the Merger  . . . . . . . . . . . . . . . . .  13
      Vote Required   . . . . . . . . . . . . . . . . . . . . . . . .  13
      Conversion of Shares in the Merger  . . . . . . . . . . . . . .  14
      Exchange of Certificates  . . . . . . . . . . . . . . . . . . .  14
      Fractional Shares   . . . . . . . . . . . . . . . . . . . . . .  14
      Representations and Warranties  . . . . . . . . . . . . . . . .  14
      Business of Camden Pending Completion of the Merger   . . . . .  15
      Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      Amendment; Termination  . . . . . . . . . . . . . . . . . . . .  16
      Operation of Camden Following the Merger; Interests of Certain
        Persons in the Merger   . . . . . . . . . . . . . . . . . . .  17
      Indemnification   . . . . . . . . . . . . . . . . . . . . . . .  17
      Registration and Listing  . . . . . . . . . . . . . . . . . . .  18
      Certain Federal Income Tax Consequences   . . . . . . . . . . .  18
      Accounting Treatment  . . . . . . . . . . . . . . . . . . . . .  19
      Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . .  19
      Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . .  19
    Business of TDS . . . . . . . . . . . . . . . . . . . . . . . . .  20
    Information with Respect to Camden  . . . . . . . . . . . . . . .  21
      Business of Camden  . . . . . . . . . . . . . . . . . . . . . .  21
      Property of Camden  . . . . . . . . . . . . . . . . . . . . . .  22
      Legal Proceedings of Camden   . . . . . . . . . . . . . . . . .  22
      Changes in and Disagreements with Accountants of Camden   . . .  22
      Authorized and Outstanding Securities of Camden   . . . . . . .  22
      Market for Shares and Dividends   . . . . . . . . . . . . . . .  22
      Security Ownership by Directors, Executive Officers and Management
        Employees   . . . . . . . . . . . . . . . . . . . . . . . . .  23
      Directors, Executive Officers and Management Employees  . . . .  23
      Compensation of Directors, Executive Officers and Management
        Employees   . . . . . . . . . . . . . . . . . . . . . . . . .  23
      Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . .  24
      Certain Relationships and Related Transactions  . . . . . . . .  24
    Management's Discussion and Analysis of Financial Condition
     and Results of Operations  . . . . . . . . . . . . . . . . . . .  24
    Description of Camden Shares  . . . . . . . . . . . . . . . . . .  27
    Description of TDS Securities . . . . . . . . . . . . . . . . . .  28
    Voting Trust  . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Dividend Rights and Restrictions  . . . . . . . . . . . . . . . .  29

                                                                       Page
                                                                       ----

    Conversion Rights . . . . . . . . . . . . . . . . . . . . . . . .  29
    Other Rights  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    General       . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Comparative Rights of TDS Shareholders and Camden Shareholders  .  30
    Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Limitation of Director Liability  . . . . . . . . . . . . . . . .  30
    Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Experts       . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    TDS           . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Camden        . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    Index to Camden Financial Statements  . . . . . . . . . . . . . .  F-1
    Annex  A - Agreement and  Plan of Merger (including the First Supplemental
               Agreement thereto)
    Annex B - The Indiana Business Corporation Law - Sections 23-1-44-1 to 23-
              1-44-20

                                     SUMMARY

            The following is a summary of certain information contained elsewhere in this Proxy Statement-Prospectus or in documents delivered herewith. Certain capitalized terms are defined elsewhere in this Proxy Statement-Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement-Prospectus, the Annexes hereto and the documents delivered herewith.

    Telephone and Data Systems, Inc.

            Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), is a diversified telecommunications service company with cellular telephone, local telephone and radio paging operations. The principal executive office of TDS is located at 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, and its telephone number is: (312) 630-1900. See "Business of TDS."

    Camden Telephone Company, Inc.

            Camden Telephone Company, Inc., an Indiana corporation ("Camden"), is engaged in the business of providing telephone service to customers in Carrol and Cass Counties, Indiana. The principal executive office of Camden is located at 170 West Main Street, Camden, Indiana 46917-0066 and its telephone number is: (219) 686-2111. See "Information with Respect to Camden-Business of Camden."

    Merger Agreement

            On April 27, 1995, TDS, TDS-Camden Acquisition Corp., an Indiana corporation and wholly-owned subsidiary of TDS ("Sub"), and Camden signed an Agreement and Plan of Merger (the "Original Merger Agreement") providing for the merger of Sub into Camden as a result of which Camden would become a wholly-owned subsidiary of TDS (the "Merger"). On June 29, 1995 TDS, Sub and Camden entered into a First Supplemental Agreement amending the Original Merger Agreement in certain respects. The Original Merger Agreement, as so amended, is herein referred to as the "Merger Agreement."

    Date, Time and Place of Camden Shareholders' Meeting

            Camden's Special Meeting of Shareholders to consider and vote upon approval of the Merger Agreement is to be held on __________, 1995 at ____ p.m., at ___________________________________, ___________, ______, Indiana
    (the "Camden Meeting").

    Record Date

            Only holders of record of Common Shares of Camden, without par value ("Camden Shares"), at the close of business on ___________, 1995 (the "Camden Record Date"), are entitled to vote at the Camden Meeting. At the close of business on that date there were 280 Camden Shares outstanding.

    Purpose of the Camden Meeting

            1. To consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby; and

            2. To transact any other business that may properly come before the Camden Meeting.

    Vote Required

            The affirmative vote of the holders of a majority (51%) of the outstanding Camden Shares entitled to vote at the Camden Meeting is required to approve the Merger Agreement. Directors, officers and management employees of Camden beneficially owned 35 Camden Shares on the Camden Record Date (approximately 12.5% of the Camden Shares then outstanding). See "Information With Respect to Camden-Security Ownership of Directors, Executive Officers and Management Employees."

            PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY USING THE ENCLOSED ENVELOPE TO MAKE SURE YOUR VOTE IS REPRESENTED AT THE CAMDEN MEETING.

    The Merger; Merger Consideration

            Upon consummation of the Merger, Sub will be  merged with and into
    Camden and Camden will become a wholly-owned subsidiary of TDS. In the Merger, each Camden Share issued and outstanding immediately prior to the Merger (other than shares held by any shareholder who shall have perfected his or her right to dissent under the Indiana Business Corporation Law ("IBCL")) will be converted into that number of Common Shares, $1.00 par value, of TDS (the "TDS Common Shares") determined by dividing $20,000 by the Average Closing Price (defined below) of the TDS Common Shares, provided that if the Average Closing Price of the TDS Common Shares is equal to or greater than $39.125, then each Camden Share shall be converted into 511.4286 TDS Common Shares and if the Average Closing Price is less than $36.00, TDS may, but shall not be required to, terminate the Merger Agreement and not complete the Merger.

            The term "Average Closing Price" means the arithmetical average of the closing price for TDS Common Shares as reported in the American Stock Exchange Composite Transaction section of The Wall Street Journal for the five trading days ending on the third trading day prior to the effective date of the Merger (the "Effective Date").

            The total number of TDS Common Shares calculated in accordance with the foregoing and issued in connection with the Merger is sometimes referred to herein as the "Aggregate Merger Consideration." The number of TDS Common Shares into which each Camden Share is converted is referred to as the "Merger Consideration."

            The closing price per TDS Common Share on _________, 1995 was $_______. As a result, on such date the value of the Merger Consideration was $________ per Camden Share. The value of the Merger Consideration may be higher or lower on the Effective Date. The table set forth under the caption "The Merger - Merger Consideration" indicates the value of the Merger Consideration at different Average Closing Prices for TDS Common Shares. See "The Merger - Price Range of TDS Common Shares" for historical information concerning the selling prices of the TDS Common Shares on the American Stock Exchange.

            TDS will issue only whole TDS Common Shares in connection with the Merger. Each holder of Camden Shares who otherwise would be entitled to receive a fractional TDS Common Share will receive in lieu thereof an amount of cash (without interest) determined by multiplying the closing sale price of a TDS Common Share on the American Stock Exchange on the effective date of the Merger (the "Effective Date"), by the fractional share interest to which such holder would otherwise be entitled.

            The Merger Agreement also provides that, if the Merger Agreement is duly approved by the Camden Shareholders at the special meeting, Camden shall be entitled to pay a dividend equal to $800 per Camden Share immediately prior to the Effective Date of the Merger.

    Recommendation of Camden's Board of Directors

            The Board of Directors of Camden believes that the Merger is in the best interests of Camden and its shareholders. The Board of Camden unanimously recommends that the shareholders of Camden approve the Merger Agreement. The Board's recommendation is based upon factors discussed in this Proxy Statement-Prospectus. See "The Merger - Camden Reasons for the Merger; Recommendation of Camden's Board of Directors" and "-Operation of Camden Following the Merger; Interests of Certain Persons in the Merger", and "Information with Respect to Camden-Security Ownership of Directors, Executive Officers and Management Employees".

    Effective Date of the Merger

            If the Merger Agreement is approved at the Camden Meeting, the Merger is expected to become effective on or about ___________, 1995 or as soon as practicable thereafter following the receipt of all required regulatory approvals have been received by such date or as soon as practicable thereafter following the receipt of all required regulatory approvals.

    Exchange of Certificates

            If  the Merger  Agreement  is approved,  Camden shareholders  will receive instructions for exchanging certificates representing Camden Shares for certificates representing TDS Common Shares. Shareholders should not surrender their certificates until they receive such instructions.

    Conditions to the Merger; Termination

            The consummation of the Merger is conditioned upon the fulfillment of certain conditions set forth in the Merger Agreement, including the regulatory approvals discussed below. See "The Merger - Conditions." The Merger Agreement may be terminated by mutual consent of the Boards of Directors of TDS and Camden, by either TDS or Camden if certain conditions have not been satisfied or in certain other situations. See "The Merger - Conditions" and "- Amendment; Termination."

    Regulatory Approvals

            The Merger is subject to approval by the Indiana Utility Regulatory Commission ("IURC"). Also, the transfer of certain licenses pursuant to the Merger is subject to the approval of the Federal Communications Commission. See "The Merger - Regulatory Approvals."

    Federal Income Tax Consequences

            The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Whether the transaction does qualify for tax-free treatment by Camden shareholders will depend in part on circumstances occurring after the Merger. For a discussion of the possible federal income tax consequences of the Merger, see "The Merger - Certain Federal Income Tax Consequences." Camden shareholders are urged to consult their own tax advisors.

    Dissenters' Rights of Appraisal

            Under the IBCL, Camden shareholders will be entitled to dissent from the Merger and, if the Merger is consummated, obtain cash in an amount equal to the fair value of their Camden Shares which may be more or less than the amount to be received under the Merger. Specific procedures are required to be followed in order to exercise such rights. See "The Merger - Dissenters' Rights." The Merger Agreement provides that if the holders of more than 15 Camden Shares exercise such rights, TDS and Sub shall have the right to refuse to consummate the Merger and terminate the Merger Agreement.

                                SUMMARY SELECTED FINANCIAL INFORMATION

           The following tables present summary historical financial information for TDS and Camden. This information is based upon the consolidated financial statements of TDS and the financial statements of Camden incorporated by reference or appearing elsewhere in this Proxy Statement-Prospectus and should be read in conjunction therewith and the notes thereto.

                                         Three Months Ended
                                        March 31, (Unaudited)            Year Ended December 31,
                                          --------------------  -----------------------------------------------------
                                            1995        1994        1994       1993       1992       1991       1990
                                            ----        ----        ----       ----       ----       ----       ----
                                         (Numbers represent thousands except per share amounts)

    TDS Historical:
      Operating Revenues  . . . . .        $209,975    $158,802    $730,810   $557,795   $432,740   $340,160   $286,743
      Net income from continuing
        operations (before extraordinary
        items and cumulative effect
           of change in accounting
           principle) . . . . . . .          23,193      10,224      60,544     33,896     38,520     21,113     27,208
      Extraordinary item  . . . . .            ---         ---         ---        ---        (769)      ---        ---
      Cumulative effect of a change in
        accounting principle(1) . .            ---         (723)       (723)      ---      (6,866)    (5,035)      ---
      Net income available to TDS
        Common Shares . . . . . . .          22,701       8,937      58,012     31,510     28,648     14,390     26,047

    Earnings per TDS Common Share:
      Net income from continuing operations
        (before extraordinary items and
        cumulative effect of change in
           accounting principle)  .             .39         .18        1.07        .67        .91        .59        .86
      Extraordinary item  . . . . .            ---         ---         ---        ---        (.02)      ---        ---
      Cumulative effect of a change in
        accounting principle  . . .            ---         (.01)       (.01)      ---        (.17)      (.15)      ---
      Net Income  . . . . . . . . .             .39         .17        1.06        .67        .72        .44        .86
    Cash dividends per TDS Common Share         .095        .09         .36        .34        .32        .30        .28
    Total assets..  . . . .  .            3,250,678   2,400,586   2,790,127  2,259,182  1,696,486  1,368,145    940,289
    Long-term debt and redeemable
        preferred stock . . . . . .         685,969     560,678     587,165    564,933    454,852    424,739    277,031
    Book value per TDS Common Share          $27.80      $25.82      $26.85     $24.15     $21.27     $18.42     $14.17
                                             Three Months Ended
                                            March 31, (Unaudited)            Year Ended December 31,
                                             --------------------  ----------------------------------------------------
                                               1995        1994        1994       1993       1992       1991       1990
                                               ----        ----        ----       ----       ----       ----       ----
                                         (Numbers represent thousands except per share amounts)

    Camden Historical:
      Operating Revenues  . . . . .          $  288      $  294      $1,221     $1,084     $1,045     $  956     $  859
      Net income  . . . . . . . . .              86         125         449        350        368        275        235
      Net income per Camden Share .             305         445       1,605      1,249      1,314        982        838
      Cash dividends per Camden Share           800         ---         700        650        600        500        500
      Total assets  . . . . . . . .           2,739       3,343       2,922      3,165      3,417      3,273      3,150
      Long-term debt  . . . . . . .             405       1,005         432      1,025      1,394      1,457      1,517
      Book value per Camden Share .           6,226       6,261       6,696      5,816      5,217      4,503      4,022

                                                           Three Months Ended      Year Ended
    TDS and Camden                                           March 31, 1995       December 31,
    PRO FORMA COMBINED (2):                                 (Unaudited) (3)   1994 (Unaudited) (3)
    -----------------------                                ------------------ --------------------

      Net income before cumulative effect
        of change in accounting principle
        per TDS Common Share:                                      .40                 1.07
        Pro Forma
        Camden Share equivalent                                 204.57               574.23
      Net income per TDS Common Share:                             .40                 1.06
        Pro Forma
        Camden Share equivalent                                 204.57               542.11
      Cash dividends per TDS Common Share:                         .095                 .36
        Pro Forma
        Camden Share equivalent                                  48.59               184.11
      Book value per TDS Common Share:                           27.83                26.87
        Pro Forma
        Camden Share equivalent                                 14,233               13,742

<F1>
    _______________
    (1)      Effective January  1, 1994,  TDS adopted  Statement of  Financial
             Accounting  Standards   No.  112,   "Employers'  Accounting   for
             Postemployment Benefits" ("SFAS 112").  The cumulative  effect of the change on years prior to 1994 has been reflected  in 1994 net
             income.    Prior  years,  financial  information  has   not  been
             restated.

             Effective January 1, 1993, TDS adopted SFAS  109, "Accounting for
             Income Taxes." The cumulative effect of the change on years prior to 1993 did not have a material effect on net income or earnings per share. Prior years' financial information has not been restated.


                                       -8-

             Effective  January 1,  1992, TDS  adopted SFAS  106,  "Employers'
             Accounting for Postretirement Benefits Other Than  Pensions." The
             cumulative effect of the change on  years prior to 1992 has  been
             reflected  in   1992  net   income.     Prior  years'   financial
             information has not been restated.

             Effective January 1, 1991, TDS changed  its method of  accounting for  sales  commission  from  capitalizing  and amortizing  these
             costs to  expensing  as incurred.    In  addition, two  of  TDS's
             equity-method investees  made a similar  change.  The  cumulative effect of TDS's and the Investees' change on all prior  years has
             been  reflected  in 1991  results of  operations.    Prior years'
             financial information has not been restated.
<F2>
    (2)      The pro forma combined  financial information for  TDS and Camden has been  prepared based  on the  purchase  method of  accounting assuming 511.4286  TDS Common Shares are  issued for each  Camden
             Share.    The  pro  forma  combined  information  reflects  TDS's
             acquisition  of 100% of the Camden Common Shares, the elimination of the Camden equity based on  the purchase method of  accounting and the allocation of the purchase price to excess  cost over the
             book  value.   Excess  cost is  assumed to  be amortized  over 40
             years.
<F3>
    (3)      Pro  forma  financial information  for  the  three  months  ended
             March 31, 1995 represents the combined results of  TDS and Camden for the three months  ended March 31, 1995.  Pro  forma financial information for the  year ended December  31, 1994 represents the combined results  of TDS and Camden  for the  twelve months ended
             December 31, 1994.

                               GENERAL INFORMATION

           This Proxy Statement-Prospectus is furnished in connection with the solicitation by the Board of Directors of Camden Telephone Company, Inc., an Indiana corporation ("Camden"), of proxies to be voted at a special meeting of the shareholders of Camden (the "Camden Meeting") which will be held on __________, 1995.

           The purpose of the Camden Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 27, 1995, as amended by the First Supplemental Agreement, dated as of June 29, 1995 (the "Merger Agreement"), among Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), TDS-Camden Acquisition Corp., an Indiana corporation and a wholly-owned subsidiary of TDS ("Sub"), and Camden, providing for the merger (the "Merger") of Sub into Camden as a result of which Camden will become a wholly-owned subsidiary of TDS.

           The Board of Directors of Camden has unanimously approved the Merger Agreement. The Board of Directors of TDS has approved the issuance of Common Shares, $1.00 par value ("TDS Common Shares"), in the Merger, and TDS, the sole shareholder of Sub, has approved the Merger and the Merger Agreement. A copy of the Merger Agreement is attached as Annex A
    to  this   Proxy  Statement-Prospectus  and   is  incorporated  herein  by
    reference.

           The close of business on ___________, 1995 (the "Camden Record Date") has been fixed as the record date for determination of the holders of Common Shares without par value, of Camden ("Camden Shares") entitled to notice of, and to vote at, the Camden Meeting. As of the Camden Record Date, there were 280 Camden Shares outstanding. The holders of record on the Camden Record Date of Camden Shares are entitled to one vote per share on each matter submitted to a vote at the Camden Meeting. The affirmative vote of the holders of a majority (51%) of the outstanding Camden shares is required for approval of the Merger Agreement.

           All properly executed proxies not revoked will be voted at the Camden Meeting in accordance with the instructions contained therein. Proxies containing no instructions regarding proposals specified in the
    form  of proxy  will be  voted in  favor of  the proposal.   If  any other
    matters are brought before the Camden Meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the proxies. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted, but only by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of Camden or by attending the Camden Meeting and voting in person.

           If a quorum is not obtained, the Camden Meeting may be adjourned by affirmative vote of a majority of the shareholders present, represented in person and by proxy, for the purpose of obtaining additional proxies or
    votes in  favor of the proposal.   At  any subsequent  reconvening of  the
    Camden Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

           Representatives  of   Kehlenbrink,  Lawrence  &  Pauckner,  Camden's
    independent certified public accountants, are expected to be present at the Camden Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

           This  solicitation is being made on behalf of the Board of Directors
    of Camden.   The  cost of  solicitation of  proxies from  shareholders  of
    Camden will be paid by Camden. In addition to the solicitation of proxies by use of mail, the directors, officers or other agents of Camden may solicit proxies personally or by telephone or other telecommunications media.

           TDS's principal executive office is located at 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, and its telephone number is:
    (312) 630-1900.   Camden's  principal executive office is  located at  170
    West Main Street, Camden, Indiana 46917-0066, and its telephone number is:
    (219) 686-2111.

           TDS holds a 49% interest, and Camden holds the remaining 51% interest, in Camden Cellular Telephone Company. Camden Cellular Telephone Company is the general partner in Indiana RSA No. 4 Limited Partnership which is the licensee (the "Licensee") for the Indiana RSA No. 4 FCC
    cellular wireline  authorization.    TDS  and  Camden  also  hold  limited
    partnership interests in the Licensee in the amounts of 13.795% and 13.775%, respectively.

           All information contained herein relating to TDS and to Camden has been furnished by their respective managements.

           The mailing of this Proxy Statement-Prospectus to shareholders of Camden is expected to commence on or about ___________, 1995.


                                    THE MERGER

           Set forth below is  a brief description of  the material features of
    the  Merger.   Such description  does not  purport to  be complete  and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to this Proxy Statement-Prospectus and is incorporated by reference herein.

    Merger Consideration

           TDS, Sub and Camden have entered into the Merger Agreement, which contemplates that Sub will be merged into Camden, with Camden surviving
    the  Merger  as  an  Indiana  corporation  and   becoming  a  wholly-owned
    subsidiary of TDS, and that each outstanding Camden Share (other than Dissenting Shares as described herein) will be converted on the Effective Date into that number of fully paid and nonassessable TDS Common Shares determined by dividing $20,000 by the Average Closing Price of the TDS Common Shares, provided that if the Average Closing Price of the TDS Common Shares is equal to or greater than $39.125, then each Camden Share shall be converted into 511.4286 TDS Common Shares and if the Average Closing Price is less than $36.00, TDS may, but shall not be required to, terminate the Merger Agreement and not complete the Merger.

           The following table illustrates the application of the formula described above:

                                          Each Camden Share would be
                                          converted into the following
    If the Average Closing Price is       Number of TDS Common Shares
    -------------------------------       ----------------------------

     $36.00                                    555.5556
     $36.50                                    547.9452
     $37.00                                    540.5405
     $37.50                                    533.3333
     $38.00                                    526.3158
     $38.50                                    519.4805
     $39.00                                    512.8205
     $39.125 (or more)                         511.4286


           If TDS elects to complete the Merger at a time when the Average Closing Price is less than $36.00, the number of TDS Shares will be
    determined  in accordance  with the  formula  set forth  above.   See "The
    Merger - Conversion of Shares in the Merger."

    Price Range of TDS Common Shares

           The high and low sales prices of the TDS Common Shares on the American Stock Exchange, as reported by the Dow Jones News Service, were as follows:

                                                        TDS Common Shares
                                                        -----------------
    Calendar Period                                   High          Low
    ----------------                                  -----        ----

    1993
     First Quarter  . . . . . . . . . . . . . . .     40.50        33.25
     Second Quarter   . . . . . . . . . . . . . .     45.50        37.38
     Third Quarter  . . . . . . . . . . . . . . .     53.88        43.38
     Fourth Quarter   . . . . . . . . . . . . . .     57.00        46.00

    1994
     First Quarter  . . . . . . . . . . . . . . .     51.50        36.75
     Second Quarter   . . . . . . . . . . . . . .     42.88        36.00
     Third Quarter  . . . . . . . . . . . . . . .     47.63        35.50
     Fourth Quarter   . . . . . . . . . . . . . .     49.88        39.50

    1995
     First Quarter  . . . . . . . . . . . . . . .     46.38        36.13
     Second Quarter   . . . . . . . . . . . . . .     39.38        36.00

    Background of the Merger

           In consecutive meetings during September, October, and November 1994, the Board of Directors of Camden met and reviewed Camden's future as a small company in an increasingly competitive and technologically
    changing telephone business.   With the telephone  industry rapidly facing
    an early end to the local-exchange monopoly franchise, the Camden Board decided to explore a possible sale of the company.

           At the December 7, 1994 Camden Board of Directors meeting, TDS presented a written proposal to the Camden Board for a merger of Camden
    with and  into  TDS through  an exchange  of  shares.   The  Camden  Board
    discussed the proposal with the TDS representatives and recommended numerous changes.

           On January 27, 1995 TDS delivered to Camden a Letter Agreement (the "Letter Agreement") setting forth the material terms pursuant to which TDS offered to acquire Camden by means of a merger.

           At the February 24, 1994 Camden Board of Directors meeting, the Camden Board reviewed an evaluation of potential telephone industry buyers for Camden that had prepared by Icore, a management consulting firm to the
    telephone industry,  located in Emmaus, Pennsylvania.   The evaluation was
    favorable to TDS as a potential purchaser. The Camden Board also met with a representative of McDonald & Company, a national investment banking firm headquartered in Cleveland, Ohio and commissioned it to conduct a market evaluation for sale of Camden.

           On  Monday,  March 6,  1995, the  Camden Board,  along  with Dick N.
    Bishop,  Camden's   counsel,  reviewed  McDonald   &  Company's  following
    conclusions: concurrence with the Icore evaluation of TDS, recommendation against seeking additional bids for Camden and recommendation of further negotiations with TDS.

           On March 6, 1995 the Camden Board met with the TDS and, following further negotiations, a Letter Agreement was executed which provided for a merger in which each Camden Share would be converted into 511.4286 TDS
    Common  Shares.   On  April 27,  1995  the Board  of Directors  of  Camden
    approved the Merger Agreement, and on April 27, 1995, TDS, Sub and Camden executed the Original Merger Agreement which provided for an $800 per share dividend to be paid to each Camden Shareholder in addition to the conversion of each Camden Share into 511.4286 TDS Common Shares.

           On the date of the Letter Agreement, the closing price of the TDS Common Shares on the

    American Stock Exchange was $44.25 per share. On April 27, 1995, the closing price had declined to $36.750. Such decline followed an announcement by the Company that one of its wholly-owned subsidiaries was the successful bidder in eight broad band Personal Communications Services ("PCS") licenses at an auction conducted by the FCC. TDS currently estimates that construction, development and introduction of PCS networks and services in its new markets may involve expenditures of $400 million to $500 million over the next five years. TDS is considering a variety of financing options for these projected expenditures. No assurance can be given as to the effects of this project or the results of operations of TDS or the future market price of its Common Stock.

           On June 29, 1995, TDS, Sub and Camden executed and delivered the First Supplemental Agreement to the Original Merger Agreement which, as described above, provides for the conversion of each Camden Share into a variable number of TDS Common Shares depending on the Average Closing Price of the TDS Common Shares. See "- Merger Consideration" above.

    Camden's  Reasons  for the  Merger; Recommendation  of  Camden's  Board of
    Directors

           THE BOARD OF DIRECTORS OF CAMDEN BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CAMDEN AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS TO ITS SHAREHOLDERS THAT THEY VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

           In reaching such determination, the Camden Board of Directors considered, among other things, the Board's knowledge of the management, business, operations, properties, assets, earnings and prospects of the business of Camden and of the environment in which it operates, the background of TDS and its plans regarding the operation of Camden, the lack of liquidity and restrictions of the Camden Shares, the liquidity and value of the TDS Common Shares, and the fact that the Merger would allow Camden shareholders to acquire an equity interest in a larger, more
    diversified  company whose shares  are publicly traded.   In addition, the
    Camden Board of Directors considered the Aggregate Merger Consideration to Camden Shareholders as well as the $800 per Camden Share dividend permitted to be declared by the Merger Agreement and payable to Camden shareholders upon the Effective Date of the Merger to be of primary significance.

    TDS's Reasons for the Merger

           TDS is acquiring Camden as part of its overall strategy of acquiring independent telephone companies. TDS believes that the Merger
    will  enable  TDS  to  expand  its  capabilities,  provide  it  with   the
    opportunity to serve additional customers in Indiana, and position it to meet emerging trends within the telephone industry.

    Effective Date of the Merger

           If the Merger Agreement is approved by the requisite vote of the Camden shareholders, and the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing of Articles of Merger together with the Plan of Merger with the Secretary of State of the State of Indiana. It is presently contemplated that the Effective Date will occur on or about ___________, 1995 if all required regulatory approvals are received by such date or as soon as practicable thereafter following the receipt of all required regulatory approvals.

    Vote Required

           Approval of the Merger Agreement requires the affirmative vote of the holders of a majority (51%) of the outstanding Camden Shares. Each holder of Camden Shares as of the Camden Record Date is entitled to one
    vote for each  Camden Share held.   On the Camden Record  Date, there were
    280 Camden Shares outstanding.

           Approval of the Merger Agreement by TDS's shareholders is not required. The Board of Directors of Sub and TDS, as the sole shareholder of Sub, have approved the Merger and the Merger Agreement.

    Conversion of Shares in the Merger

           At the  Effective Date,  each Camden  Share  issued and  outstanding
    immediately  prior   thereto  (other  than  Camden   Shares  held  by  any
    shareholder who shall have perfected his or her right to dissent under the
    IBCL) will be automatically converted into the right to receive the Merger
    Consideration,   as   further   described   in   "The   Merger  -   Merger
    Consideration."

    Exchange of Certificates

           Harris Trust and Savings Bank, Chicago, Illinois, as exchange agent (the "Exchange Agent"), will provide transmittal forms to the Camden shareholders to be used in forwarding their certificates for Camden Shares for surrender and exchange for certificates representing the number of TDS Common Shares into which their Camden Shares were converted in the Merger and cash for fractional TDS Common Shares to which such holders otherwise would be entitled. Until such surrender, certificates representing Camden Shares will be deemed to represent the number of TDS Common Shares into which such Camden Shares were converted in the Merger, except that the holders of Camden certificates will not be entitled to receive dividends or any other distributions from TDS until such certificates are so surrendered. When such certificates are surrendered, the holders of TDS certificates issued in the Merger will be paid, without interest, any dividends or other distributions which may have become payable with respect to such TDS Common Shares since the Effective Date.

    Fractional Shares

           No certificates representing fractional shares will be issued by TDS in respect of TDS Common Shares issued pursuant to the Merger and no TDS dividend, stock split or interest will relate to any fractional share. No fractional share interests will entitle the owner thereof to vote or to
    any rights  of a  shareholder  of TDS.   In  lieu of  any such  fractional
    shares, each holder of Camden Shares who otherwise would be entitled to receive fractional TDS Common Shares in the Merger will receive an amount of cash (without interest) determined by multiplying (i) the closing sale price of a TDS Common Share on the American Stock Exchange on the Effective Date, or if the TDS Common Shares are not traded on such day, such closing sale price on the next preceding day on which such stock was traded on the American Stock Exchange, by (ii) the fractional share interest to which such holder would otherwise be entitled.

    Representations and Warranties

           The   Merger   Agreement   contains   various  representations   and
    warranties  of the  parties thereto.   These  include representations  and
    warranties:  by Camden as  to (i) its organization  and capital structure,
    (ii) its subsidiaries and investments, (iii) its authority to execute and perform the Merger Agreement and the lack of conflicts with any other obligation of Camden, (iv) its financial statements, (v) the absence of certain changes or events since December 31, 1994, (vi) the availability of its assets and the legality of their use, (vii) title to property,
    (viii) undisclosed liabilities, (ix) no defaults or litigation, except as disclosed, (x) tax liabilities, (xi) patents, trade names, trademarks and
    other  rights,  (xii)   real  estate,  (xiii)  contracts,  (xiv)  employee
    agreements and employee relations, (xv) employee benefit plans, (xvi) permits, (xvii) insurance, (xviii) environmental conditions, (xix) bank
    accounts  and   powers  of  attorney,   (xx)  accounts  receivable,  (xxi)
    inventories, (xxii) the accuracy of information provided by Camden for this Proxy Statement-Prospectus, (xxiii) no obligation to any finder and
    (xxiv) the lack of omissions in any disclosures to TDS; by TDS and Sub as to (i) their organization and capital structure and (ii) their authority to execute and perform the Merger Agreement and that such execution and performance will not conflict with other obligations of TDS or Sub; and by TDS as to (i) its Registration Statement and Prospectus; (ii) the accuracy of information supplied by TDS and Sub for the Proxy Statement-Prospectus,
    (iii) the TDS Common Shares and (iv) no obligation to any finder.

    Business of Camden Pending Completion of the Merger

           Camden has agreed that, among other things, prior to consummation of the Merger, unless TDS agrees otherwise, it will (i) refrain from taking any action which would render any representation or warranty contained in the Merger Agreement inaccurate in any material respect as of the Effective Date; (ii) use its best efforts to maintain its business in accordance with past practices and sound business judgment and to preserve the goodwill of the suppliers, employees, customers and others having business relations with it; and (iii) not make any material change in the business or the operations of Camden, except as described below declare or pay any dividends in cash on the issued and outstanding capital stock of Camden or make any other distribution of any kind in respect thereof, purchase or redeem any of the capital stock of Camden, issue, sell or otherwise distribute any treasury shares or any stock of Camden to effect any stock split or reclassification of any shares of its capital stock or grant or commit to grant any option, warrant or other right to subscribe for or purchase or otherwise acquire any shares of its capital stock or securities convertible or exchangeable for such shares, effect any amendments to the Articles of Incorporation or By-laws of Camden, except pursuant to the Merger Agreement, authorize any director, or authorize or permit any officer or employee or any attorney, accountant or other representative retained by Camden, to solicit or encourage any inquiries or the making of any proposal which it is reasonably expected may lead to any takeover proposal, or enter into or amend any agreements with or for the benefit of officers, directors or employees of Camden, amend any employee benefit plan or grant any increases in compensation except as permitted by the Merger Agreement.

           The Merger Agreement provides that if the Camden Special Meeting is held and the shareholders of Camden duly approve and authorize the Merger, Camden shall have the right to declare and pay a cash dividend on each Camden Share equal to $224,000 divided by the total number of Camden
    Shares  outstanding  on  the  date  of  payment.    There  are   presently
    outstanding  280  Camden Shares.     Assuming that  that number  of Camden
    Shares is outstanding on the date of such dividend, the dividend would be equal to $800 per Camden Share.

           Camden has  also agreed  to afford  to the  officers, employees  and
    authorized  representatives  of   TDS  complete  access  to  the  offices,
    properties, customers, suppliers, employees and business and financial records of Camden to the extent TDS shall deem necessary or desirable, and to furnish to TDS or its authorized representatives such additional information concerning the operations, properties and business of Camden as shall be reasonably requested, including all such information as shall be necessary to enable TDS to determine whether the conditions set forth in the Merger Agreement have been satisfied.

    Conditions

           The respective obligations of TDS, Sub and Camden to effect the Merger are subject to the satisfaction of certain conditions, including, among others:

                (i)      the approval  by Camden  shareholders  of the  Merger
    Agreement;

                (ii) the parties shall have received all governmental and regulatory approvals and actions necessary to consummate the transactions contemplated by the Merger Agreement, which are either required to be obtained prior to the Effective Date by applicable law or regulation or are necessary to prevent a material adverse change in the assets, liabilities, business, properties, profits, prospects or condition of Camden;

                (iii) no stop order suspending the effectiveness of the Registration Statement of which this Proxy Statement-Prospectus is a part shall have been entered by the Commission; and

                (iv) the TDS Common Shares to be issued pursuant to the Merger Agreement shall have been approved for listing upon notice of issuance by the American Stock Exchange.

           In addition, the obligations of TDS and Sub to effect the Merger are subject to the conditions that:

                (i) there shall have been no material breach by Camden in the performance of any of its covenants and agreements in the Merger Agreement; each of the representations and warranties of Camden contained in the Merger Agreement shall be true and correct in all material respects on the Effective Date as though made on the Effective Date except as affected by transactions contemplated by the Merger Agreement; and there shall have been delivered to TDS and Sub a certificate to such effect, dated the Effective Date, signed on behalf of Camden by its President or one of its Vice Presidents;

                (ii) between the date of the Merger Agreement and the Effective Date, there shall have been (a) no material adverse change in the assets, liabilities, business, properties, profits, prospects or conditions of Camden; (b) no material adverse federal or state legislative or regulatory change affecting the products, services or business of Camden; and (c) no material damage to the properties and assets of Camden by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage; and there shall have been delivered to TDS and Sub a certificate or certificates to such effect, dated the Effective Date, signed on behalf of Camden by its President or its Vice President;

                (iii) TDS and Sub shall have received from counsel for Camden, an opinion, dated the Effective Date, in form and substance satisfactory to TDS and its counsel, to the effect set forth as an exhibit to the Merger Agreement;

                (iv)   No action, suit, investigation or proceeding shall have
    been instituted   or threatened to  restrain or prohibit  or challenge the
    legality or validity of the Merger;

                (v) Camden shall have received consents in form and substance reasonably satisfactory to TDS, to the transactions contemplated by the Merger Agreement from all appropriate governmental authorities and from the other parties to all contracts, leases, agreements and permits to which Camden is a party or by which it is affected and which require such consent prior to the Effective Date or are necessary to prevent a material adverse change in the assets, liabilities, business, properties, profits, prospects or condition of Camden;

                (vi) TDS and Sub shall have received comfort letters from Camden's independent public accountants dated the date this Proxy Statement-Prospectus was mailed and the Effective Date and addressed to TDS and Sub, in each case in form and substance reasonably acceptable to TDS and Sub, covering such matters reasonably requested by them and customarily requested in transactions of this type; and

                (vii) The holders of not more than 15 Camden Shares shall have filed the written notice to demand payment contemplated by Section 23-1-94-11 of the IBCL and not voted in favor of the Merger at the Camden Special Meeting.

           The obligations of Camden to effect the Merger are subject to the conditions that: (i) there shall have been no material breach by TDS or Sub in their performance of any of their respective covenants and agreements in the Merger Agreement; each of the representations and warranties of TDS and Sub contained or referred to in the Merger Agreement shall be true and correct in all material respects on the Effective Date as though made on the Effective Date except as affected by transactions contemplated by the Merger Agreement; and there shall have been delivered to Camden a certificate or certificates to such effect, dated the Effective Date, signed on behalf of TDS by its President or one of its Vice Presidents; (ii) Camden shall have received from counsel for TDS and
    Sub  an  opinion,  dated  the  Effective  Date,  in  form  and   substance
    satisfactory to Camden and its counsel to the effect set forth as an exhibit to the Merger Agreement; (iii) TDS and Sub shall have taken all corporate action necessary to approve the transactions contemplated by the Merger Agreement and there shall have been furnished to Camden certified copies of resolutions adopted by the Boards of Directors of TDS and Sub and by the sole shareholder of Sub, in form and substance satisfactory to counsel for Camden, in connection with such transactions.

    Amendment; Termination

           If the Average Closing Price of the TDS Common Shares is less than $36, TDS may, but shall not be required to, terminate the Merger Agreement without incurring any liability to Camden or Camden's shareholders. In addition, the Merger Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of the Merger Agreement, by mutual consent of the Boards of Directors of TDS and Camden, by TDS or Camden if a federal or state court or agency permanently restrains, enjoins or otherwise prohibits the Merger by a final and non-appealable order, by TDS or Camden upon any material breach by the other party of certain of the covenants in the Merger Agreement, or by TDS or Camden if the shareholders of Camden do not approve the Merger at the Camden Meeting.

           In the event of such termination, all further obligations of the parties under the Merger Agreement shall terminate without any liability on the part of any party, except with respect to the treatment of all confidential information furnished by each party and the payment of certain expenses and except that nothing in the Merger Agreement shall relieve any party from liability for its breach of the Merger Agreement.

    Operation of Camden Following the Merger; Interests of Certain Persons in the Merger

           TDS has agreed that after the Effective Date it will continue to operate Camden as an independent local telephone company maintaining the present Board of Directors, management and employees and the existing business office in Camden Indiana for at least ten years after the Effective Date (with the exception of Mr. Jack Ford, as described below). The existing Camden directors, officers and employees will receive annual compensation, bonuses and benefits no less than they receive from Camden
    on the  Effective Date.   In addition, TDS  has agreed to  cause Camden to
    continue to provide, at Camden's expense, existing medical benefits for three of the senior directors of Camden and their spouses, throughout their respective lifetimes.

           TDS has also agreed to cause to enter into employment agreements with Mr. Jack Ford, General Manager of Camden; Mr. J. Robert McCain,
    Assistant    Manager   of    Camden;    Ms.   Brenda    Elizelda,   Public
    Affairs/Subscriber  Relations  Representative of  Camden;  and Ms.  Pamela
    Brown, Service  Order Coordinator.   Mr. Ford's agreement  provides for  a
    term of five years from the Effective Date; the agreements for Mr. McCain, Ms. Elizelda and Ms. Brown provide for ten year terms. Generally, these agreements provide for salaries at an annual rate determined by industry standards for comparable positions. Generally, the agreements permit the employee to elect to continue to participate in the Camden employee benefit plans in existence on the Effective Date or to elect to be covered by benefit plans offered by TDS.

    Indemnification

           The Merger Agreement provides for indemnification obligations of Camden Shareholders and TDS in certain circumstances.

           By their approval of the Merger Agreement and their receipt of the Merger Consideration, the Camden Shareholders jointly and severally have agreed to indemnify, hold harmless and defend TDS and each of its officers, directors, employees, affiliates, subsidiaries, successors and assigns (the "TDS Indemnitees"), against any claim, demand, loss, expense, obligation or liability, including interest, penalties and reasonable attorneys' fees (collectively, "Losses") incurred by any TDS Indemnitee relating to, resulting from or arising out of (a) any breach by Camden or the Camden Shareholders in the performance of their respective obligations
    under  the   Merger  Agreement,   (b)  the  inaccuracy  of   any  of   the
    representations or warranties made by Camden in the Merger Agreement, in any exhibit or schedule thereto, or in any other instrument delivered in
    accordance  with  the  provisions  thereof,  or  (c)   any  action,  suit,
    proceeding, assessment or judgment incident to any of the foregoing.

           TDS  has agreed to  indemnify, hold  harmless and  defend the Camden
    Shareholders,  and  each   of  Camden's  officers,  directors,   employees
    affiliates,    subsidiaries,   successors   and   assigns   (the   "Camden
    Indemnitees"), against all Losses incurred by any of them relating to, resulting from or arising out of (a) any breach by the TDS or Sub in the performance of their respective obligations under the Merger Agreement,
    (b) the inaccuracy of any of the representations made by TDS or Sub in the Merger Agreement, in any schedule or exhibit thereto, or in any instrument executed or delivered in accordance with the provisions thereof, or (c) any action, suit, proceeding, assessment or judgment incident to any of the foregoing.

    Registration and Listing

           TDS has registered the TDS Common Shares issuable upon conversion of the Camden Shares in the Merger pursuant to a filing with the Commission of a Registration Statement on Form S-4 with respect to, and will take any actions necessary under the state blue sky or securities
    laws in  connection with, the issuance  of such shares.   TDS will use its
    best efforts to cause such shares to be approved for listing on the American Stock Exchange, upon official notice of issuance, at or prior to the Effective Date.

    Certain Federal Income Tax Consequences

           The following discussion summarizes certain federal income tax considerations involved in the exchange of Camden Shares for TDS Common
    Shares  in  the Merger.    The Merger  will constitute  either  a tax-free
    reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") or a taxable exchange of
    shares.     Accordingly,  the  following   discussion  addresses  the  tax
    consequences of the Merger in both circumstances.

           Tax-Free Reorganization.   If  the Merger  qualifies  as a  tax-free
    reorganization within the meaning of section 368(a) of the Code, no gain or loss will be recognized by a holder of Camden Shares upon the exchange of Camden Shares solely for TDS Common Shares. The aggregate basis of the TDS Common Shares received in the Merger by a holder of Camden Shares (including any fractional TDS Common Share for which cash is received) will be the same as the aggregate basis of Camden Shares surrendered in
    exchange therefor.   The holding period of  the TDS Common Shares received
    in the Merger by a holder of Camden Shares (including any fractional TDS Common Share for which cash is received) will include the holding period of Camden Shares surrendered in exchange therefor, provided that the holder held Camden Shares as capital assets as of the Effective Date. A holder of Camden Shares who receives cash in lieu of a fractional TDS Common Share will be treated as if the holder received the fractional TDS
    Common Share and then received cash from  TDS in redemption thereof.   The
    holder will recognize gain or loss equal to the difference between the amount of cash received and the tax basis allocable to the fractional TDS
    Common Share.   This gain or  loss will be  capital gain or  loss provided that the holder held his TDS Common Shares as capital assets as of the Effective Date, and will be long-term capital gain or loss if the holding period of the TDS Common Shares, as of the Effective Date, is more than one year.

           Taxable  Exchange of Shares.   If  the Merger  constitutes a taxable
    exchange of shares, each holder of Camden Shares will recognize gain or loss equal to the difference between the fair market value of the TDS Common Shares and/or cash, if applicable, received in the Merger and the holder's basis in the Camden Shares surrendered in exchange therefor. This gain or loss will be capital gain or loss provided that the holder held his Camden Shares as capital assets as of the Effective Date, and will be long-term capital gain or loss if the holding period of Camden Shares, as of the Effective Date, is more than one year.

           Continuity  of  Interest Test.    Although  there  are  a number  of
    requirements that must be satisfied in order for the Merger to qualify as a tax-free reorganization, one significant issue regarding whether the Merger qualifies as tax-free relates to the continuity of interest test. In order for this test to be satisfied, the holders of Camden Shares must retain after the Merger a sufficient continuing interest in Camden through
    ownership  of  TDS  Common  Shares.    Under  the  interpretation  of  the
    continuity of interest test used by the IRS for the purpose of issuing advance rulings, the test will not be satisfied unless the holders of Camden Shares prior to the Effective Date retain, in the aggregate, TDS Common Shares with a value, as of the Effective Date, equal to at least 50% of the value of all of the Camden Shares as of the same date. Sales or other dispositions of TDS Common Shares that are part of a plan of reorganization will be considered in determining whether the continuity of interest test is met. If the sales or other dispositions of TDS Common Shares are sufficient to prevent the continuity of interest test from being satisfied, the Merger will constitute a taxable transaction, with the results described above.

           THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED HEREIN FOR INFORMATIONAL PURPOSES ONLY AND IS BASED UPON CURRENT LAW AND INTERPRETATIONS THEREOF. BECAUSE THE TAX CIRCUMSTANCES OF EACH HOLDER OF CAMDEN SHARES MAY DIFFER, EACH HOLDER OF CAMDEN SHARES IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THE HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

    Accounting Treatment

           The Merger will be accounted for under the purchase method for accounting and financial reporting purposes.

    Regulatory Approvals

           The Merger  must be approved by  the IURC  which regulates providers
    of  telephone service  in Indiana.   The  transfer of  control  of certain
    microwave  radio licenses  held by Camden  to TDS  pursuant to  the Merger
    requires the  approval of  the Federal Communications Commission.   As  of
    June 23, 1995, the Federal Communications Commission had accepted for filing TDS's application for this transfer of control.

           TDS and Camden are aware of no other governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities and "blue sky" laws of Indiana.

    Dissenters' Rights

           Any holder of record of Camden Shares who follows the procedures specified in Sections 23-1-44-1 through 23-1-44-20 of the IBCL (the "Appraisal Provisions") is entitled to receive the "fair value" of such shares in lieu of the Merger Consideration that such shareholder would otherwise  be  entitled to  receive  pursuant  to  the  Merger  Agreement.
    Reference is made to the Appraisal Provisions, copies of which are attached to this Proxy Statement-Prospectus as Annex B, for a complete
    statement  of  the  appraisal  rights  of  dissenting  shareholders.   The
    following information is qualified in its entirety by reference to the Appraisal Provisions.

           If a holder of record of Camden Shares elects to exercise such shareholder's right to an appraisal under the Appraisal Provisions, such shareholder must satisfy ALL of the following conditions:

           (i) such shareholder must deliver a written notice of intent to demand the fair value of such shareholder's Camden Shares to Camden prior to the vote with respect to the Merger Agreement;

           (ii) such shareholder must not vote in favor of or consent in writing to the proposal to approve the Merger Agreement. A failure to vote will satisfy this condition, but voting in favor of or delivering a proxy in favor of the proposal to approve the Merger Agreement or an unmarked proxy will constitute a waiver or such shareholder's right to appraisal and will nullify any written demand for appraisal; and

           (iii) not less than 30 nor more than 60 days after receipt of the notice of procedure for dissenting shareholders from Camden (which Camden must send to all dissenting shareholders who properly file notice of intent to assert dissenters' rights) such shareholder must demand payment of the fair value of his or her Camden Shares (the "Initial Demand"), certify whether he or she acquired their Camden Shares before the date the Merger was first announced to the Camden Shareholders and deposit their Camden Shares with Camden.

           Under the Appraisal Provisions, record holders of Camden Shares are entitled to appraisal rights as described above, and the procedures to perfect such rights must be carried out by and in the name of such holders
    of record.   Persons who are  beneficial but not  record owners  of Camden
    Shares and
    who wish to exercise appraisal rights with respect to the Merger must submit to Camden, at the time of or before the assertion of the right, a written consent of the record holders of their shares.

           After the Effective Date Camden shall remit to each dissenting shareholder who has complied with the conditions set forth above an amount which Camden estimates to be the fair value of the Camden Shares held by each dissenting shareholder. Along with the remittance, Camden shall also send: (i) a year end balance sheet and statements of income and changes in shareholders' equity for any fiscal year of Camden ending 16 months or less before the Effective Date, together with the latest available interim financial statements; (ii) an estimate by Camden of the fair value of Camden Shares; and (iii) a statement of the dissenting shareholder's right
    to demand  an additional  payment, as  described below.   If a  dissenting
    shareholder believes that the fair value of Camden Shares is greater than the amount remitted by Camden, then, within 30 days after Camden mails the remittance, the dissenting shareholder may give written notice to Camden of such shareholder's own estimate of the fair value of Camden Shares, and
    demand payment of  the difference (the "Supplemental Demand").   Within 60
    days after receiving the Supplemental Demand, Camden shall either: (i) pay the dissenting shareholder the amount demanded (or such other amount agreed to by such shareholder), or (ii) file a petition requesting that the Indiana state court located in County of Carroll (the "Court") determine the fair value of the Camden Shares.

           The Court  may appoint one or more persons as  appraisers to receive
    evidence and  recommend a decision on  the question of  fair value.   Fair
    value means the value of Camden Shares immediately before the effectuation of the Merger, excluding appreciation or depreciation in anticipation of
    the Merger, unless  such exclusion would be inequitable.   Dissenters will
    be entitled to judgment for any amount by which the fair value of their shares, plus interest, is found to exceed the amount previously remitted. Fair value may be found by the Court to be more, less or the same as the amount offered by Camden or the amount the shareholder would have received had he or she not dissented from the Merger.

                                 BUSINESS OF TDS

           TDS   is  a  diversified  telecommunications  service  company  with cellular telephone, local telephone and radio paging operations. At March 31, 1995, TDS served approximately 1.6 million customer units in 37 states, including 478,000 cellular telephones, 410,000 telephone access
    lines and  705,100 pagers.   For the  twelve months  ended March 31, 1995,
    cellular operations provided  47% of TDS' consolidated revenues; telephone
    operations  provided  41%;  and  paging  operations  provided  12%.   TDS'
    business development strategy is to expand its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize TDS' expertise in customer-based telecommunications services.

           TDS conducts substantially all of its cellular operations through its 81.1%-owned subsidiary, United States Cellular Corporation (American Stock Exchange symbol "USM"), which is engaged through subsidiaries and joint ventures primarily in the development and operation of an the
    acquisition of interests  in cellular markets.   As of March 31,  1995 USM
    owns, operates,  invests in  and has  the right  to acquire  interests  in
    cellular  telephone   systems  representing  approximately  25.2   million
    population  equivalents  in  210  markets  in  36  states.    USM  owns  a
    controlling interest in and manages cellular systems serving 135 markets ("consolidated markets").

           TDS conducts substantially all of its telephone operations through its wholly owned subsidiary, TDS Telecommunications Corporation ("TDS
    Telecom").   As  of  March 31,  1995 TDS  Telecom operates  100  telephone
    companies  serving 410,000  access  lines in  29 states.   TDS  Telecom is
    expanding through the selective acquisition of local exchange telephone companies serving rural and suburban areas and by offering additional lines of telecommunications products and services to existing customers.

           TDS conducts substantially all of its radio paging operations through its 82.5%-owned subsidiary, American Paging, Inc. (American Stock
    Exchange  symbol "APP").   APP  offers radio  paging and  related services
    through its subsidiaries.   As of  March 31, 1995 APP provides  service to
    705,100 paging units through 36 sales and  service operating centers in 14
    states and  the District of Columbia.   APP's service  areas cover a total
    population of approximately 75 million.

           TDS was incorporated  in Iowa in  1968.  TDS' executive  offices are
    located  at  30  North  LaSalle Street,  Chicago,  Illinois  60602.    Its
    telephone number is 312-630-1900.


                        INFORMATION WITH RESPECT TO CAMDEN

    Business of Camden

           Camden Telephone Company, Inc. ("Camden") is an Indiana corporation organized in 1958 for the purpose of constructing, maintaining and operating a telephone plant and equipment to provide telephone service to subscribers within its prescribed service area in the State of Indiana. Camden currently has four full-time employees. The principal office of Camden is located at 170 W. Main Street, Camden, Indiana, and its telephone number is 219-686-2111.

           Camden provides telephone service to approximately 1600 single party line customers located in a 150 square mile area surrounding the
    Town  of  Camden  in  the  Counties  of  Carroll and  Cass,  Indiana.   No
    statistics are available as to the population of Camden's service area which is restricted to the certificates of public convenience and
    necessity  issued  by the  IURC.   The  IURC will  allow expansion  of the
    service area by application process, but only in the event an area has been abandoned or is not served by another telephone company.

           Digital switching, recording, equal access and a full array of custom-calling features are provided to Camden customers using a single Northern-Telecom DMS-10 digital central office switch installed in 1982.

           Camden  currently  has  contracts   with  long  distance   telephone
    carriers for the transmission of long distance service by Camden to its customers. Camden does not share in the proceeds of toll charges for long
    distance service.   Camden charges the  subscriber a toll  set by the long
    distance carrier and remits all of the payment to the carrier. Camden is compensated for the toll services it provides through access charges to the carriers based on rates established by the Federal Communications Commission for interstate calls and by the IURC for Camden's intrastate calls. See "Management's Discussion and Analysis of Financial Condition and Statement of Operations."

           Camden's contracts with its  long distance carriers remain in effect
    unless  cancelled  by  either  party.    If  any  of  these contracts  are
    cancelled,  other long  distance carriers  are  available to  provide long
    distance service.   In the unlikely  event of a  cancellation of  any long
    distance contract, no adverse impact upon Camden is anticipated.

           Future growth and attendant increased revenues of Camden depend principally on the future development of the area which it serves. Future growth and increased indebtedness may also result from upgrades in service
    and  additional services  made possible  by advances  in technology.   See
    "Management's Discussion and Analysis of Financial Condition and Statement of Operations."

           Camden's policy is to upgrade its plant and equipment as required and to furnish to its customers technological advancements which are
    economical.    For  example,  Camden  converted its  exchange  to  digital
    switching   technology  in   1982  and   is  currently   replacing  copper
    transmission cable with fiber optic cable, which is easier to maintain.

           Management believes that the current plant and equipment in use by Camden are considered modern by accepted telephone industry standards. Camden's current plant has the capacity to handle 2,500 access lines. As of December 31, 1994, Camden had 1,598 access lines leaving a growth potential of 902 access lines or an increase of 56% over its current level of service. With the current level of its plant and equipment, Camden can reasonably expect to meet its needs for future customer growth.

           No material changes in the operation of the business of Camden are expected from the date of the financial statements of Camden included in this Proxy-Statement Prospectus.

    Property of Camden

           Camden operates three telephone exchanges at its headquarters in Camden, Indiana. The property of Camden consists principally of tangible property, including telephone lines, central office equipment, telephone instruments, land and buildings related to telephone operations and motor
    vehicles  and equipment.   Telephone  lines include  buried cable,  aerial
    cable, poles  and wire.   Central office equipment  consists of  switching
    equipment,  carrier   equipment  and   related  facilities.      Telephone
    instruments and related equipment are located on the subscribers' premises and include private branch exchanges. Included in land and buildings is a 2,800 square foot office building at 170 W. Main Street in Camden, Indiana owned by Camden and maintained as its headquarters.

           The plant and equipment of Camden are maintained in good operating condition and are suitable and adequate for Camden's operations. Camden
    does  not  lease a  significant  amount  of plant  or  equipment.   Camden
    telephone lines are located either on private or public property by virtue of easements or other arrangements.

           In addition to its tangible property, Camden owns  a 51% interest in
    Camden Cellular Telephone Company.   Camden Cellular Telephone Company  is
    the general partner in Indiana RSA No. 4 Limited Partnership (the "Partnership") which is the Licensee for the Indiana RSA No. 4 FCC
    cellular wireline  authorization.   Camden  also owns  a  13.775%  limited
    partnership interest in the Partnership.

    Legal Proceedings of Camden

           Camden does not have any material pending or threatened litigation.

    Changes in and Disagreements with Accountants of Camden

           There have been no changes in or disagreements with the independent accountants of Camden during the two most recent fiscal years or any subsequent interim period.

    Authorized and Outstanding Securities of Camden

           The only class of securities of Camden authorized by the Articles of Incorporation of Camden consists of 560 shares of Capital Stock,
    Common, without par value.   Camden shareholders do not have the  right to
    vote their shares cumulatively for the election of directors or other purposes and do not have preemptive rights to purchase additional securities. On the record date set for the special meeting there were 280 shares of common stock of Camden outstanding held by 68 record holders.

    Market for Shares and Dividends

           There is no public or established  private market for Camden  common
    stock.   Camden  paid dividends  of  $800 per  share  of common  stock, an
    aggregate  of  $224,000, on  April  5, 1994  and March  10, 1995.   Future
    dividends will be subject to the discretion of the Board of Directors of Camden and will depend on, among other things, future earnings, the operating and financial condition, capital requirements and general business conditions.

    Security  Ownership  of   Directors,  Executive  Officers  and  Management
    Employees

           The following table sets forth as of the record date for this meeting the beneficial ownership of the directors, officers and management employees of Camden.

                                                   Number of
                                                   Camden Shares
                       Position(s)                 Beneficially     Percent
 Name                  and Office(s)               Owned            of Ownership

 James Sullivan      President and Director              5             1.78%
 J. Robert McCain    Vice President, Assistant
                      General Manager and Director      15             5.36%
 Joann Johnson       Secretary, Treasurer
                      and Director                       5             1.78%
 Lloyd Yerkes        Director                            5             1.78%
 Joe B. Sullivan     Director                            5             1.78%
 Jack Ford           General Manager                     0                0%
                                                       ---             -----
 All directors, officers and
   management employees,
   as a group (a total of 6)                            35            12.50%

           No director, officer or management employee of Camden owns more than 5.36% of its outstanding voting shares.

    Directors, Executive Officers and Management Employees

           The directors, officers and management employees of Camden, the positions and offices, the ages of such persons, and their term of office as of the Camden Record Date are set forth below:


                                 Date First     Date          Date First
                                 Elected As     Term          Appointed as
    Name:              Age       Director       Expires       Officer or Manager

    James Sullivan     56          4/1986       4/1997              1995
    J. Robert McCain   47          4/1986       4/1996              1971
    Joann Johnson      70         12/1994       4/1998              1995
    Lloyd Yerkes       79          4/1958       4/1996              1985
    Joe B. Sullivan    76          5/1967       4/1997               --
    Jack Ford          60            --           --                1977

    James Sullivan - President and Director
    --------------
     Graduated from Indiana College of Mortuary Science in 1958. Employed by Fisher's Funeral Home, Logansport, Indiana from 1958 to 1960. Served in United States Coast Guard from 1960 to 1964. Owner of Sullivan Funeral Home, Inc., Camden, Indiana from 1964 to 1988. Employed by Hildebrand Industries, Batesville, Indiana from 1988 to present. Received a Bachelor Degree in Business Management in 1994.

    J. Robert McCain - Vice President, Assistant General Manager and Director
    ----------------
     Served in the U.S. Army from 1968 - 1971. Employed by Camden Telephone Company, Inc. from 1971 to present.

    JoAnn Johnson - Secretary, Treasurer and Director
    -------------
     Co-Owner of E.E. Johnson Plumbing Contractors Co., Camden, Indiana from 1946 to 1985. Currently retired.

    Lloyd Yerkes - Director
    ------------
     President of Yerkes Trucking Company, Inc., Camden, Indiana from 1948 to 1988. Currently retired.

    Joe B. Sullivan - Director
    ---------------
     Co-owner of  Yeager  & Sullivan,  Inc.  from  1952 to  1977.    Currently
    retired.

    Jack Ford - General Manager
    ---------
     Served in the U.S. Army from 1953 to 1956. Employed by Western Electric Corporation, Los Angeles, California from 1956 to 1959. Employed by I.T.T. Corporation as Senior Customer Service Engineer, Milan, Tennessee from 1959 to 1977. Employed by Camden Telephone Company, Inc. Camden, Indiana as General Manager from 1977 to present.

    Compensation of Directors, Officers and Management Employees

           The following table sets forth the cash compensation paid by Camden for the fiscal year ended December 31, 1994, to James Sullivan, Camden's Chief Executive Officer.

     Name                       Cash Compensation Paid
     -----                      ----------------------

     James Sullivan             $4,400

    Benefit Plans

           The Camden Telephone Company VIP Qualified Plan and Trust (the "Qualified Plan") is a defined contribution plan designed to provide retirement benefits for eligible employees of Camden. Under the Qualified Plan, Camden makes annual contributions based upon actuarial assumptions and a formula designed to fund a target pension benefit for each participant commencing generally upon the participant's attainment of
    retirement age.   Individual accounts are maintained  for all participants
    in the Qualified Plan. A participant's retirement benefit is based solely on amounts contributed to his account, as well as any income, expenses, gains and losses attributable to his account, plus his allocated share of forfeitures of other participants' accounts.

    Certain Relationships and Related Transactions

           Camden has no material business relationships with, did not engage in any material transactions with and had no material indebtedness due from, any of its directors and officers or any member of their families or their affiliates.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND RESULTS OF OPERATION

           The following discussion is presented to assist in assessing the changes in financial condition and performance of Camden Telephone Company, Inc. ("Camden") over the three most recent fiscal years and the
    three  month  periods  ended  March  31,  1995 and  1994.    The following
    information should be read in conjunction with the financial statements and related notes and other detailed information regarding Camden included elsewhere in this Proxy Statement-Prospectus.

           Camden is a supplier of telephone services to subscribers within its prescribed service area. Its income is derived from subscriber fees charged to its customers and from access charges imposed pursuant to
    contracts with  long-distance ("interexchange") telephone carriers.   Both
    the fees charged to Camden s customers for its services and the access charges to interexchange carriers are based upon rates established by the Indiana Utility Regulatory Commission ("IURC") for intrastate services and the Federal Communications Commission ("FCC") for interstate services. Generally, these fees are a function of a prescribed return on Camden s investment in plant and equipment and its cost of services provided to its subscribers.

           The audited financial statements for the years ended December 31, 1994, 1993, and 1992, and the unaudited financial statements for the periods ended March 31, 1995 and 1994, included in this Proxy Statement-Prospectus are stated to comply with the financial reporting requirements mandated by generally accepted accounting principles reflecting practices
    appropriate to the telephone industry.   Camden uses a  fiscal year ending
    December 31.

           Net income totaled $449,372, $349,614 and $367,832 for the three fiscal years ended 1994, 1993 and 1992, respectively, reflecting an
    increase of  28.5% in 1994 and  an decrease of 5.0%  in 1993.   Net income
    totaled $85,538 and $124,595 for the three month periods ended March 31, 1995 and 1994, respectively. See the analysis set forth in "Operating Revenues," "Operating Expenses" and "Other Items" listed below.

           Earnings per share  were $1,605 in 1994,  $1,249 in 1993 and  $1,314
    in 1992  based upon  280 shares  outstanding in each year.   Earnings  per
    share for the three month periods ended March 31, 1995 and 1994 were $305 and $445, respectively, based upon 280 shares outstanding in each period.

    OPERATING REVENUES

           In the years ended December 31, 1994, 1993, and 1992, operating revenues totaled $1,220,607, $1,084,179 and $1,044,977, respectively.
    This equates to  increases of 12.6% in  1994 and 3.8% in 1993.   Operating
    revenues for the three month periods ended March 31, 1995 and 1994 totaled $288,141 and $293,745, respectively, reflecting a decrease of 1.9%.

           Local network service revenues are derived from providing local telephone exchange service within Camden s franchise area. Local network service revenues increased $5,534 (2.2%) and $6,945 (2.8%) in 1994 and 1993, respectively.

           Network access service revenues result from charges assessed to interexchange network to transmit long-distance communications ("toll
    calls").    Such  revenues  are  based upon  the  allocation  of operating expenses and telephone plant investment to interstate and intrastate jurisdictions under cost separation procedures established by the FCC. Revenues are designed to cover expenses and provide a rate of return on
    plant  investment.    Charges  to  interexchange  carriers for  interstate
    network usage are based on tariffs filed with the FCC by the National Exchange Carriers Association ("NECA"), a service organization formed after the AT&T divestiture for the purpose of administering collection and distribution of revenues between its member local exchange carriers and
    the  interexchange  carriers.    Charges  to  interexchange  carriers  for
    intrastate  network usage  are  based  on  tariffs  established  by  state
    regulatory  agencies.    The  interstate  portion  of  these  revenues  is
    initially received based on estimates of expenses, plant investment and rates of return for the settlement period (usually a calendar year). The intrastate portion of these revenues is received based on approved tariffs and is influenced by changes in traffic levels as measured by minutes of use.

           Network access service  revenues increased $118,759 (16.8%) in  1994
    and $44,628 (6.8%) in 1993.   The increase in 1994 resulted primarily from
    an increase in message volume. The increase in 1993 was mainly due to a switched access rate increase.

           Billing and  collection revenues increased $8,154 (7.8%) in 1994 and
    decreased $1,373  (1.3%) in 1993.   The  increase in  1994 was  due to  an
    increase in message volume.

           Local  network services  revenues increased  $5,126 (8.4%)  for  the
    three  months ended  March 31,  1994.   Network access  revenues decreased
    $8,590 (4.3%). Billing and collection revenues decreased by $1,358 (4.8%) for the three months ended March 31, 1995.

           The operating revenue of Camden will not be impacted if the pending Merger with Sub is not consummated.

    OPERATING EXPENSES

           Operating expenses totaled $584,072, $577,996 and $552,276 for the years ended 1994, 1993 and 1992, respectively. This equates to increases of 1.1% in 1994 and 4.7% in 1993. Operating expenses for the three month periods ended March 31, 1995 and 1994 totaled $161,304 and $126,209,
    respectively.   This  27.8%  increase resulted  primarily  from additional plant repairs, additional wage expense, expenditures on meetings, and a consultant report for management.

           Plant specific operations  expenses increased $1,561 (1.5%) in  1994
    and $11,501 (12.0%) in 1993.   The 12% increase in 1993 related mainly  to
    increased repair costs of central office switching and transmission facilities.

           Plant nonspecific operations expenses did not change in 1994 and increased $1,860 (3.5%) in 1993.

           Depreciation and amortization decreased $18,593 (11.9%) in 1994 and increased $3,145 (2.1%) in 1993. The 11.9% decrease in 1994 was primarily due to reduced depreciation from assets that were fully depreciated.

           Customer operations expense increased $9,050 (11.8%) in 1994 and $5,236 (7.3%) in 1993. The 11.8% increase in 1994 was mainly due to an increase in the cost of call completion services and labor costs to provide customer service while the 7.3% increase in 1993 was primarily due to the increased costs of customer service.

           Corporate operations expense increased $14,092 (7.7%) in 1994 and $3,978 (2.2%) in 1993. The 7.7% increase in 1994 was primarily due to the costs of billing additional interexchange carriers.

           Operating taxes  consist of federal and  state income  taxes as well
    as property  taxes.   Total operating taxes increased  $56,320 (29.9%)  in
    1994  and  $18,281 (10.8%)  in  1993.    The 29.9%  increase  in 1994  was
    primarily attributable to the $63,155 (58.3%) increase in federal income taxes related to the increase in operating income. The 1993 increase was attributable mainly to the adjustment of deferred taxes when the Company adopted FASB Statement 109, "Accounting for Income Taxes".

           The operating expenses of Camden will not be impacted if the pending merger with Sub is not consummated.

    OTHER ITEMS

           Interest income totaled  $46,370, $59,200 and  $74,124 in 1994, 1993 and 1992, respectively, resulting in decreases of 21.7% in 1994 and 20.1% in 1993. Interest income has steadily decreased over the past two years primarily because of decreases in interest rates after reinvestment of funds.

           Partnership income was  $69,566, $62,678 and  $89,680 in  1994, 1993 and 1992, respectively, an increase of 11.0% in 1994 and a decrease of 30.1% in 1993. Partnership income for the three months ended March 31,
    1994 was $30,994.   No  partnership income was  received during  the three
    months ended March 31, 1995. Partnership income is recognized when it is distributed by the partnership. Partnership distributions vary according
    to  the  cash  needs  of  the  partnership.   These  distributions  do not
    necessarily correspond to income at the partnership level.

           Federal and state income taxes - nonoperating generally reflect the changes in the level of pretax nonoperating income.

           Interest expense totaled $33,699, $59,604 and $67,854  in 1994, 1993 and 1992, respectively, resulting in decreases of 43.5% in 1994 and 12.2% in 1993. This reduction in interest expense relates to the reduction in long-term debt in each of the years.

    LIQUIDITY AND CAPITAL RESOURCES

           Cash and cash equivalents, temporary investments and government securities were $1,063,264, $1,266,310 and $927,068 as of December 31,
    1994, 1993 and 1992, respectively. This represents a 14.7% increase from December 31, 1992 to December 31, 1994.

           Cash  flows  from  operating  activities  were  $663,381  in   1994,
    $478,004 in 1993 and  $514,804 in 1992.  The 38.8% increase  in cash flows from operating activities in 1994 primarily results from the increase in net income and accounts payable offset by the reduction in depreciation and deferred income taxes. The 7.1% decrease in 1993 was primarily due to the reduction in net income and the change in working capital.

           Cash  flows from  investing  activities  were $356,063  in 1994  and
    $49,881 in 1993.   Cash flows used in  investing activities was $90,166 in
    1992.   The increase in 1994  was due primarily from the  maturity of U.S.
    Government  securities offset by  the purchase of plant  and equipment and
    municipal bonds.   The  increase in 1993 reflects  the excess  of proceeds
    from the maturity of temporary cash investments and U.S. Government securities over the purchases of these investments and other investments.


           Cash  flows used  in  financing  activities were  $788,655 in  1994,
    $550,562  in 1993  and $230,980  in  1992.   The  primary reasons  for the
    increases in each year relate to the changes in principal payments on long term debt and dividend payments.

           In  1995  capital expenditures  are  expected  to  be  approximately
    $125,000.   The  money  is to  be used  for an  upgrade of  central office
    equipment and  repair  of  outside  plant  cable.   It  is  expected  that
    internally generated funds will be used to finance these improvements.

           It is expected that internally generated funds will be adequate to meet current and future operating needs of Camden. However, while cash flows generated from operations are expected to be sufficient to meet the future operating needs of Camden, future capital expenditures may require
    additional borrowing.   The specific means of obtaining the  financing and
    its resulting impact on the financial position and earnings capacity of Camden have not been determined.

           Inflation and changing prices did not have a material effect on Camden s financial position or earnings during the three years ended December 31, 1994.

           Management of Camden believes that its liquidity and capital operating resources are presently adequate for its anticipated needs and will not be materially impacted if the pending merger with Sub is not consummated.

    Material Changes in Financial Condition from December 31, 1994 to March 31, 1995

           Subsequent   to  the   original  issuance   of   Camden's  financial
    statements for the year ended December 31, 1994, Camden discovered that in 1994 excess billings to interexchange carriers had caused 1994 revenues to
    be  overstated by $125,260.   The adjustment to  revenues reduced reported
    net income and shareholders' equity by $76,267.

           There   have  been  no  other  material  changes  in  the  financial condition of Camden from December 31, 1994 to March 31, 1995 nor are any material changes anticipated for the remainder of 1995.

                           DESCRIPTION OF CAMDEN SHARES

           The only class of capital stock of Camden authorized by the Articles of Incorporation of Camden, as amended, consists of Camden
    Shares.   The Articles  of Incorporation of Camden  authorized 560  Camden
    Shares  without  par  value.   There  were  280 Camden  Shares  issued and
    outstanding on the Camden Record Date.

           Holders of Camden  Shares are entitled  to one vote for  each Camden
    Share held on all  matters submitted to a vote of shareholders.   Pursuant
    to the Articles of Incorporation of Camden, in the election of directors, shareholders are not permitted to cumulate their votes. All issued and outstanding Camden Shares are fully paid and non-assessable.

           Pursuant to Section 23-1-28-3 of the IBCL, the Board of Directors of Camden may not make a distribution to its shareholders if, after giving effect to such distribution (a) Camden would not be able to pay its debts as they become due in the ordinary course of business or (b) its total assets would be less than its total liabilities.

           Upon liquidation of Camden, the holders of Camden Shares are entitled to share ratably in the distribution of all assets remaining after provision for the creditors of Camden.


                          DESCRIPTION OF TDS SECURITIES

           The authorized capital stock of TDS consists of 100,000,000 TDS Common Shares, $1.00 par value, 25,000,000 Series A Common Shares, $1.00 par value ("Series A Common Shares"), and 5,000,000 shares of Preferred
    Stock, without  par value  ("Preferred  Stock").   As of  March 31,  1995,
    50,252,919 TDS Common Shares (excluding 484,012 Common Shares held by a subsidiary of TDS), 6,876,432 TDS Series A Common Shares and 452,553 TDS Preferred Shares were outstanding and 31,431 TDS Common Shares were issuable in connection with acquisitions.

    Voting Trust

           Over 90% of TDS's outstanding Series A Common Shares are held in a voting trust which expires on June 30, 2009. The voting trust was created
    to  facilitate  the   long-standing  relationships  among  the   trustees'
    certificate holders.  By virtue of the number  of shares held by them, the
    voting  trustees have  the  power to  elect  75% of  the Directors.    The
    trustees of the voting trust are LeRoy T. Carlson, Jr., a director and the President of TDS, Walter C.D. Carlson, a director of TDS, Letitia G. Carlson, Melanie J. Heald and Donald C. Nebergall, a director of TDS.

    Preferred Stock

           The Board of Directors of TDS is authorized by the Articles of Incorporation of TDS to issue Preferred Stock from time to time in series and to establish as to each series the designation and number of shares to be issued, the dividend rate, the redemption price and terms, if any, the amount payable upon voluntary or involuntary dissolution of TDS, sinking fund provisions, if any, voting rights, if any, and the terms of conversion into TDS Common Shares, if provided for. As of March 31, 1995, an aggregate of 452,553 shares of Preferred Stock of TDS were outstanding, all of which were issued in connection with acquisitions.

    Voting Rights

           With respect to the election of directors, the holders of TDS Common Shares, and the holders of Preferred Stock issued before October 31, 1981 (an aggregate of 11,476 shares), voting as a class, are entitled to elect 25% of the Board of Directors of TDS, rounded up to the nearest
    whole number.   The holders of Series A Common  Shares, and the holders of
    Preferred Stock issued after October 31, 1981 (an aggregate of 441,077 shares), voting as a class, are entitled to elect the remaining members of the Board of Directors of TDS. Furthermore, the Articles of Incorporation provide for the Board of Directors to be divided into three classes. Each class is elected for a three-year term. The Board of Directors currently
    consists  of eleven  directors.   Accordingly, the  holders of  TDS Common
    Shares, and the holders of Preferred Stock issued before October 31, 1981, are entitled to elect three directors.

           The holders of TDS Common Shares and the outstanding Preferred Stock are entitled to one vote per share and the holders of Series A Common Shares are entitled to ten votes per share. The holders of TDS Common Shares, Series A Common Shares and Preferred Stock vote as a single class, except with respect to the election of directors as discussed above and with respect to certain amendments to the Articles of Incorporation (e.g., amendments prejudicial to the holders of a class), as to which the Iowa Business Corporation Act grants class voting rights.

           If the number of Series A Common Shares issued and outstanding at any time falls below 500,000 (because of the conversion of Series A Common Shares or otherwise), the holders of Series A Common Shares would lose the right to vote as a separate class (with the holders of Preferred Stock issued after October 31, 1981) in the election of approximately 75% of the directors, and thereafter the holders of Series A Common Shares (with ten votes per share) would vote with the holders of TDS Common Shares and
    Preferred  Stock  as  a  single  class  in  the  election  of   directors.
    Management of TDS believes it is unlikely that the number of outstanding Series A Common Shares will fall below 500,000, because more than 6,000,000 Series A Common Shares are held in the voting trust described above, and the trustees of the voting trust have indicated that they have no present intention of converting Series A Common Shares into TDS Common
    Shares.   However,  if the  number of outstanding  Series A  Common Shares falls  below 500,000 with  the consequences described above,  then the TDS
    Common Shares listed on the American Stock Exchange may be delisted because the holders of such shares would not have the right, voting as a separate class, to elect approximately 25% of the Board of Directors.

    Dividend Rights and Restrictions

           Subject  to  the  satisfaction  of  all  Preferred  Stock   dividend
    preference and redemption provisions, holders of TDS Common Shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors. Unless the same, or greater, dividends, on a per share basis, are declared and paid at the same time on the TDS Common
    Shares, no dividends may be declared or paid on the Series A Common Shares. As of March 31, 1995, the annual preferred dividend requirements on all outstanding Preferred Stock aggregated $2,533,000.

           In  the  case  of  stock  dividends,   the  Board  of  Directors  is
    authorized to permit both the holders of TDS Common Shares and Series A Common Shares to elect to receive cash in lieu of stock.

           Under TDS's loan agreements, at December 31, 1994, all of TDS's consolidated retained earnings were available for the payment of dividends on TDS Common Shares and Series A Common Shares.

    Conversion Rights

           The  TDS Common  Shares have  no  conversion rights.   The  Series A
    Common Shares are convertible, on a share-for-share basis, into TDS Common
    Shares.    An  aggregate  of  288,086  shares  of  Preferred  Stock   were
    convertible into 944,057 TDS Common Shares as of March 31, 1995.

    Other Rights

           The TDS Common Shares and Series A Common Shares have no redemption or sinking fund provisions. An aggregate of 156,988 shares of Preferred Stock at March 31, 1995 had mandatory redemption features. An aggregate of 295,565 shares of Preferred Stock were redeemable at the option of TDS as of March 31, 1995.

           Upon liquidation, holders of TDS Common Shares and Series A Common Shares are entitled to receive a pro rata share of all assets available to shareholders after payment to holders of the shares of Preferred Stock of $100 per share (or, in the aggregate, $45,265,988 as of March 31, 1995), plus a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed for each series of Cumulative Preferred Stock by the Board of Directors. At March 31, 1995, there were no unpaid or accumulated dividends payable on the shares of Preferred Stock.

           The holders of Series A Common Shares have a preemptive right to purchase any additional Series A Common Shares sold for cash, including treasury shares. Holders of TDS Common Shares and Preferred Stock have no preemptive rights.

    General

           All issued and outstanding TDS Common Shares and Series A Common Shares and shares of Preferred Stock are fully paid and nonassessable, and all TDS Common Shares offered hereby will be fully paid and nonassessable when issued.

           The Transfer Agent and Registrar for the TDS Common Shares and Series A Common Shares is Harris Trust and Savings Bank, Chicago, Illinois. TDS transfers its Preferred Stock on its own books.

           TDS has and will continue to distribute annual reports to its shareholders which will contain its audited financial statements.

          COMPARATIVE RIGHTS OF TDS SHAREHOLDERS AND CAMDEN SHAREHOLDERS

           If the Merger is consummated, shareholders of Camden, an Indiana corporation, will become shareholders of TDS, an Iowa corporation, and their rights will be governed by the Iowa Business Corporation Act instead of the IBCL, and by the Articles of Incorporation of TDS instead of the Articles of Incorporation of Camden, which differ in many respects. In addition to the matters described above under "Description of Camden Shares" and "Description of TDS Securities," there are other differences between the rights of shareholders in TDS, and those of shareholders in Camden, certain of which are described below:

    Preferred Stock

           No  dividends  may  be  paid  on  the TDS  Common  Shares  until all
    dividends due on Preferred Stock have been paid.   In addition, the rights
    of holders of TDS Common Shares upon liquidation of TDS are subordinate to the rights of preferred shareholders. Camden has no shares of capital stock with any dividend, liquidation or other preference.

    Limitation of Director Liability

           As permitted by Iowa law, the Articles of Incorporation of TDS includes a provision limiting or eliminating under certain circumstances directors' liability for monetary damages for breach of the duty of care. There is no similar provision in the Articles of Incorporation of Camden.

           The above does not present an exhaustive listing of all such differences and certain differences may exist which may be of significance
    to  particular shareholders.   Any  such shareholder  should refer  to the
    respective Articles of Incorporation and state corporation statutes, which are available in the offices of Camden.

                                  LEGAL MATTERS

           The validity  of the TDS Common Shares offered hereby will be passed
    upon for TDS by Sidley & Austin, Chicago, Illinois.   Walter C.D. Carlson,
    Michael G. Hron and William S. DeCarlo, a Director, Secretary and Assistant Secretary, respectively, of TDS, are members of that law firm. Mr. Carlson is also a trustee of a voting trust which controls TDS.

                                     EXPERTS

    TDS

           The audited consolidated financial statements and schedules of TDS incorporated by reference in this Proxy Statement-Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports incorporated by reference herein. The combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA
    Limited Partnership incorporated by reference in this Proxy Statement-Prospectus have been reviewed for compilation by Arthur Andersen LLP, as indicated in their report incorporated by reference herein. Reference is made to this report which includes an explanatory paragraph with respect to uncertainties discussed in
    Note 7 of the Notes to Unaudited Combined Financial Statements. The reports of other independent accountants on the underlying financial statements which have been combined are incorporated by reference herein. The financial statements and schedules referred to above have been incorporated by reference in reliance upon the authority of such firms as experts in accounting and auditing in giving said reports.

    Camden

           The balance sheets of Camden Telephone Company, Inc. as of December 31, 1994 and 1993 and the statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994 have been audited by Kehlenbrink, Lawrence & Pauckner, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

                       INDEX TO CAMDEN FINANCIAL STATEMENTS

    Interim Unaudited Statements:


    Balance Sheets as of March 31, 1995 and December 31, 1994 . . . F-2


    Statements of Income for the three month periods ended
             March 31, 1995 and 1994  . . . . . . . . . . . . . . . F-4


    Statements of Changes in Shareholders' Equity for the three month periods ended March 31, 1995 and 1994  . . . . . F-5


    Statements of Cash Flows for the three month periods ended
             March 31, 1995 and 1994  . . . . . . . . . . . . . . . F-6

    Notes to Financial Statements . . . . . . . . . . . . . . . . . F-7

    Annual Audited Statements:


    Independent Auditor's Report  . . . . . . . . . . . . . . . . . F-8


    Balance Sheets as of December 31, 1994 and 1993 . . . . . . . . F-9


    Statements of Income for the years ended
             December 31, 1994, 1993 and 1992 . . . . . . . . . .  F-11


    Statements of Changes in Shareholders' Equity for
             the years ended December 31, 1994, 1993 and 1992   .  F-12


    Statements of Cash Flows for the years ended
             December 31, 1994, 1993 and 1992 . . . . . . . . . .  F-13


    Notes to Financial Statements . . . . . . . . . . . . . . . .  F-14

                             CAMDEN TELEPHONE COMPANY, INC.

                                     BALANCE SHEETS


                                                    (UNAUDITED)
                    ASSETS                           March 31,      December 31,
                                                        1995            1994
                                                   --------------  -------------
    CURRENT ASSETS
      Cash and cash equivalents                    $   667,719     $    849,552
      Temporary cash investments - at cost             213,712          213,712
      Telecommunications accounts receivable           128,505          127,643
      Income tax refund                                  1,418            ---
      Interest receivable                                5,618            7,164
      Material and supplies                             12,450           12,155
      Prepayments                                       12,492            6,024
      Deferred income tax                                3,757            3,757
                                                   --------------  -------------

                Total current assets               $ 1,045,671     $  1,220,007
                                                   --------------  -------------

    NONCURRENT ASSETS
      Leased equipment, net of accumulated
        depreciation of $27,620 and $26,130
        respectively                               $    14,234     $     15,914
      Investments, at cost                             200,000          200,000
      Investments, at fair value                        61,837           48,880
      Other investments                                286,348          286,348
      Unamortized debt issuance expense                     86              101
                                                   --------------  -------------

                                                   $   562,505     $    551,243
                                                   --------------  -------------

    TELECOMMUNICATIONS PLANT
      Telecommunications plant in service          $ 2,734,834     $  2,899,377
      Less - Accumulated depreciation                1,603,757        1,748,242
                                                   --------------  -------------

                                                   $ 1,131,077     $  1,151,135
                                                   --------------  -------------

                Total Assets                       $ 2,739,253     $  2,922,385
                                                   ==============  =============










             See selected information following these financial statements.

                             CAMDEN TELEPHONE COMPANY, INC.

                                     BALANCE SHEETS



                                                    (UNAUDITED)
       LIABILITIES AND STOCKHOLDERS' EQUITY          March 31,     December 31,
                                                       1995            1994
                                                  ---------------   ------------
    CURRENT LIABILITIES
      Current maturities on long-term debt -
        REA notes                                  $  110,850      $    112,009
      Accounts payable                                153,832           136,628
      Customer deposits                                 2,200             2,200
      Income tax payable                               29,622            81,498
      Other accrued taxes                              29,147            22,929
      Other current liabilities                        21,746            14,549
                                                   --------------  -------------

                Total current liabilities          $  347,397      $    369,813
                                                   --------------  -------------

    LONG-TERM DEBT
      REA Notes                                    $  293,830      $    320,395
                                                   --------------  -------------

    DEFERRED CREDITS
      Unamortized investment tax credits           $   83,350      $     85,940
      Deferred income taxes                           271,364           271,364
                                                   --------------  -------------

                                                   $  354,714      $    357,304
                                                   --------------  -------------

    STOCKHOLDERS' EQUITY
      Capital stock, common, without par
        value; 560 shares authorized, 280
          shares issued and outstanding            $   38,016      $     38,016
      Retained earnings                             1,705,296         1,843,758
      Net unrealized loss on marketable
        securities                                      ---              (6,901)
                                                   --------------  -------------

                                                   $1,743,312      $  1,874,873
                                                   --------------  -------------


                Total Liabilities and
                Stockholders' Equity               $2,739,253      $  2,922,385
                                                   ==============  =============







             See selected information following these financial statements.

                             CAMDEN TELEPHONE COMPANY, INC.

                                  STATEMENTS OF INCOME
                                       (UNAUDITED)

                                                     For The Three Months Ended
                                                   -----------------------------
                                                       March 31,      March 31,
                                                           1995           1994
                                                   --------------  -------------
    OPERATING REVENUES
       Local network services                      $  66,333       $   61,207
       Network access services                       189,849          198,439
       Billing and collection revenues                26,758           28,116
       Miscellaneous revenues                          5,201            5,276
       Uncollectible revenues                           ---               707
                                                   --------------  -------------

                Total operating revenues           $ 288,141       $  293,745
                                                   --------------  -------------

    OPERATING EXPENSES
       Plant specific operations                   $  27,160       $   20,680
       Plant nonspecific operations                   15,087           10,340
       Depreciation and amortization                  33,456           35,553
       Customer operations                            23,535           18,606
       Corporate operations                           62,066           41,030
                                                   --------------  -------------

                Total operating expenses           $ 161,304       $  126,209
                                                   --------------  -------------

    OPERATING TAXES
       Federal income tax                          $  33,913       $   44,942
       State income taxes                              9,312           11,880
       Property taxes                                  6,240            5,280
                                                   --------------  -------------

                Total operating taxes              $  49,465       $   62,102
                                                   --------------  -------------

                Net operating income               $  77,372       $  105,434

    OTHER INCOME AND DEDUCTIONS
       Interest income                                11,811           12,917
       Nonregulated income                             7,013            7,665
       Partnership income                               ---            30,994
       Federal and state income taxes -
        Nonoperating                                  (5,891)         (20,173)
                                                   --------------  -------------

                Income before interest expense     $  90,305       $  136,837
                                                   --------------  -------------

    INTEREST AND RELATED ITEMS
       Interest on long term debt                  $   4,753       $   12,228
       Other interest                                     14               14
                                                   --------------  -------------

                Total interest and related items   $   4,767       $   12,242
                                                   --------------  -------------

                NET INCOME                         $  85,538       $  124,595
                                                   ==============  =============



             See selected information following these financial statements.

                                    CAMDEN TELEPHONE COMPANY, INC.

                             STATEMENTS OF CHANGES IN SHAREHOLDERS  EQUITY
                                              (UNAUDITED)


                                                  Net Unrealized
                                                      Loss on
                                    Common          Marketable      Retained
                                     Stock          Securities      Earnings
                                --------------   ---------------   -------------

    Balance, December 31, 1993  $     38,016     $      -0-        $  1,590,386

    Net income                                                          124,595
                                --------------   ---------------   -------------

    Balance, March 31, 1994     $     38,016     $      -0-        $  1,714,981
                                ==============   ===============   =============



    Balance, December 31, 1994  $     38,016     $  (6,901)        $  1,843,758

    Net income                                                           85,538

    Dividends paid, $800 per share                                     (224,000)

    Decrease in unrealized loss
       on marketable securities                       6,901
                                 --------------   ---------------  -------------

    Balance, March 31, 1995     $     38,016      $      -0-       $  1,705,296
                                ===============   ===============  =============





















             See selected information following these financial statements.

                             CAMDEN TELEPHONE COMPANY, INC.

                                STATEMENTS OF CASH FLOWS
                                       (UNAUDITED)

                                                    For The Three Months Ended
                                                    ----------------------------
                                                        March 31,     March 31,
                                                           1995         1994
                                                    --------------- -----------
    OPERATING ACTIVITIES
     Net income                                     $   85,538      $   124,595
     Adjustments to reconcile net income to net
        cash provided by operating activities:
          Depreciation and amortization                 35,361           37,638
          Investment tax credits                        (2,590)         (2,596)
          Changes in operating assets and liabilities:
             Accounts receivable                          (862)        (47,886)
             Other current assets                        6,635            2,352
             Accounts payable                           17,204           41,569
             Other current liabilities                  37,461           34,773
                                                    --------------  ------------

             NET CASH PROVIDED FROM
                OPERATING ACTIVITIES                $   89,555      $   190,445
                                                    --------------  ------------

    INVESTING ACTIVITIES
     Additions to plant and equipment,
       net of salvage                               $  (13,167)      $     (615)
     Maturity of U.S. Government securities              -----          447,547
     Purchase of municipal bonds                         -----         (200,000)
     Purchase of municipal bond fund                    (6,497)           -----
                                                    --------------  ------------

                NET CASH PROVIDED FROM (USED IN)
                INVESTING ACTIVITIES                 $ (19,664)      $  246,932
                                                    --------------  ------------

    FINANCING ACTIVITIES
     Principal payments on long term debt            $ (27,724)      $  (20,465)
     Dividends paid                                   (224,000)           -----
                                                    --------------  ------------

             NET CASH USED IN FINANCING ACTIVITIES   $(251,724)      $  (20,465)
                                                    --------------  ------------

    INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                $(181,833)      $  416,912

    CASH AND CASH EQUIVALENTS AT
     BEGINNING OF PERIOD                             $ 849,552       $  618,763
                                                    --------------  ------------

    CASH AND CASH EQUIVALENTS AT END OF PERIOD      $  667,719      $ 1,035,675
                                                    ==============  ============

            See selected information following these financial statements.

                          CAMDEN TELEPHONE COMPANY, INC.

                      SELECTED INFORMATION-SUBSTANTIALLY ALL
                    DISCLOSURES REQUIRED BY GENERALLY ACCEPTED
                      ACCOUNTING PRINCIPLES ARE NOT INCLUDED

                FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994



     NOTE 1 - BASIS OF PRESENTATION

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management of Camden Telephone Company, Inc. (the Company), all adjustments considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1995, are not necessarily indicative of the results that may be expected for the year ended December 31, 1995. For further information, refer to the annual December 31, 1994, financial statements and notes thereto.

     NOTE 2 - PROPOSED MERGER

    On April 27, 1995, the Board of Directors of Camden Telephone Company, Inc. met and approved a merger agreement ("Merger Agreement") with Telephone and Data Systems, Inc. ("TDS") and TDS-Camden Acquisition Corp., a wholly owned subsidiary of TDS ("Sub"). The Merger Agreement, executed on April 27, 1995, by TDS, Sub and Camden Telephone Company, Inc., was
    amended  by the  First Supplemental  Agreement on  June 29, 1995.       An
    affirmative vote of the holders of a majority of the outstanding shares of the Company s stock is required to approve the Merger Agreement, as amended. In addition, the merger is subject to approval by the Indiana Utility Regulatory Commission and the Federal Communications Commission. The Merger Agreement, as amended, includes certain other closing conditions precedent to consummation of the transaction.

    To the Board of Directors
    Camden Telephone Company, Inc.


                           Independent Auditor's Report


    We have audited the accompanying balance sheets of Camden Telephone Company, Inc. as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders equity, and cash flows for the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards and the Governmental Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Camden Telephone Company, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

    As discussed in Footnote 10, the financial statements have been restated to adjust for excess billings previously included in the 1994 financial report.



    KEHLENBRINK, LAWRENCE & PAUCKNER

    Indianapolis, Indiana
    January 11, 1995

                             CAMDEN TELEPHONE COMPANY, INC.

                                     BALANCE SHEETS



                ASSETS                              December 31,    December 31,
                                                         1994            1993
                                                    --------------  -----------
    CURRENT ASSETS
       Cash and cash equivalents - Notes 1 and 2    $  849,552      $  618,763
       Temporary cash investments - at cost            213,712         200,000
       U.S. Government securities  - Note 3            ---             447,547
       Telecommunications accounts receivable -
        Note 2                                         127,643          92,702
       Interest receivable                               7,164          13,435
       Material and supplies - Note 1                   12,155           7,296
       Prepayments                                       6,024           5,666
       Deferred income tax                               3,757           3,459
                                                    -------------   -----------

                Total current assets                $1,220,007      $1,388,868
                                                    -------------   -----------


    NONCURRENT ASSETS
       Leased equipment, net of accumulated
         depreciation of $26,130 and $27,916,
           respectively - Note 1                    $   15,914      $   20,725
       Bank certificates of deposit, at cost               ---         205,828
       Investments, at cost - Note 3                   200,000             ---
       Investments, at fair value - Note 3              48,880             ---
       Other investments - Notes 1 and 4               286,348         286,348
       Unamortized debt issuance expense                   101             157
       Deferred retirements - Note 1                       ---           3,823
                                                    -------------   -----------

                                                    $  551,243      $  516,881
                                                    -------------   -----------

    TELECOMMUNICATIONS PLANT - Notes 1 and 6
       Telecommunications plant in service          $2,899,377      $2,895,341
       Less - Accumulated depreciation               1,748,242       1,635,626
                                                    -------------   -----------

                                                    $1,151,135      $1,259,715
                                                    -------------   -----------

                Total Assets                        $2,922,385      $3,165,464
                                                    =============   ===========




     The accompanying notes are in integral part of these financial statements.

                             CAMDEN TELEPHONE COMPANY, INC.

                                  BALANCE SHEETS


  LIABILITIES AND STOCKHOLDERS' EQUITY              December 31,    December 31,
                                                         1994            1993
                                                    --------------  -----------

    CURRENT LIABILITIES
      Current maturities on long-term debt -
        REA notes - Note 5                          $   112,009     $     83,500
      Accounts payable                                  136,628           17,142
      Customer deposits                                   2,200            2,700
      Income tax payable - Note 9                        81,498           39,733
      Other accrued taxes                                22,929           21,101
      Other current liabilities                          14,549           18,934
                                                    -------------   -----------

                Total current liabilities           $   369,813     $    183,110
                                                    -------------   -----------


    LONG-TERM DEBT
      REA Notes - Note 5                            $   320,395     $    941,559
                                                    -------------   -----------


    DEFERRED CREDITS
      Unamortized investment tax credits -
        Note 1                                      $    85,940     $     96,322
      Deferred income taxes - Notes 1 and 9             271,364          316,071
                                                    -------------   -----------

                                                    $   357,304     $    412,393
                                                    -------------   -----------


    STOCKHOLDERS' EQUITY - Note 8
      Capital stock, common, without par
        value; 560 shares authorized, 280
          shares issued and outstanding             $    38,016     $     38,016
      Retained earnings                               1,843,758        1,590,386
      Net unrealized loss on marketable
       securities - Note 3                               (6,901)           ---
                                                    -------------   -----------

                                                    $ 1,874,873     $  1,628,402
                                                    -------------   -----------

                Total Liabilities and
                Stockholders' Equity                $ 2,922,385     $  3,165,464
                                                    =============   ===========




     The accompanying notes are in integral part of these financial statements.

                             CAMDEN TELEPHONE COMPANY, INC.

                                  STATEMENTS OF INCOME




                                               For The Years Ended
                                  ----------------------------------------------
                                   December 31,      December 31,   December 31,
                                       1994              1993           1992
                                  --------------    ------------   -------------
 OPERATING REVENUES - NOTE 1
   Local network service          $   259,712       $   254,178     $   247,233
   Network access services            824,484           705,725         661,097
   Billing and collection revenues    113,174           105,020          106,393
   Miscellaneous revenues              22,316            21,129           28,415
   Uncollectible revenues                 921            (1,873)           1,839
                                  ---------------   ------------    ------------
        Total operating revenues  $ 1,220,607       $ 1,084,179     $  1,044,977
                                  ===============   =============   ============

 OPERATING EXPENSES
   Plant specific operations      $   108,977       $   107,416     $     95,915
   Plant nonspecific operations        54,524            54,558           52,698
   Depreciation and amortization      137,475           156,068          152,923
   Customer operations                 85,932            76,882           71,646
   Corporate operations               197,164           183,072          179,094
                                  ---------------   ------------    ------------

        Total operating expenses  $   584,072       $   577,996     $    552,276
                                  ---------------   ------------    ------------

 OPERATING TAXES - NOTES 1 and 9
   Federal income tax             $   171,423       $   108,268     $    113,092
   State income taxes                  48,138            60,678           33,726
   Property taxes                      24,987            19,282           23,129
                                  ---------------   ------------    ------------

        Total operating taxes     $   244,548       $   188,228     $    169,947
                                  ---------------   ------------    ------------

        Net operating income      $   391,987       $   317,955     $    322,754

 OTHER INCOME AND DEDUCTIONS
   Interest income                     46,370            59,200           74,124
   Nonregulated income                 27,444            28,012           21,674
   Partnership income - Note 4         69,566            62,678           89,680
   Federal and state income taxes -
     Nonoperating - Note 9           (52,296)          (58,627)         (72,546)
                                  ---------------   ------------    ------------

        Income before interest
         expense                  $   483,071       $   409,218     $    435,686
                                  ---------------   ------------    ------------

 INTEREST AND RELATED ITEMS
   Interest on long term
     debt - Note 5                $    33,642       $    59,547     $     67,797
   Other interest                          57                57               57
                                  ---------------   ------------    ------------

        Total interest and
         related items            $    33,699       $    59,604     $     67,854
                                  ---------------   ------------    ------------

 NET INCOME                       $   449,372       $   349,614     $    367,832
                                  ===============   ============    ============

 EARNINGS PER SHARE               $  1,604.90       $  1,248.62     $   1,313.69
                                  ===============   ============    ============



     The accompanying notes are in integral part of these financial statements.

                         CAMDEN TELEPHONE COMPANY, INC.

                   STATEMENTS OF CHANGES IN SHAREHOLDERS  EQUITY



                                                Net Unrealized
                                                   Loss on
                                   Common         Marketable          Retained
                                    Stock         Securities          Earnings
                                -------------   --------------   --------------
    Balance, December 31, 1991  $    38,016        $  -0-           $1,222,940

    Net Income                                                         367,832

    Dividends paid                                                    (168,000)
                                -------------   --------------   --------------
    Balance, December 31, 1992  $    38,016         $  -0-          $1,422,772

    Net income                                                         349,614

    Dividends paid - $650 per share                                   (182,000)
                                -------------   --------------   ---------------
    Balance, December 31, 1993  $    38,016         $  -0-          $1,590,386

    Net income                                                         449,372

    Dividends paid, $700 per share                                    (196,000)

    Cumulative effect of accounting
      change, net unrealized loss on
      marketable securities - Note 3                  (6,901)

                                 ------------   --------------   ---------------
    Balance, December 31, 1994   $   38,016          $(6,901)       $1,843,758
                                 ============   ==============   ===============



















     The accompanying notes are in integral part of these financial statements.

                                    CAMDEN TELEPHONE COMPANY, INC.

                                   STATEMENTS OF CASH FLOWS

                                                         For The Years Ended
                                        ----------------------------------------
                                         December 31,  December 31, December 31,
                                              1994          1993         1992
                                          ------------  -----------  -----------

OPERATING ACTIVITIES
   Net income                               $  449,372   $  349,614  $  367,832
   Adjustments to reconcile net income to
     net cash provided by operating
      activities:
           Depreciation and amortization       145,089      164,418     161,583
           Deferred income taxes               (45,005)     (11,935)     (3,397)
           Investment tax credits              (10,382)     (10,467)    (10,607)
           Changes in operating assets and
            liabilities:
             Accounts receivable               (34,941)      13,660     (21,685)
             Other current assets                1,054          543       3,628
             Accounts payable                  119,486        9,972      (8,408)
             Other current liabilities          38,708      (37,801)     25,858
                                            -----------  -----------  ----------

               NET CASH PROVIDED FROM
               OPERATING ACTIVITIES         $  663,381   $  478,004  $  514,804
                                            -----------  -----------  ----------

INVESTING ACTIVITIES
   Additions to plant and equipment,
     net of salvage                         $  (27,819)  $  (30,483) $  (22,454)
   Purchase of temporary cash investments       (7,884)      (7,337)   (312,697)
   Maturity of temporary cash investments      200,000       84,976     279,070
   Purchase of U.S. Government securities          --      (797,275)        --
   Maturity of U.S. Government securities      447,547      800,000     251,615
   Purchase of municipal bonds                (200,000)         --          --
   Purchase of municipal bond fund             (55,781)         --          --
   Investment in limited partnership               --           --     (275,500)
   Investment in Camden Cellular Telephone
     Company, Inc.                                 --           --      (10,200)
                                            -----------  -----------  ----------

               NET CASH PROVIDED FROM
               INVESTING ACTIVITIES         $  356,063   $   49,881  $  (90,166)
                                            -----------  -----------  ----------

FINANCING ACTIVITIES
   Principal payments on long term debt     $ (592,655)  $ (368,562) $  (62,980)
   Dividends paid                             (196,000)    (182,000)   (168,000)
                                            -----------  -----------  ----------

               NET CASH USED IN
               FINANCING ACTIVITIES         $ (788,655)  $ (550,562) $ (230,980)
                                            -----------  -----------  ----------

INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS                        $  230,789   $  (22,677) $  193,658

CASH AND CASH EQUIVALENTS
AT BEGINNING OF YEAR                           618,763      641,440     447,782
                                            -----------  -----------  ----------

CASH AND CASH EQUIVALENTS
AT END OF YEAR                              $  849,552   $  618,763  $  641,440
                                            ===========  ===========  ==========







    The accompanying notes are in integral part of these financial statements.

                          CAMDEN TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994






    NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

    The accounting policies of the Company conform to generally accepted accounting principles and reflect practices appropriate to the telephone industry. The accounting records of the Company are maintained in accordance with the uniform system of accounts prescribed by the Federal Communications Commission.

    Telephone plant is stated at original cost and includes expenditures for items which substantially increase the useful lives of the property, buildings and equipment. Renewals and betterments of units of property are charged to telephone plant in service. The original cost of depreciable property retired, together with removal cost less any salvage realized is charged to accumulated depreciation. No gain or loss is recognized in connection with ordinary retirements of depreciable
    property.    Maintenance,  repairs  and  minor  renewals  are  expensed as incurred.

    Depreciation on telephone plant for financial statement purposes is computed by the use of the straight-line method which is estimated to allocate the cost of depreciable plant equally over its estimated service life. The annual composite rate was 4.6% in 1994, 5.1% in 1993 and 5.2% in 1992. For income tax purposes, depreciation is computed by the use of accelerated methods.

    Deferred taxes are provided on temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes, primarily due to depreciable assets, property taxes and recognition of partnership income.

    Investment tax credits are deferred and amortized over the estimated average useful lives of the telephone plant.

    All local and access revenues are recognized in the period in which they are earned regardless of the period in which they are billed.

    Materials and supplies are valued at cost.

    Investments which are not readily marketable are valued at cost.

    Debt issuance expense is being amortized over the life of the respective debt issue on a straight-line basis.

                             CAMDEN TELEPHONE COMPANY, INC.

                              NOTES TO FINANCIAL STATEMENTS
                                    DECEMBER 31, 1994





    NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES     (CONTINUED)

    Retirements of telephone plant which have not reached its estimated service life have been deferred for financial reporting purposes and are being amortized over a five year period. For income tax purposes, the plant was expensed in the year retired.

    For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Income taxes and interest paid were $285,479 and $38,467 in 1994, $228,840 and $62,560 in 1993 and $204,337
    and $68,142 in 1992, respectively.

    Earnings per  share have been  calculated by  dividing net  income by  the
    weighted average  number of  shares  outstanding during  each year.    The
    weighted average shares outstanding were 280 for all years.

    NOTE 2 - CONCENTRATIONS OF CREDIT RISK

    The Company's business activity consists of providing local telephone service to customers residing in north central Indiana and connecting various long distance telephone carriers to said customers. Receivables from long distance carriers as of December 31, 1994 and 1993 were unsecured and totaled $118,782 and $70,930, respectively.

    The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's bank deposits are $568,791 in excess of the amount insured.

    NOTE 3 - INVESTMENTS IN MARKETABLE SECURITIES

    In 1994, the Company adopted the provisions of SFAS 115 - Accounting for Certain Investments in Debt and Equity Securities. Under the provisions of SFAS 115, all securities classified as available-for-sale are reported at fair value. The unrealized gain or loss on these securities is reported as a separate component of stockholders equity. Investments which are expected to be held until maturity are reported at cost. A summary of the investments follows:

                          CAMDEN TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994





    NOTE 3 - INVESTMENTS IN MARKETABLE SECURITIES (CONTINUED)


                                             Fair                    Unrealized
                                             Value       Cost        Gain(Loss)
                                           --------    ---------     -----------

    Investments held to maturity - 1994
    -----------------------------------
    Municipal bonds maturing 1-5 years     $ 193,556   $  200,000    $  (6,444)


    Investments held to maturity - 1993
    -----------------------------------
    U.S. Government obligations maturing
        within 1 year                      $ 447,872   $  447,547    $     325


    Investments available for sale - 1994
    -------------------------------------
    Municipal bond fund                    $  48,880   $   55,781    $  (6,901)


    Stockholders equity for 1994 includes an unrealized holding loss on available-for-sale securities of $6,901.



    NOTE 4 - INDIANA RSA NUMBER 4 LIMITED PARTNERSHIP

    The Company has a 13.775% ownership interest as a limited partner in the Indiana RSA Number 4 Limited Partnership. The Company owns a 51% interest in Camden Cellular Telephone Company, Inc. which owns 1% of the partnership. The financial transactions of the subsidiary have not been consolidated in this financial statement due to the immaterial effect they would have on the financial statements.

    The partnership provides cellular service to a rural area with several smaller cities in northern Indiana. At December 31, 1994, the Company had made $275,638 in capital contributions to the partnership and paid a total of $10,710 for Camden Cellular Telephone Company, Inc. stock. The fair market value of the partnership interest may differ significantly from the carrying value, however, a reasonable estimate of fair market value could not be made without incurring excessive costs. Partnership income is recognized when it is distributed by the partnership.

                          CAMDEN TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994





    NOTE 5 - ASSETS PLEDGED AND LONG TERM DEBT

    Long-term debt consists of mortgage notes payable to the United States of America, pursuant to the Rural Electrification Act of 1936, and are secured by all assets of the company. The terms of the mortgage notes are as follows:


                                                        1994              1993
                                                     ----------       ----------
    2% mortgage notes, payable in quarterly
    installments of $6,702, including
    principal and interest, through maturity.
    Notes mature at various dates from
    1995 through 1997.                               $   52,621     $     78,060

    5% mortgage notes, payable in quarterly
    installments of $26,079, including
    principal and interest, through maturity.
    Notes mature in 1999                                379,783          946,999
                                                     ----------       ----------
                                                     $  432,404     $  1,025,059

    Less current maturities                             112,009           83,500
                                                      ---------       ----------
                                                     $  320,395     $    941,559
                                                      =========       ==========


    Maturities on long-term debt for years subsequent to December 31, 1994 are as follows:

                            1995                      112,009
                            1996                      107,359
                            1997                      107,322
                            1998                       99,907
                            1999                        5,807

                          CAMDEN TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994





    NOTE 6 - TELEPHONE PLANT IN SERVICE

    The major classes of property are detailed below:

                                                       1994             1993
                                                     -----------     ----------
    Land                                            $      5,691    $     5,691
    Buildings                                            180,217        180,216
    Telephone plant                                    2,527,158      2,515,433
    Furniture and office equipment                        66,113         66,113
    Vehicles and other work equipment                    120,198        127,888
                                                     -----------     ----------
    Total telephone plant
    in service                                      $  2,899,377    $ 2,895,341
                                                      ==========     ==========

    Depreciation for the years ended December 31, 1994, 1993 and 1992 was $133,651, $148,421, and $153,879 respectively.



    NOTE 7 - PENSION

    The Company sponsors a defined contribution pension plan that covers all employees. The plan is a target benefit plan. Contributions to the plan are designed to provide a certain benefit at normal retirement age. The amount of retirement expense for the years ended December 31, 1994, 1993, and 1992 was $14,313, $14,178, and $12,098, respectively.



    NOTE 8 - CAPITAL STOCK AND RETAINED EARNINGS

    The long-term debt agreements contain restrictions regarding the payment of dividends or redemption of capital stock. The restrictions are related in general to the Company's adjusted net worth and assets (as defined). At December 31, 1993 the Company qualified as to adjusted net worth and assets; therefore a dividend of $700 per share totaling $196,000 was approved and paid during 1994.

                          CAMDEN TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994





    NOTE 9 - INCOME TAXES

    During 1993, the Company adopted FASB Statement 109, "Accounting for Income Taxes", which changed the criteria for measuring the provision for income taxes and recognizing deferred tax assets and liabilities on the balance sheet. The change did not have a material effect on net income, but had the effect of increasing state income tax expense and decreasing federal tax expense for 1993. The Company s net deferred tax asset and liability consists of:

                                                   1994            1993
                                                  --------        -------
    Current
    -------
         Deferred tax asset                     $     3,757     $    3,459

    Noncurrent
    ----------
         Deferred tax asset                     $    58,205     $   19,960
         Deferred tax liabilities                  (329,569)      (336,031)
                                                  ---------       --------
         Net deferred tax liability             $  (271,364)    $ (316,071)
                                                  =========       ========


    The components of income tax expense from operations were as follows:


                      1994                  1993                     1992
                ----------------      ----------------        -----------------
               Federal      State    Federal      State      Federal       State
              --------    --------    --------   -------    --------     -------
Current      $ 259,965   $  67,279  $  200,033 $  49,943  $  184,730   $  48,637
Deferred       (36,222)     (8,783)    (34,282)   22,347      (2,855)    (542)
Deferred ITC   (10,382)       ---      (10,468)     ---      (10,606)        ---
              --------     -------    --------   -------    --------     -------
  TOTAL      $ 213,361   $  58,496  $  155,283 $  72,290  $  171,269   $  48,095
              ========     =======    ========   =======    ========     =======

                          CAMDEN TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994





    NOTE 9 - INCOME TAXES - CONTINUED

    The effective income tax rate differs from the federal statutory rate of 34% due to the following factors:

                                                    1994       1993      1992
                                                   ------     ------    ------
    Statuary federal income tax rate                 34.0%     34.0%      34.0%

    State income taxes net of federal
      tax benefit                                     5.4       8.3        5.4

    Amortization of investment credit                (1.4)     (1.8)      (1.8)
      Other differences                              ( .3)     (1.1)      ( .2)
                                                    ------    ------     ------
    Effective tax rate                               37.7%     39.4%      37.4%
                                                    ======    ======     ======


    NOTE 10 - SUBSEQUENT CHANGES TO FINANCIAL STATEMENTS

    Subsequent to the original issuance of the financial statements, the company discovered that in 1994 excess billings to interexchange carriers had caused revenues to be overstated by $125,260. The adjustment to revenues reduced reported net income and shareholders equity by $76,267.

                                                             ANNEX A
                    AGREEMENT AND PLAN OF MERGER

                     Dated as of April 27, 1995

                            By and Among

                  Telephone and Data Systems, Inc.,

                   TDS - Camden Acquisition Corp.

                                 and

                   Camden Telephone Company, Inc.

                          TABLE OF CONTENTS


                                                             Page
                                                             ----

   SECTION 1.   THE MERGER . . . . . . . . . . . . . . . . .    1
        1.1  The Merger  . . . . . . . . . . . . . . . . . .    1
        1.2  Effective Date of the Merger  . . . . . . . . .    2
        1.3  Articles of Incorporation; By-laws; Directors and
               Officers  . . . . . . . . . . . . . . . . . .    2
        1.4  Conversion of Shares  . . . . . . . . . . . . .    2
        1.5  TDS to Make Certificates Available  . . . . . .    3
        1.6  Dividends; Transfer Taxes . . . . . . . . . . .    3
        1.7  Dissenting Shares . . . . . . . . . . . . . . .    4
        1.8  Non-Dilution  . . . . . . . . . . . . . . . . .    4
        1.9  Closing of Camden Transfer Books  . . . . . . .    4
        1.10 Closing . . . . . . . . . . . . . . . . . . . .    5
        1.11 No Fractional Securities  . . . . . . . . . . .    5

   SECTION 2.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
   CAMDEN  . . . . . . . . . . . . . . . . . . . . . . . . .    5
        2.1  Organization and Capital Structure of Camden  .    5
        2.2  Subsidiaries and Investments  . . . . . . . . .    6
        2.3  Authority; No Conflict  . . . . . . . . . . . .    6
        2.4  Financial Statements  . . . . . . . . . . . . .    7
        2.5  Absence of Certain Changes or Events Since Balance
               Sheet Date  . . . . . . . . . . . . . . . . .    7
        2.6  Availability of Assets and Legality of Use  . .    8
        2.7  Title to Property . . . . . . . . . . . . . . .    8
        2.8  Undisclosed Liabilities . . . . . . . . . . . .    8
        2.9  No Default or Litigation  . . . . . . . . . . .    8
        2.10 Patents, Trade Names, Trademarks and Other Rights  9
        2.11 Real Estate . . . . . . . . . . . . . . . . . .   10
        2.12 Contracts . . . . . . . . . . . . . . . . . . .   10
        2.13 Employee Agreements; Employee Relations . . . .   11
        2.14 Taxes . . . . . . . . . . . . . . . . . . . . .   13
        2.15 Employee Benefit Plans  . . . . . . . . . . . .   13
        2.16 Permits . . . . . . . . . . . . . . . . . . . .   14
        2.17 Insurance . . . . . . . . . . . . . . . . . . .   14
        2.18 Environmental Conditions  . . . . . . . . . . .   14
        2.19 Bank Accounts; Powers of Attorney . . . . . . .   15
        2.20 Accounts Receivable . . . . . . . . . . . . . .   15
        2.21 Inventories . . . . . . . . . . . . . . . . . .   15
        2.22 Information in Proxy Statement  . . . . . . . .   15
        2.23 Exchange Act; Investment Company Act  . . . . .   16
        2.24 No Finder . . . . . . . . . . . . . . . . . . .   16
        2.25 No Omissions  . . . . . . . . . . . . . . . . .   16

   SECTION 3.   REPRESENTATIONS AND WARRANTIES OF TDS  . . .   16
        3.1  Organization and Capital Structure of TDS . . .   16
        3.2  Authority; No Conflict  . . . . . . . . . . . .   17
        3.3  Financial Statements  . . . . . . . . . . . . .   17
        3.4  TDS Registration Statement and Prospectus . . .   18
                                 -i-

        3.5  Information in Proxy Statement  . . . . . . . .   18
        3.6  TDS Common Shares . . . . . . . . . . . . . . .   19
        3.7  No Finder . . . . . . . . . . . . . . . . . . .   19

   SECTION 4.   REPRESENTATIONS AND WARRANTIES OF SUB  . . .   19
        4.1  Organization and Capital Structure of Sub . . .   19
        4.2  Authority . . . . . . . . . . . . . . . . . . .   19

   SECTION 5.   ACTION PRIOR TO EFFECTIVE DATE . . . . . . .   20
        5.1  Regulatory Approvals  . . . . . . . . . . . . .   20
        5.2  Investigation of Business of Camden by TDS  . .   20
        5.3  Preserve Accuracy of Representations and
               Warranties  . . . . . . . . . . . . . . . . .   21
        5.4  Maintain Business of Camden as a Going Concern    21
        5.5  No Material Change in the Business of Camden  .   21
        5.6  Necessary Consents and Governmental Approvals .   22
        5.7  No Public Announcement  . . . . . . . . . . . .   22
        5.8  Camden Shareholders' Meeting  . . . . . . . . .   22
        5.9  The Merger Registration Statement . . . . . . .   23

   SECTION 6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF TDS AND
                SUB. . . . . . . . . . . . . . . . . . . . .   23
        6.1  No Misrepresentation or Breach of Covenants and
               Warranties  . . . . . . . . . . . . . . . . .   23
        6.2  No Changes or Destruction of Property . . . . .   23
        6.3  Opinion of Counsel for Camden . . . . . . . . .   23
        6.4  No Restraint or Litigation  . . . . . . . . . .   23
        6.5  Necessary Governmental Approvals  . . . . . . .   24
        6.6  Necessary Consents  . . . . . . . . . . . . . .   24
        6.7  Approval by Camden Shareholders . . . . . . . .   24
        6.8  No Stop Orders  . . . . . . . . . . . . . . . .   24
        6.9  Listing of TDS Common Shares  . . . . . . . . .   24
        6.10 Approval by TDS Board of Directors  . . . . . .   24
        6.11 Dissenting Shares . . . . . . . . . . . . . . .   24
        6.12 Comfort Letter  . . . . . . . . . . . . . . . .   24

   SECTION 7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF CAMDEN  25
        7.1  No Misrepresentation or Breach of Covenants and
               Warranties  . . . . . . . . . . . . . . . . .   25
        7.2  Opinions of Counsel for TDS and Sub . . . . . .   25
        7.3  Corporate Action  . . . . . . . . . . . . . . .   25
        7.4  No Restraint or Litigation  . . . . . . . . . .   25
        7.5  Necessary Governmental Approvals  . . . . . . .   25
        7.6  Approval by Camden Shareholders . . . . . . . .   26
        7.7  No Stop Orders  . . . . . . . . . . . . . . . .   26
        7.8  Listing of TDS Common Shares  . . . . . . . . .   26

   SECTION 8.   OPERATION OF CAMDEN FOLLOWING THE MERGER . .   26
        8.1  Operation of Camden; Officers and Directors of
               Camden  . . . . . . . . . . . . . . . . . . .   26
                                -ii-

   SECTION 9.   INDEMNIFICATION  . . . . . . . . . . . . . .   27
        9.1  By the Camden Shareholders to TDS . . . . . . .   27
        9.2  By TDS to the Camden Shareholders . . . . . . .   27

   SECTION 10.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
   AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . .   28

   SECTION 11.  TAXES  . . . . . . . . . . . . . . . . . . .   28
        11.1 Liability For Certain Taxes . . . . . . . . . .   28
        11.2 Tax Returns . . . . . . . . . . . . . . . . . .   28
        11.3 Assistance and Cooperation  . . . . . . . . . .   28
        11.4 Adjustment to Merger Consideration  . . . . . .   29
        11.5 Survival of Obligations . . . . . . . . . . . .   29
        11.6 Definitions . . . . . . . . . . . . . . . . . .   29

   SECTION 12.  NOTICES  . . . . . . . . . . . . . . . . . .   30

   SECTION 13.  CONFIDENTIAL NATURE OF INFORMATION . . . . .   30

   SECTION 14.  TERMINATION AND ABANDONMENT  . . . . . . . .   30

   SECTION 15.  OTHER PROVISIONS . . . . . . . . . . . . . .   31
        15.1 Expenses  . . . . . . . . . . . . . . . . . . .   31
        15.2 Governing Law . . . . . . . . . . . . . . . . .   31
        15.3 Partial Invalidity  . . . . . . . . . . . . . .   31
        15.4 Successors and Assigns; Parties in Interest . .   31
        15.5 Execution in Counterparts . . . . . . . . . . .   31
        15.6 Titles and Headings . . . . . . . . . . . . . .   31
        15.7 Schedules and Exhibits  . . . . . . . . . . . .   31
        15.8 Entire Agreement; Amendments and Waivers  . . .   32


                              EXHIBITS

   Exhibit A   -  Plan of Merger
   Exhibit B   -  Form of Opinion of Counsel to Camden
   Exhibit C   -  Form of Opinion of Counsel to TDS
   Exhibit D   -  Form of Opinion of Special Indiana Counsel to
                  TDS and Sub
   Exhibit E-1 -  Consulting Agreement with Jack Ford
   Exhibit E-2 -  Employment Agreement with Jack Ford
   Exhibit E-3 -  Employment Agreement with J. Robert McCain
   Exhibit E-4 -  Employment Agreement with Brenda Elizelda
   Exhibit E-5 -  Employment Agreement with Pamela Brown
                                -iii-

                    AGREEMENT AND PLAN OF MERGER


             This Agreement and Plan of Merger (this "Agreement") is made and entered into as of this 27th day of April, 1995 by and among Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), TDS-Camden Acquisition Corp., an Indiana corporation and indirect, wholly-owned subsidiary of TDS ("Sub"), and Camden Telephone Company, Inc., an Indiana corporation ("Camden") (Sub and Camden being sometimes referred to hereinafter together as the "Constituent Corporations").

             WHEREAS, TDS and Camden, through its Board of Directors, have entered into a Letter Agreement dated January
   27, 1995 (executed by Camden on March 6, 1995) providing for the acquisition of Camden by TDS by means of the merger of Sub with and into Camden (the "Merger");

             WHEREAS, the Board of Directors of each of TDS, Sub and Camden have approved the Merger of Camden and Sub upon the terms and subject to the conditions set forth in this Agreement; and

             WHEREAS, TDS and Camden intend that the Merger constitute a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended
   (the "Code").

             NOW, THEREFORE, in consideration of the premises and the agreements, representations and warranties hereinafter set forth, TDS, Sub and Camden hereby agree as follows:


   SECTION 1.   THE MERGER

                  1.1  The Merger.  On the Effective Date, Sub
   shall be merged with and into Camden and the separate existence of Sub shall thereupon cease. The name of Camden, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger remain "Camden Telephone Company, Inc." The Merger shall have the effect set forth in Section 23-1-40 of the Indiana Business Corporation Law; the Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of the Constituent Corporations, and all obligations belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation without further act or deed; title to any real estate or any interest in the real estate vested in either Constituent Corporation shall not revert or in any way be impaired by reason of the Merger; the Surviving Corporation shall thenceforth be liable for all the pre-existing obligations of each Constituent Corporation, including liability to dissenting shareholders. The parties intend the Merger to qualify as a
                                 -1-
   reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

             1.2 Effective Date of the Merger. As soon as is practicable after the satisfaction or waiver of the conditions hereinafter set forth, the parties hereto will cause the Merger to become effective by filing, with the Secretary of State of the State of Indiana, Articles of Merger, including the Plan of Merger substantially in the form of Exhibit A hereto, as required by, and executed in accordance with,
   Section 24-1-40 of the Indiana Business Corporation Law. When used in this Agreement, the term "Effective Date" shall mean the date and time at which such Articles of Merger are so filed.

             1.3 Articles of Incorporation; By-laws; Directors and Officers. The Articles of Incorporation of Camden, as amended, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Date unless and until amended in accordance with its terms and as provided by law. The By-laws of Camden as in effect on the Effective Date shall be the By-laws of the Surviving Corporation unless and until amended in accordance with its terms or the Articles of Incorporation of the Surviving Corporation and as provided by the Indiana Business Corporation Law. The initial Board of Directors of the Surviving Corporation shall consist of the directors of Camden immediately prior to the Effective Date, who shall serve until their respective successors are duly elected and qualified. The officers of Camden immediately prior to the Effective Date shall be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified.

             1.4  Conversion of Shares.  As of the Effective
   Date, by virtue of the Merger and without any action on the part of any of TDS, Sub, Camden, the Surviving Corporation or any holder of any of the following securities:

             (a) Each share of Camden common stock, without par value, (each, a "Camden Share") held in the treasury of Camden shall be cancelled;

             (b) Each issued and outstanding share of capital stock of Sub shall be converted into 100 validly issued, fully paid and nonassessable shares of common stock, without par value, of the Surviving Corporation; and

             (c) Subject to Section 1.11, each Camden Share issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares (as defined in Section 1.7)) shall be converted into the right to receive, from Sub, the number of Common Shares, par value $1.00 per share, of TDS (the "TDS Common Shares") equal to the quotient obtained by dividing One Hundred Forty-Three Thousand, Two Hundred (143,200) TDS Common Shares (such number of TDS Common Shares is herein referred to as the "Aggregate Merger
                                 -2-

   Consideration") by the total number of Camden Shares issued and outstanding immediately prior to the Effective Date. (The number of TDS Common Shares into which each Camden Share is converted is hereinafter referred to as the "Merger
   Consideration.")

             1.5 TDS to Make Certificates Available. As soon as practicable after the Effective Date, TDS shall make available, and, subject to Sections 1.6 and 1.11, each holder of a certificate which prior to the Effective Date represented Camden Shares will be entitled to receive, following surrender to TDS of one or more such certificates for cancellation, certificates representing the number of TDS Common Shares into which such Camden Shares were converted in the Merger. TDS Common Shares into which Camden Shares shall be converted in the Merger shall be deemed to have been issued at the Effective Date, and certificates which prior to the Effective Date represented Camden Shares shall, at and after the Effective Date, be deemed to represent only the right to receive, upon surrender of such certificates, the certificates contemplated by the preceding sentence.

             1.6 Dividends; Transfer Taxes. No dividends or other distributions that are declared after the Effective Date on TDS Common Shares or are payable to the holders of record thereof after the Effective Date will be paid to persons entitled by reason of the Merger to receive certificates representing TDS Common Shares until such persons surrender their certificates which prior to the Effective Date represented Camden Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such TDS Common Shares shall be issued, any dividends or other distributions which shall have become payable with respect to such TDS Common Shares between the Effective Date and the time of such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing TDS Common Shares is to be paid to or issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to TDS any transfer or other Taxes required by reason of the issuance of the certificate for such TDS Common Shares in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of TDS that any such Tax has been paid or is not applicable. Notwithstanding the foregoing, neither TDS nor any party hereto shall be liable to a holder of Camden Shares for any TDS Common Shares or dividends or other distributions thereon delivered to a public official pursuant to applicable escheat or unclaimed property laws. No fees or other charges shall be assessed or imposed by TDS or any person acting for or on behalf of TDS, upon holders of Camden Shares who surrender such shares for exchange in connection with this Agreement.
                                 -3-

             1.7  Dissenting Shares.  The provisions of Sections
   1.4 through 1.6 inclusive shall not apply to Camden Shares (the "Dissenting Shares") held by Camden Shareholders who do not vote such Camden Shares in favor of the approval and adoption of this Agreement and the Merger and who deliver a written notice to Camden in the manner required by Section 23-1-44 of the Indiana Business Corporation Law, stating the intention to demand payment of the fair value of such Camden Shares if the Merger is effected, and if such holders of Camden Shares take all other action required in the manner provided in Section 23-1-44 of the Indiana Business Corporation Law. Such holders shall be entitled to payment for such Camden Shares in accordance with the provisions of
   Section 23-1-44 of the Indiana Business Corporation Law if applicable.

             1.8 Non-Dilution. In the event that, at any time after the date hereof and prior to the Effective Date, TDS shall effect (a) a dividend upon TDS Common Shares payable in TDS Common Shares or in the common stock, preferred stock or other securities of TDS or any affiliated corporation, (b) a split or combination of outstanding TDS Common Shares into a greater or smaller number of TDS Common Shares, or (c) any reorganization or reclassification of TDS Common Shares, or any liquidation, or any consolidation or merger with another corporation, or the sale of all or substantially all of its assets to another person (collectively, any "Organic Change"), in such a way that holders of outstanding TDS Common Shares shall be entitled to receive (either directly, or upon subsequent liquidation) cash, stock, securities, or other property with respect to or in exchange for such TDS Common Shares, then, as a condition of such dividend, split, combination, or Organic Change, lawful and adequate provisions shall be made whereby the Camden shareholders immediately prior to the Effective Date, other than holders of Dissenting Shares ("Camden Shareholders") shall be entitled, under the same terms otherwise applicable to their receipt of the TDS Common Shares in the Merger, to become entitled to receive on the Effective Date, in lieu of or in addition to the TDS Common Shares to which such Camden Shareholders are entitled immediately prior to such dividend, split, combination or Organic Change, such cash, stock, securities, or other property which Camden Shareholders would have owned or been entitled to receive if the Camden Shareholders had owned the TDS Common Shares, immediately prior to the happening of such event or the record date therefor, and in any such case appropriate provisions shall also be made with respect to Camden Shareholders' rights and interests to the end that the provisions of this Section 1.8 shall thereafter be applicable in relation to any stock, securities, or other property thereafter payable or deliverable to Camden Shareholders pursuant to the earlier application of the provisions of this
   Section 1.8.

             1.9 Closing of Camden Transfer Books. Upon the Effective Date, the stock transfer books of Camden shall be closed and no transfer of Camden Shares shall thereafter be made. If, after the Effective Date, certificates which prior to the Effective
                                 -4-

   Date represented Camden Shares are presented to the Surviving
   Corporation, they shall be cancelled and exchanged for certificates representing TDS Common Shares as provided in this Section 1.

             1.10 Closing. The closing of the transactions contemplated by this Agreement shall take place at the offices of Camden, at 10:00 a.m., local time, on a date selected by TDS which is no later than 10 business days after the last to occur of (i) the IURC Approval (as such term is defined in Section 5.1) or (ii) the holders of the Camden Shares shall have duly approved the Merger as contemplated by Section 6.7 or at such other time and place as TDS and Camden shall agree.

             1.11 No Fractional Securities. No certificates or scrip representing fractional shares of TDS Common Shares shall be issued upon the surrender for exchange of certificates which prior to the Effective Date represented Camden Shares pursuant to this Section 1 and no TDS dividend or other distribution, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of TDS. In lieu of any such fractional securities, each holder of a Camden Share who would otherwise have been entitled to a fraction of a TDS Common Share upon surrender of stock certificates for exchange pursuant to this
   Section 1 will be paid cash upon such surrender in an amount equal to such fraction times the closing sale price of a TDS Common Share on the American Stock Exchange on the Effective Date, or if the TDS Common Shares are not traded on such day, such closing sale price on the next preceding day on which such stock was traded on the American Stock Exchange.


   SECTION 2.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
   CAMDEN.

             As an inducement to TDS and Sub to enter into this Agreement and to consummate the transactions contemplated hereby, Camden represents and warrants to TDS, Sub and their respective successors and assigns, and agrees as follows:

             2.1 Organization and Capital Structure of Camden. Camden is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, which is the only jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires it to be qualified to do business, and no other jurisdiction has demanded, requested or otherwise indicated that Camden is required so to qualify; and Camden has full power and authority to own or lease and operate its properties and to carry on its business as now conducted. Camden serves not less than 1,606 telephone access lines.

             The authorized capital of Camden consists of 560 shares of capital stock, Common, without par value, of which 280 shares
                                 -5-
   have been issued and are outstanding and none of which are held in Camden's treasury. Except for this Agreement, Camden is not a party to or bound by any agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of Camden. No holder of Camden Shares has any preemptive, stock purchase or other rights to acquire Camden Shares. All of the outstanding Camden Shares are validly issued, fully paid and non-assessable.

             True and correct copies of Camden's Articles of Incorporation and all amendments thereto and of its By-laws as amended to date have been delivered to TDS.

             2.2 Subsidiaries and Investments. Camden holds a 13.775% interest as a limited partner in the Indiana RSA Number 4 Limited Partnership ("Indiana RSA Partnership") which holds the FCC Cellular license for Indiana RSA #4. Camden owns a 51% interest in Camden Cellular Telephone Company, Inc., an Indiana corporation ("Camden Cellular"), which owns 1% of the Indiana RSA Partnership. Except for such interests and except as set forth in Schedule 2.2 Camden does not own, of record or beneficially, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity.

             2.3 Authority; No Conflict. Camden has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Camden of this Agreement and the transactions contemplated hereby have been duly authorized by its Board of Directors and, except for the approval by the shareholders of Camden as provided in Section 5.8, do not require further authorization or consent by Camden or its board of directors or shareholders. This Agreement is the legal, valid and binding agreement of Camden enforceable in accordance with its terms. Camden shall furnish TDS with certified copies of the resolutions adopted by the Board of Directors of Camden in connection with the transactions contemplated hereby.

             Neither the execution or delivery of this Agreement by Camden nor consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby will (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of termination or cancellation under, the Articles of Incorporation or the By-laws of Camden, as amended, any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which Camden or Camden Cellular, is a party or to which any of their respective properties is subject or by which Camden or Camden Cellular, is bound or any statute, other law or regulatory provision affecting Camden or Camden Cellular, or (b) require the approval, consent or authorization of, or the making of
                                 -6-
   any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, except as required by the Indiana Business Corporation Law, by the regulations of the Indiana Utility Regulatory Commission (the "IURC"), by the regulations of the Federal Communications Commission ("FCC") and as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

             2.4 Financial Statements. The balance sheet of Camden at each of December 31, 1993 and 1994 and the related statements of income, changes in shareholders' equity and of cash flows for each of the fiscal years then ended, accompanied by the report of Kehlenbrink, Lawrence & Pauckner certified public accountants, have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of Camden as of the date of such balance sheets and the results of its operations and cash flows for the fiscal periods then ended. True and correct copies of such financial statements are included in Schedule 2.4.

             2.5  Absence of Certain Changes or Events Since
   Balance Sheet Date.  Since December 31, 1994 there has been:

             (a) no increase in the indebtedness for borrowed money incurred by Camden and no incurrence of any other obligation or liability (fixed or contingent) except for obligations incurred in the ordinary course of business consistent with past practice;

             (b) no material adverse change in the assets, liabilities, properties, business, profits, prospects or condition of Camden and no occurrence of any fact or existence of any condition (or the contemplation or threat of either thereof) which might reasonably be expected to cause such a change in the future;

             (c) no damage, destruction, loss or claim to or against any property or assets of Camden, whether or not covered by insurance, which materially adversely affects the assets, liabilities, properties, business, profits, prospects or condition of Camden;

             (d) no sale, transfer or other disposition by Camden or mortgage or pledge of, or imposition of any lien, charge or encumbrance on, any of its properties or assets, other than transactions (including the sale of capital assets) in the ordinary course of business consistent with past practice;

             (e) no contribution to the capital of Camden, no dividend or other distribution or payment in respect of, and no subdivision, consolidation or other recapitalization of, the capital stock of Camden and no declaration or authorization of any of the foregoing (except for a regular annual dividend of $800 per
                                 -7-
   share ($224,000 in the aggregate) declared on March 6, 1995 on the issued and outstanding Camden Shares payable March 15,
   1995); and

             (f) no proceeding with respect to the merger, consolidation, liquidation or reorganization of Camden, except pursuant to this Agreement.

             2.6 Availability of Assets and Legality of Use. The assets owned or leased by Camden constitute all of the assets which are being used in the business of Camden; such assets constitute all of the assets necessary to continue the operations of Camden; and such assets are in good and serviceable condition (normal wear and tear excepted) and suitable for the uses for which they are intended. Such assets and their use conform in all material respects to all applicable building, zoning, fire, environmental, health, safety and other laws or ordinances or regulations in effect on the date hereof (including, without limitation, all laws and regulations in respect of the protection of the environment and the regulation of the disposal of hazardous waste and hazardous products), and no notice of any violation of any such law, ordinance or regulation has been received by Camden.

             2.7  Title to Property.  Camden has good and
   marketable title to all of its assets reflected in the financial statements of Camden referred to in Section 2.4 and all of the assets thereafter acquired by it, except to the extent that such assets have been disposed of for fair value in the ordinary course of its business consistent with past practice or as permitted by the express terms of this Agreement, subject to no mortgage, lien, security interest or other encumbrance or adverse interest of any kind except (a) as set forth in Schedule 2.7 or (b) any lien for current Taxes which are not yet due and payable.

             2.8 Undisclosed Liabilities. Camden is not subject to any liability (including, without limitation, all asserted and unasserted claims arising from events occurring on or prior to the date hereof, whether known or unknown to Camden), absolute or contingent, which is not shown or which is materially in excess of amounts shown or reserved for in the balance sheet as of December 31, 1994 or referred to in the notes thereto, or otherwise disclosed in this Agreement, other than liabilities which are of the same nature as those set forth in such balance sheet and notes and reasonably incurred after December 31, 1994 in the ordinary course of business consistent with past practice and other liabilities expressly permitted by this Agreement.

             2.9 No Default or Litigation. Except as described in Schedule 2.9 hereto:

             (a) Camden is not in default or violation under any agreement, lease or other instrument to which it is a party, or under any law, regulation, writ, injunction, order or decree of any court or any foreign, federal, state, local or other governmental
                                 -8-
   department, commission, board, bureau, agency or instrumentality (including, without limitation, applicable laws, rules and regulations relating to environmental protection, anti-trust, civil rights, health and occupational health and safety matters);

             (b) there are no actions at law, suits in equity or claims pending or threatened against or affecting Camden or its business or properties, nor is there any reasonable basis therefor;

             (c) there are no governmental proceedings or investigations (including, without limitation, proceedings or investigations before or by the Environmental Protection Agency ("EPA") or any state or local agency responsible for similar regulation) pending or threatened against or affecting Camden or its business or properties, nor is there any reasonable basis therefor; and

             (d)  no action, suit or proceeding has been
   instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

             2.10 Patents, Trade Names, Trademarks and Other
   Rights.

             (a) Except as disclosed on Schedule 2.10, Camden does not own or control, or have any right, license or interest in, any United States or foreign patent or patent application or any United States, state or foreign trade name, trademark or servicemark registration or application or any United States, foreign or state copyright registration.
   Schedule 2.10 hereto contains a list and description of: (i) all unregistered trade names, trademarks and, servicemarks (A) owned or controlled by Camden or (B) under which Camden holds any right, license or interest, (ii) all agreements, commitments, contracts, understandings, licenses, assignments and indemnities relating or pertaining to such registrations to which Camden is a party showing in each case the parties and the material terms; (iii) all licenses or agreements pertaining to know-how, trade secrets, inventions, disclosures or uses of ideas and intellectual property to which Camden is a party, showing in each case the parties and the material terms; and (iv) all registered assumed or fictitious names under which Camden is conducting business.

             (b) Except as disclosed in Schedule 2.10, Camden owns or has the perpetual royalty free right to use all patents, trademarks, servicemarks, copyrights, trade names, improvements, processes, formulae, trade secrets, know-how and proprietary or confidential information used in conducting its business. No infringement of any patent, patent right, trademark, servicemark, trade name, brand name or copyright or registration thereof has occurred or resulted in any way from the operation of the business of Camden. No claim or threat of any such infringement has been made or implied in respect of any of the foregoing, and no proceedings are pending or threatened against Camden which
                                 -9-
   challenge the validity or ownership of any trademark, trade name or servicemark or the ownership of any other right or property described in Schedule 2.10, and Camden knows of no infringing use of any of the same by others. Camden has no notice of, or knowledge of any basis for, a claim against Camden that any of its operations, activities, products, equipment, machinery or processes infringes the patents, trademarks, servicemarks, trade names, copyrights or other property rights of others.

             2.11 Real Estate.  Schedule 2.11 contains a list of
   (a) each lease or agreement under which Camden is lessee of, or holds or operates, any real estate owned by any third party, and (b) each parcel of real estate owned by Camden and each contract or agreement for the purchase, sale, or lease of real estate. Except as disclosed in such Schedule, each of the leases and agreements described therein (i) is in good standing and in full force and effect and is the valid and binding obligation of Camden and the other parties thereto in accordance with its respective terms and (ii) will continue in effect after the Effective Date without the consent, approval or act of, or the making of any filing with, any other party. Except as disclosed in Schedule 2.11, Camden is not in default in any material respect under any of such leases or agreements and Camden has not received any notice of default thereunder which has not been cured. To the knowledge of Camden, no other party to any such lease or agreement is in material default thereunder. Except as described in such Schedule, Camden has the right to quiet enjoyment of all such real property described in such Schedule for the full term of each such lease or similar agreement relating thereto, including any related renewal option, and the leasehold or other interest of Camden in such real property is not subject or subordinate to any security interest, lien, claim, pledge, mortgage, encumbrance or charge of any kind except for liens for Taxes not yet due and payable and, in the case of real estate owned by Camden, except for such easements, restrictions, defects in title, covenants and similar charges as do not render title to the property unmarketable or uninsurable or detract from or interfere in any material respect with the existing use of the property subject thereto. True and correct copies of all leases or agreements identified in Schedule 2.11 have heretofore been delivered to TDS.

             2.12 Contracts.  Except as set forth in Schedule
   2.12, Camden is not a party to:

             (a) any contract for the lease or sublease of personal property from or to any third party which provides for annual rentals in excess of $5,000, or any group of contracts for the lease or sublease of similar kinds of personal property from or to third parties which provides in the aggregate for annual rentals in excess of $5,000;

             (b) any contract for the purchase or sale of raw materials, commodities, merchandise, supplies, other materials or
                                -10-
   personal property or for the furnishing or receipt of services which calls for performance over a period of more than ninety
   (90) days and involves more than the sum of $5,000;

             (c)  any distributor, dealer, manufacturer's
   representative, sales, agency, advertising or other contract which is not terminable by Camden without penalty on notice of thirty (30) days or less;

             (d) any guarantee of the obligations of customers, suppliers, officers, directors, employees or others;

             (e) any loan or other indebtedness for borrowed money, including, without limitation, loans owing to either the Rural Electrification Administration or the Rural
   Telephone Bank; or

             (f) any other contract, whether or not made in the ordinary course of business, which is material to the business or assets of Camden.

             True and correct copies of all contracts and agreements identified in Schedule 2.12 have heretofore been delivered to TDS. No purchase commitment by Camden is in excess of its ordinary business requirements or at a price in excess of fair market price at the date thereof. Except as set forth in Schedule 2.12, (i) none of the contracts or agreements listed in Schedule 2.12 will expire or be terminated or be subject to any modification of terms or conditions upon the consummation of the transactions contemplated hereby; (ii) Camden is neither in default in any material respect under the terms of any such contract or agreement nor in default in the payment of any principal of or interest on any indebtedness for borrowed money, and no event has occurred which, with the passage of time or giving of notice, or both, would constitute such a default by Camden; and (iii) no other party to any such contract or agreement is in default in any material respect thereunder, and no such event has occurred with respect to such party. None of such contracts or agreements contains terms unduly burdensome to Camden or is harmful to its business.

             2.13 Employee Agreements; Employee Relations.

             (a) Except as disclosed on Schedule 2.13(a), there are no plans, contracts and arrangements, oral or written, including, but not limited to, union contracts and employee severance plans, whereunder Camden has any obligations to its officers, directors, employees or agents or whereunder any of such persons owes money or any obligation to Camden. Except as disclosed in Schedule 2.13(a), Camden is not a party to any
   (i) agreement with any director, officer or employee of Camden
   (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Camden of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing
                                -11-
   severance benefits or other benefits (which are conditioned upon a change of control) after the termination of employment of such employee regardless of the reason for such termination of employment or (ii) agreement or plan, including, without limitation, any incentive or bonus plan, stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

             (b) Schedule 2.13(b) lists (i) the names and positions of each of the officers, directors and employees of Camden, and (ii) the base salary level as of the date hereof. From the date hereof, through the Effective Date, there will be no increase in the compensation payable to any of such officers, directors or employees, except for budgeted increases set forth in such Schedule.

             (c) There are (i) no situations in which Camden is involved with the personal interests of any officer, director or shareholder of Camden which may be generally characterized as a "conflict of interest," including, but not limited to, direct or indirect interests in the business of competitors, suppliers or customers of Camden, and (ii) no situations with respect to Camden which involved or involves (A) the use of any corporate funds or unlawful contributions, gifts or entertainment or other unlawful expenses related to political activity, (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (D) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws, or (E) any investigation by the IURC, the Securities and Exchange Commission ("SEC") or any other foreign, federal, state, county or local government agency or authority.

             (d) Camden has not engaged in any unfair labor practice, unlawful employment practice or unlawful discriminatory practice in the conduct of its business and Camden has complied in all material respects with all applicable laws, rules and regulations relating to wages, hours and collective bargaining and has withheld all amounts required by agreement to be withheld from the wages or salaries of employees; and Camden has not had notice of any claim that Camden has engaged in any such practice or has failed to so comply and withhold. The relations of Camden with its employees are satisfactory from an operational point of view. Camden is not a party to or adversely affected by or threatened with any dispute or controversy with a union or with respect to unionization or collective bargaining, whether involving Camden or any supplier.
                                -12-

             (e)  Camden employs fewer than 50 employees.

             2.14 Taxes.

             (a) Except as set forth on Schedule 2.14 attached hereto, (i) Camden has filed on or before the date hereof (or will timely file) all Tax Returns required to be filed on or before the Effective Date; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by Camden for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid;
   (iii) all Taxes (whether or not shown on any Tax Return) owed by Camden and required to be paid on or before the Effective Date have been (or will be) timely paid or, in the case of Taxes which Camden is presently contesting in good faith, Camden has established an adequate reserve for such Taxes on the financial statements described in Section 2.4; (iv) Camden has not waived or been requested to waive any statute of limitations in respect of Taxes; (v) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of Camden and, to the best of Camden's knowledge, no basis exists therefor; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (viii) there are no liens for Taxes upon the assets of Camden except liens relating to current Taxes not yet due;
   (ix) Camden has never made an election under Section 1362 of the Code to be treated as an "S corporation"; and (x) Camden has never been a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) and has never filed Tax Returns on a combined, consolidated or unitary basis with any entity.

             (b) Capitalized terms have the meanings set forth in Section 11.6.

             2.15 Employee Benefit Plans.

             (a) Schedule 2.15 sets forth a list of all deferred compensation plans, all supplemental death, disability, and retirement plans, all medical reimbursement plans, all employee welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all pension plans (within the meaning of Section 3(2) of ERISA), all severance plans, all bonus plans and all other employee benefit plans of any kind or character, whether written or oral, maintained by Camden ("Employee Benefit Plans"). None of such Employee Benefit Plans is (i) a multi-employer plan (as defined in Section 414(f) of the Code or Section 4001(a) of ERISA), or (ii) a plan with respect to which more than one employer makes
                                -13-
   contributions within the meaning of Sections 4063 and 4064 of ERISA. Camden has delivered to TDS true and correct copies of all written plans and descriptions of all oral plans listed on
   Schedule 2.15.

             (b)  With respect to such Employee Benefit Plans:
   (i) all contributions required for each Employee Benefit Plan for the plan year most recently ended and for all prior years have been made or reserved for; (ii) Camden is in compliance in all material respects with the applicable provisions of ERISA, including applicable ERISA reporting and disclosure requirements, and applicable rules and regulations promulgated under ERISA, (iii) there is no accumulated funding deficiency or any additional funding requirement for any Employee Benefit Plan for any period ending before the Effective Date; (iv) none of the Employee Benefit Plans, any fiduciary thereof nor Camden has engaged in transactions which might subject any of the plans, any fiduciary thereof or Camden, or any party dealing with them, to any tax or penalty imposed by the Code or ERISA; (v) no Employee Benefit Plan has been completely or partially terminated; and (vi) no reportable event, as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any of such plans which are subject to Section 4043(b) of ERISA, other than those which might arise solely as a result of the transactions contemplated by this Agreement.

             2.16 Permits. Camden possesses all franchises, permits, licenses, certificates, approvals and other authorizations necessary to own or lease and operate its properties and to conduct its business as now conducted, all of which are hereinafter collectively called the "Permits." All Permits are listed in Schedule 2.16.

             All Permits are in full force and effect and will continue in effect after the Effective Date without the consent, approval or act of, or the making of any filing with, any governmental body, regulatory commission or other party, subject to the receipt of certain governmental and regulatory approvals as set forth in Section 6.5 hereof. Camden is not in default under the terms of any such Permit and has not received notice of any default thereunder; and no other party to any such Permit is in default thereunder.

             2.17 Insurance. Schedule 2.17 sets forth a list and brief description (including nature of coverage, limits, deductibles and premiums with respect to each type of coverage) of all policies of insurance maintained, owned or held by Camden on the date hereof. Camden has complied with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner.

             2.18 Environmental Conditions. Camden has no liability under, and has not violated, any federal, state and local environmental or health and safety-related laws, regulations, rules
                                -14-
   and ordinances applicable to its facilities and operations, or of any condition with respect to the environment, whether or not yet discovered, which could or does result in any liability, loss, cost, damages, fees or expenses to or against Camden, Sub or TDS. Camden has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed, and has no knowledge of the actual or potential releasing, spilling, leaking or discharging of, at or in the vicinity of the properties of Camden, any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solid waste or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other federal, state or local environmental law, regulation, ordinance or rule.

             2.19 Bank Accounts; Powers of Attorney.  Schedule
   2.19 contains a correct and complete list of all (a) accounts or deposits of Camden with banks or other financial institutions, (b) safe deposit boxes of Camden, (c) persons authorized to sign or otherwise act with respect thereto as of the date hereof, and (d) powers of attorney for Camden. No change in such accounts or deposits, safe deposit boxes or persons authorized to sign will be made prior to the Effective Date other than changes in the ordinary course of business consistent with past practice.

             2.20 Accounts Receivable. All accounts receivable of Camden have arisen from bona fide transactions in the ordinary course of its business. All accounts receivable reflected in the balance sheet dated December 31, 1994 are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected in the balance sheet dated December 31, 1994.

             2.21 Inventories. The inventories of Camden (a) are reflected in the balance sheet dated December 31, 1994 in accordance with generally accepted accounting principles, (b) are reflected in the books and records of Camden at the lower of cost or market value and (c) are not known by Camden to be obsolete and are in good, merchantable and useable condition.

             2.22 Information in Proxy Statement. None of the information to be supplied by Camden for inclusion in the proxy statement to be distributed to shareholders of Camden in connection with the meeting of shareholders of Camden to vote upon the approval and adoption of this Agreement and the Merger (the "Proxy Statement") or any amendment or supplement thereto, will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of shareholders of Camden to vote upon this Agreement, the Merger and related transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or
                                -15-
   necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any material statement in any earlier communication (including the Proxy Statement or any amendment or supplement thereto) to shareholders of Camden with respect to the Merger. If at any time prior to the Effective Date any event with respect to Camden, its officers and directors should occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described and disseminated to the shareholders of Camden. The Proxy Statement will comply (with respect to Camden) in all material respects with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, as though Camden were subject to the Exchange Act and such rules and regulations.

             2.23 Exchange Act; Investment Company Act. Camden is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended. No securities of Camden are required to be registered under Section 12 of the Exchange Act.

             2.24 No Finder. Neither Camden nor any party acting on behalf of Camden has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

             2.25 No Omissions. None of the representations or warranties of Camden contained herein, none of the information contained in the Schedules referred to in this Section 2, and none of the other information or documents furnished to TDS or its representatives by Camden in connection with this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. There is no fact which adversely affects or in the future might reasonably be expected to adversely affect the business, profits or financial condition of Camden, in any material respect, which has not been set forth or referred to in this Agreement or in the Schedules hereto.


   SECTION 3.   REPRESENTATIONS AND WARRANTIES OF TDS.

             As an inducement to Camden to enter into this Agreement and to consummate the transactions contemplated herein, TDS hereby represents and warrants to Camden and agrees as follows:

             3.1 Organization and Capital Structure of TDS. TDS is a corporation duly organized and validly existing under the laws of the State of Iowa. TDS is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except
                                -16-
   where the failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on TDS and its subsidiaries, taken as a whole, or except where the failure to so qualify would not have a material adverse effect on the transactions contemplated by this Agreement.

             TDS has authorized capital consisting of 100,000,000 TDS Common Shares; 25,000,000 Series A Common Shares, $1.00 par value; and 5,000,000 shares of Preferred Stock, no par value. As of February 28, 1995, a total of 50,147,231 TDS Common Shares, 6,876,432 Series A Common Shares and 548,100 shares of Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable and do not have any preemptive rights except as disclosed in the Prospectus (as hereinafter defined). The TDS Common Shares are listed on the American Stock Exchange.

             3.2 Authority; No Conflict. TDS has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Subject to the approval of this Agreement by the Board of Directors of TDS, the execution, delivery and performance by TDS of this Agreement and the transactions contemplated hereby will have been duly authorized by all necessary corporate action and will not require any further authorization or consent by TDS or its shareholders. This Agreement is, and each other agreement or instrument of TDS contemplated hereby will be, the legal, valid and binding agreement of TDS enforceable in accordance with its respective terms.

             Neither the execution and delivery of this Agreement by TDS nor the consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby will (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or any event creating rights of termination or cancellation under, the Articles of Incorporation or the By-laws of TDS, as amended, or any subsidiary of TDS, any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which TDS or any of its subsidiaries is a party or any of their respective properties is subject or by which any of them is bound or any statute, other law or regulatory provisions affecting any of them, or (b) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any federal, state or local court, governmental authority or regulatory body, except as provided by the Indiana Business Corporation Law, the regulations of the IURC, the regulations of the FCC, the HSR Act, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the securities, blue sky or takeover laws of applicable states.

             3.3 Financial Statements. The consolidated balance sheets of TDS and its subsidiaries at December 31, 1994 and 1993 and the related consolidated statements of income, of shareholders'
                                -17-
   equity and of cash flows for each of the three years ended December 31, 1994, together with appropriate notes to such financial statements, all accompanied by the report thereon of Arthur Andersen & Co., independent certified public accountants, incorporated by reference in the TDS Registration Statement (as hereinafter defined), have been prepared in accordance with generally accepted accounting principles consistently applied except as noted therein and present fairly the consolidated financial position of TDS and its subsidiaries as at the date of such balance sheets and the consolidated results of their operations and changes in their shareholders' equity and financial position for the fiscal periods then ended.

             3.4  TDS Registration Statement and Prospectus.

             (a) TDS has filed a registration statement ("TDS Registration Statement") on Form S-4 (Registration No. 33-68988) with respect to the TDS Common Shares to be delivered in connection with acquisitions by TDS. Such TDS Registration Statement has been declared effective by the SEC and no stop order suspending the effectiveness of such TDS Registration Statement has been entered by the SEC. The Prospectus dated September 24, 1993 (the "Prospectus"), accurately reflects the matters contained or incorporated by reference therein as of the date thereof.

             (b) TDS has delivered to Camden true and correct copies of the Prospectus, the TDS Form 10-K and Annual Report to shareholders for the year ended December 31, 1994, the TDS Form 8-K dated March 15 1995, and the TDS Notice of Annual Meeting and Proxy Statement dated April 14, 1995. The TDS Common Stock to be delivered to holders of Camden Shares in the Merger will be shares registered on a TDS registration statement on Form S-4 (the "Merger Registration Statement") which shall include the Proxy Statement and which TDS agrees to file promptly under the Securities Act and use its best efforts to cause to become effective in a timely manner thereafter.

             3.5 Information in Proxy Statement. None of the information to be supplied by TDS or Sub for inclusion in the Proxy Statement, or any amendment or supplement thereto, will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of such meeting of shareholders of Camden, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any material statement in any earlier communication (including the Proxy Statement or any amendment or supplement thereto) to shareholders of Camden with respect to the Merger. If at any time prior to the Effective Date any event with respect to TDS, its officers and directors or any of its subsidiaries (including Sub) shall occur which is required to
                                -18-
   be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described, such amendment or supplement shall be promptly filed with the SEC, if required, and as required by law, disseminated to the shareholders of Camden. The Proxy Statement and any amendment or supplement thereto will comply (with respect to TDS and TDS Sub) as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, as though Camden were subject to the Exchange Act and such rules and regulations.

             3.6 TDS Common Shares. The TDS Common Shares to be issued in connection with the Merger, when issued and delivered in accordance with the terms hereof, will be (a) validly issued, fully paid and non-assessable and (b) listed for trading on the American Stock Exchange.

             3.7 No Finder. Neither TDS nor any party acting on its behalf has paid or become obligated to pay any fee or any commission to any broker, finder or intermediary for or on account of the transactions contemplated herein.


   SECTION 4.   REPRESENTATIONS AND WARRANTIES OF SUB.

             As an inducement to Camden to enter into this Agreement and to consummate the transactions contemplated herein, TDS and Sub hereby jointly and severally represent and warrant to Camden and agree as follows:

             4.1 Organization and Capital Structure of Sub. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Sub has not engaged in any business since it was incorporated, except as contemplated by this Agreement.

             The authorized capital of Sub consists of 1,000 common shares, without par value, of which 100 have been issued and are outstanding. All of the outstanding common shares of Sub are validly issued, fully paid and nonassessable and are owned by TDS free and clear of all liens, claims and encumbrances.

             4.2 Authority. Sub has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Sub have been duly authorized by the Board of Directors of Sub and TDS as its sole shareholder and do not require any further authorization or consent by Sub or TDS as its sole shareholder. This Agreement is the legal, valid and binding agreement of Sub enforceable in accordance with its terms.

             Neither the execution and delivery of this Agreement by Sub nor consummation of the transactions contemplated hereby or
                                -19-
   compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby will (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of termination or cancellation under, the Articles of Incorporation or the By-laws of Sub, any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which Sub is a party or any of its properties is subject or by which it is bound or any statute, other law or regulatory provision affecting it, or (b) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any federal, state or local court, governmental authority or regulatory body, except as provided by the Indiana Business Corporation Law, the regulations of the IURC, the regulations of the FCC, the Securities Act, the Exchange Act and the securities, blue sky or takeover laws of applicable states.


   SECTION 5.   ACTION PRIOR TO EFFECTIVE DATE.

             The parties covenant to take, or to refrain from taking, as appropriate, the following action between the date hereof and the Effective Date:

             5.1 Regulatory Approvals. TDS and Camden shall jointly file and vigorously prosecute all documents and take all action which may be necessary to obtain the authorization, approval or consent of the IURC (the "IURC Approval") and any other applicable regulatory authority to the transactions contemplated by this Agreement, including, if necessary, any filings required under the HSR Act. TDS and Camden will cooperate in providing the IURC and any other applicable regulatory authority with any additional information requested by the IURC and any other applicable regulatory authority. Each of TDS and Camden agree to make such amendments and modifications to this Agreement as may be required to obtain the approval of the IURC and any other applicable regulatory authority, provided that such changes are permitted by Section 13.8.

             5.2 Investigation of Business of Camden by TDS. Camden shall afford to the officers, employees and authorized representatives of TDS (including, without limitation, independent public accountants and attorneys) complete access during normal business hours to the offices, properties, customers, suppliers, employees and business and financial records (including computer files, retrieval programs and similar documentation) of Camden to the extent TDS shall deem necessary or desirable, and shall furnish to TDS or its authorized representatives such additional information concerning the operations, properties and business of Camden as shall be reasonably requested, including all such information as shall be necessary to enable TDS or its authorized representatives to verify the accuracy of the representations
                                -20-
   and warranties contained in Section 2, to verify the accuracy of the financial statements referred to in Section 2.4 and to determine whether the conditions set forth in Section 6 have been satisfied. TDS agrees that such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Camden.

             5.3 Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained herein inaccurate in any material respect as of the Effective Date. Camden shall notify TDS promptly of any event which renders or would render any representation or warranty of Camden contained herein to be inaccurate in any material respect at any time on or prior to the Effective Date or which would have been listed in the Schedules hereto if such event had taken place prior to the date hereof. TDS shall notify Camden promptly of any event which renders or would render any representation of warranty of TDS or Sub contained herein to be inaccurate in any material respect at any time on or prior to the Effective Date.

             5.4 Maintain Business of Camden as a Going Concern. Camden shall use its best efforts to maintain its businesses in accordance with past practices and sound business judgment and to preserve the goodwill of the suppliers, employees, customers and others having business relations with it.

             5.5  No Material Change in the Business of Camden.
   Without the written approval of TDS, except as otherwise permitted by this Agreement, Camden shall not:

             (a) make any material change in the business or operations of Camden;

             (b) declare or pay any dividends in cash on the issued and outstanding capital stock of Camden or make any other distribution of any kind in respect thereof (provided that, in the event that Camden calls a meeting of its shareholders in accordance with Section 5.8 and at such meeting the shareholders of Camden duly approve and adopt this Agreement and the Merger, Camden shall have the right, prior to the Effective Date, to declare and pay a dividend on each Camden Share equal to $224,000 divided by the total number of Camden Shares outstanding on the date of payment thereof);

             (c) purchase or redeem any of the capital stock of Camden;

             (d)  issue, sell or otherwise distribute any
   treasury shares or any stock of Camden or effect any stock split or reclassification of any shares of its capital stock or grant or commit to grant any option, warrant or other right to subscribe for
                                -21-
   or purchase or otherwise acquire any shares of its capital stock or security convertible or exchangeable for such shares;

             (e)  effect any amendment to the Articles of
   Incorporation or By-laws of Camden, except pursuant to this Agreement;

             (f) authorize any director, or authorize or permit any officer or employee or any attorney, accountant or other representative retained by Camden, to solicit or encourage any inquiries or the making of any proposal which it reasonably expects may lead to any takeover proposal. As used in this paragraph, "takeover proposal" shall mean any proposal for a merger, tender offer or other business combination involving Camden or for the acquisition of a substantial equity interest in it or a substantial portion of the assets of Camden other than as contemplated by this Agreement. Camden will promptly communicate to TDS if it receives an inquiry or proposal and will promptly communicate the terms of any such inquiry or proposal in respect of a takeover proposal. Camden will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any takeover proposals; or

             (g) enter into or amend any agreements with or for the benefit of any of the officers, directors or employees of Camden, amend any employee benefit plan or arrangement or grant any increases in the compensation or benefits of the officers, directors and employees of Camden, except as permitted by Section 2.13(b) or as specifically contemplated in the Schedules hereto.

             5.6 Necessary Consents and Governmental Approvals. Camden shall use its best efforts promptly to obtain all consents from parties to contracts, licenses, leases and other agreements of Camden, and all consents or permits from governmental authorities, which are required by the terms thereof, this Agreement or otherwise for the due and punctual consummation of the transactions contemplated by this Agreement.

             5.7 No Public Announcement. Neither TDS nor Camden shall, without the approval of the other party, make any press release or other public announcement concerning the transactions contemplated by this Agreement except as and to the extent that any party shall be so obligated by law, in which case the other parties shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

             5.8  Camden Shareholders' Meeting.

             Camden shall promptly call, in accordance with the Indiana Business Corporation Law and its Articles of Incorporation and By-laws, a meeting of its shareholders for the purpose of voting upon the approval and adoption of this Agreement and the Merger and shall use its best efforts to obtain shareholder
                                -22-
   approval of this Agreement and the Merger. Such meeting shall be held as soon as practicable but not earlier than 20 business days after the Proxy Statement is sent to Camden shareholders.

             5.9 The Merger Registration Statement. TDS shall also file with the Commission the Merger Registration Statement on Form S-4 with respect to the TDS Common Shares to be issued in connection with the Merger. TDS shall use its best efforts to cause such Registration Statement to become effective in a timely manner. TDS shall also take any action required to be taken under any applicable state securities, blue sky or takeover laws in connection with the issuance of the TDS Common Shares pursuant to the Merger. Camden shall furnish TDS all information concerning Camden and the Camden shareholders and take such other action as TDS may reasonably request in connection with the Merger Registration Statement.


   SECTION 6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF TDS AND
   SUB.

             The obligations of TDS and Sub to effect the Merger shall, at the option of TDS, be subject to the satisfaction, on or prior to the Effective Date, of the following conditions:

             6.1 No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Camden in the performance of any of its covenants and agreements herein; each of the representations and warranties of Camden contained herein shall be true and correct in all material respects on the Effective Date as though made on the Effective Date except as affected by transactions contemplated by this Agreement; and there shall have been delivered to TDS and Sub a certificate to such effect, dated the Effective Date, signed on behalf of Camden by its President or one of its Vice Presidents.

             6.2 No Changes or Destruction of Property. Between the date hereof and the Effective Date, there shall have been
   (a) no material adverse change in the assets, liabilities, business, properties, profits, prospects or condition of Camden; (b) no material adverse federal or state legislative or regulatory change affecting the products, services or business of Camden; and (c) no material damage to the properties and assets of Camden by fire, flood, casualty, act of God or public enemy or other cause, regardless of insurance coverage for such damage; and there shall have been delivered to TDS and Sub a certificate or certificates to such effect, dated the Effective Date, signed on behalf of Camden by its President or one of its Vice Presidents.

             6.3 Opinion of Counsel for Camden. TDS and Sub shall have received from Bishop, Bishop & Bishop of Flora, Indiana, counsel for Camden, an opinion, dated the Effective Date, in form and substance reasonably satisfactory to TDS and its counsel, substantially to the effect set forth in Exhibit B.
                                -23-

             6.4 No Restraint or Litigation. No action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

             6.5  Necessary Governmental Approvals.  If
   necessary, the waiting period under the HSR Act shall have expired or been terminated, and the parties shall have received the approval of the IURC and all other governmental and regulatory approvals and actions necessary to consummate the transactions contemplated hereby, which are either required to be obtained prior to the Effective Date by applicable law or regulation or are necessary to prevent a material adverse change in the assets, liabilities, business, properties, profits, prospects or condition of Camden.

             6.6 Necessary Consents. Camden shall have received consents, in form and substance reasonably satisfactory to TDS, to the transactions contemplated hereby from all appropriate governmental authorities and from the other parties to all contracts, leases, agreements and permits to which Camden is a party or by which it is affected and which require such consent prior to the Effective Date or are necessary to prevent a material adverse change in the assets, liabilities, business, properties, profits, prospects or condition of Camden.

             6.7  Approval by Camden Shareholders.  This
   Agreement, the Merger and the other transactions contemplated hereby shall have been approved by the requisite vote of the holders of outstanding Camden Shares at a meeting duly called and held, and there shall have been delivered to TDS and Sub a certificate, dated the Effective Date, signed on behalf of Camden by its Secretary or an Assistant Secretary to such effect and to which is attached the resolution or resolutions approved by such Camden Shares and a list of the shareholders of record of Camden on the Effective Date, including holders of any Dissenting Shares.

             6.8 No Stop Orders. No stop order suspending the effectiveness of the TDS Registration Statement or the Merger
   Registration Statement shall have been entered by the SEC.

             6.9  Listing of TDS Common Shares.  The TDS Common
   Shares to be issued in connection with the Merger shall continue to be approved for listing upon notice of issuance by the American Stock Exchange.

             6.10 Approval by TDS Board of Directors.  This
   Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of TDS.

             6.11 Dissenting Shares. There shall be not more than 15 Dissenting Shares.
                                -24-

             6.12 Comfort Letter. TDS and Sub shall have received a comfort letter from Kehlenbrink, Lawrence & Pauckner, certified public accountants, dated the date of mailing the Proxy Statement and the Effective Date and addressed to TDS and Sub, in each case in form and substance reasonably acceptable to TDS and Sub, covering such matters reasonably requested by them.


   SECTION 7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF CAMDEN.

             The obligations of Camden to effect the Merger shall, at the option of Camden, be subject to the satisfaction, on or prior to the Effective Date, of the following conditions:

             7.1 No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by TDS or Sub in the performance of any of their respective covenants and agreements herein; each of the representations and warranties of TDS and Sub contained or referred to in this Agreement shall be true and correct in all material respects on the Effective Date as though made on the Effective Date except as affected by transactions contemplated by this Agreement; and there shall have been delivered to Camden a certificate or certificates to such effect, dated the Effective Date, signed on behalf of TDS by its President or one of its vice presidents.

             7.2 Opinions of Counsel for TDS and Sub. Camden shall have received opinions, dated the Effective Date, in form and substance reasonably satisfactory to Camden and its counsel, from (i) Sidley & Austin, counsel for TDS and Sub, to the effect set forth in Exhibit C, and (ii) from Barnes & Thornburg, special Indiana counsel for TDS and Sub, substantially to the effect set forth in Exhibit D.

             7.3 Corporate Action. TDS and Sub shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and there shall have been furnished to Camden certified copies of resolutions adopted by the Board of Directors of TDS and of Sub and by the sole shareholder of Sub, in form and substance reasonably satisfactory to counsel for Camden, in connection with such transactions. The Consulting Agreement and each of the Employment Agreements attached as Exhibits to this Agreement (the "Employment Agreements") shall have been duly executed and delivered by the parties thereto.

             7.4 No Restraint or Litigation. No action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

             7.5  Necessary Governmental Approvals.  If
   necessary, the waiting period under the HSR Act shall have expired or been terminated, and the parties shall have received the approval of the
                                -25-

   IURC and all other governmental and regulatory approvals and actions necessary to consummate the transactions contemplated hereby which are required to be obtained prior to the Effective Date by applicable law or regulation or are necessary to prevent a material adverse change in the assets, liabilities, business, properties, profits, prospects or condition of Camden.

             7.6  Approval by Camden Shareholders.  This
   Agreement, the Merger and the other transactions contemplated hereby shall have been approved by the requisite vote of the holders of outstanding Camden Shares.

             7.7 No Stop Orders. No stop order suspending the effectiveness of the TDS Registration Statement or the Merger
   Registration Statement shall have been entered by the Commission.

             7.8  Listing of TDS Common Shares.  The TDS Common
   Shares to be issued in connection with the Merger shall continue to be approved for listing upon notice of issuance by the American Stock Exchange.


   SECTION 8.   OPERATION OF CAMDEN FOLLOWING THE MERGER

             8.1 Operation of Camden; Officers and Directors of Camden. (a) After the Effective Date, TDS intends to continue to operate Camden as an independent local telephone company with its Board of Directors, Management and employees existing on the date hereof, provided that TDS shall have the right to nominate and elect one member of the Camden Board. TDS shall also keep the present business office open at Camden for at least ten years following the Effective Date. So long as such Camden directors continue to serve as directors, they will receive annual compensation at a level no less than the annual compensation and bonus now payable to such directors. Subject to the Employment Agreements, annual compensation of Camden's officers and employees on the date hereof will be maintained at no less than the compensation now payable to such officers and employees. During such ten-year period, Camden's President and Vice President may, at their discretion, attend the Annual Convention and spring and fall District Meetings of the Indiana Telephone Association and the USTA Annual Convention, accompanied by their spouses, with all expenses to be paid by Camden.

             (b) The Board of Directors of Camden may continue, in its reasonable discretion, to utilize the services of those local banks, accountants and attorneys currently utilized by Camden. The Camden Board of Directors shall, in its discretion, have the right to continue to make community service donations to local school, library, Little League and similar community institutions, activities and services at levels equal to those paid by Camden in the past.
                                -26-

             (c) During such ten-year period each director of Camden shall continue to receive a Christmas bonus of $500.

             (d) TDS shall cause Camden to continue to provide, at Camden's expense, existing medical benefits for Camden Directors Lloyd Yerkes and Joe P. Sullivan and their respective wives with Blue Cross and Blue Shield of Indiana and for Jo Ann Johnson with Pipe Traders Industry Health & Welfare Plan, Terre Haute, Indiana, throughout their respective lifetimes.

             (e)  Subject to the foregoing provisions of this
   Section 8 and to the Employment Agreements, TDS shall have the right, no later than ten years following the Effective Date, to convert all Camden employees on the date hereof then employed by Camden to TDS wage and salary scales (but compensation of any such employee shall not be reduced from what he/she is actually earning at the time of such conversion) and to TDS standard benefit plans, including, but not limited to, pension, medical, dental and insurance benefits.

             (f) All new employees hired by Camden after the date hereof shall come under TDS wage and salary scales and participate only in TDS standard employee benefit plans.


   SECTION 9.   INDEMNIFICATION

             9.1 By the Camden Shareholders to TDS. By their approval of this Merger Agreement and their receipt of the Merger Consideration, the Camden Shareholders, jointly and severally, agree to indemnify, hold harmless and defend TDS and each of its officers, directors, employees, affiliates, subsidiaries, successors and assigns (the "TDS Indemnitees"), against any claim, demand, loss, expense, obligation or liability, including interest, penalties and reasonable attorneys' fees (collectively, "Losses") incurred by any TDS Indemnitee ("TDS Losses") relating to, resulting from or arising out of (a) any breach by Camden or any Camden Shareholder in the performance of their respective obligations under this Agreement, (b) the inaccuracy of any of the representations or warranties made by Camden or any Camden Shareholder in this Agreement, in any exhibit or schedule hereto, or in any other instrument delivered in accordance with the provisions hereof, or (c) any action, suit, proceeding, assessment or judgment incident to any of the foregoing.

             9.2 By TDS to the Camden Shareholders. TDS agrees to indemnify, hold harmless and defend the Camden Shareholders, and each of Camden's officers, directors, employees, affiliates, subsidiaries, successors and assigns (the "Camden Indemnitees"), against all Losses incurred by any of them ("Camden Shareholder Losses") relating to, resulting from or arising out of (a) any breach by TDS or Sub in the performance of their respective obligations under this Agreement, (b) the inaccuracy of any of the representations made by TDS or Sub in this Agreement, in any
                                -27-
   schedule or exhibit hereto, or in any instrument executed or delivered in accordance with the provisions hereof, or (c) any action, suit, proceeding, assessment or judgment incident to any of the foregoing.


   SECTION 10. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements contained in this Agreement shall survive the Merger until terminated by any applicable statute of limitations, except for the representations, warranties and agreements contained in Sections 2.14, 2.17 and 10, which shall survive the Effective Date and never expire.


   SECTION 11.  TAXES.

             11.1 Liability for Certain Taxes. The Camden Shareholders will pay, and will indemnify TDS and Camden against, any real property transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the transfer of the Camden Shares pursuant to this Agreement, together with any penalties or interest with respect to such taxes.

             11.2 Tax Returns. (a) Camden shall file or cause to be filed when due all Tax Returns with respect to Taxes that are required to be filed by or with respect to Camden for taxable years or periods ending on or before the Effective Date and shall remit any Taxes due in respect of such Tax Returns, and TDS shall file or cause to be filed when due all Tax Returns with respect to Taxes that are required to be filed by or with respect to Camden for taxable years or periods ending after the Effective Date and shall remit any Taxes due in respect of such Tax Returns. All Tax Returns which Camden is required to file or cause to be filed in accordance with this Section 10.2(a) shall be prepared and filed in a manner consistent with past practice and, on such Tax Returns, no position shall be taken or method adopted that is inconsistent with positions taken or methods used in preparing and filing similar Tax Returns in prior periods.

             (b) Camden will promptly deliver or cause to be delivered to TDS true and complete copies of: (A) all income Tax Returns of Camden requested by TDS; (B) any other Tax Returns requested by TDS, as may be relevant to Camden or its assets or operations; and (C) any workpapers or other supporting data requested by TDS relating to income Taxes reflected in the financial statements described in Section 2.4, relating to Tax Returns made available pursuant to (A) or
   (B), or relating to Tax Returns not yet filed, in each case, however, only to the extent in the possession of Camden.

             11.3  Assistance and Cooperation.  After the Closing
   Date, each of the Camden Shareholders and TDS shall:
                                -28-

        (i) assist (and cause their respective affiliates to assist) the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with Section 11.2;

             (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax
        Returns of Camden;

             (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of Camden;

             (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of Camden for taxable periods for which the other may have a liability under this Section 10; and

             (v)  furnish the other with copies of all
        correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

             11.4 Adjustment to Merger Consideration. Any payment by TDS, Camden or the Camden Shareholders under this
   Section 11 will be an adjustment to the Aggregate Merger
   Consideration.

             11.5 Survival of Obligations. Notwithstanding anything to the contrary, the obligations of the parties set forth in this Section 11 shall be unconditional and absolute and shall remain in effect without limitation as to time.

             11.6 Definitions. As used in this Agreement, the following terms shall have the following meanings:

             "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, excise, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority.

             "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax
   (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

             "Tax Sharing Arrangement" shall mean any written or unwritten agreement or arrangement for the allocation or payment of
                                -29-

   Tax liabilities or payment for Tax benefits with respect to a combined, consolidated or unitary Tax Return which Tax
   Return includes Camden.


   SECTION 12. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be given by hand or by registered mail, return receipt requested, addressed, if to TDS or Sub, to: Telephone and Data Systems, Inc., 30 North LaSalle Street, Suite 400, 60602,
   Attention: Mr. LeRoy T. Carlson, Chairman, with a copy to Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, Attention: David J. Boyd, Esq., or, if to Camden, to:
   Camden Telephone Company, Inc., 170 West Main Street, Camden, Indiana 46917-0066, Attention: Mr. Jack Ford, with a copy to:
   Dick N. Bishop, Esq., Bishop, Bishop & Bishop, 19 South Center Street, Flora, Indiana 46929. Any party hereto may specify a different address for such purpose by notice to the parties.


   SECTION 13. CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that, except for the furnishing of the Proxy Statement to shareholders of Camden and as otherwise required by law, it will treat in strict confidence all documents, materials and other information which it has obtained regarding the parties during the course of the negotiations leading to the consummation of the transactions provided for herein, and the preparation of this Agreement. Each party hereto agrees that, except for the furnishing of the Proxy Statement to shareholders of Camden and as otherwise required by law, it will not release or cause or permit to be released this Agreement or any part thereof or any copy of the foregoing without the express written consent of the other parties hereto.


   SECTION 14. TERMINATION AND ABANDONMENT. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date:

             (a)  by mutual consent of TDS, Sub and Camden;

             (b) by TDS, Sub or Camden if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining or enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

             (c)  as otherwise set forth herein.
                                -30-

             In the event that this Agreement shall be terminated and the Merger abandoned pursuant to this Section 14, all further obligations of the parties under this Agreement (other than Sections 11, 13 and 15) shall terminate without further liability of any party to the others, provided that nothing herein shall relieve any party from liability for any breach of this Agreement.


   SECTION 15.  OTHER PROVISIONS.

             15.1 Expenses. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with.

             15.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to the principles of conflict of laws.

             15.3 Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

             15.4 Successors and Assigns; Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. TDS shall have the right to assign its rights to a direct or indirect wholly-owned subsidiary, but any such assignment shall not change the obligations of TDS as provided herein. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person, other than the parties and successors and assigns permitted by this
   Section 15.4, any right, remedy or claim under or by reason of this Agreement.

             15.5 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when TDS, Sub and Camden shall have each executed and delivered one counterpart.

             15.6 Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

             15.7 Schedules and Exhibits.  The Schedules and
   Exhibits referred to in this Agreement shall be construed with and are an
                                -31-
   integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

             15.8 Entire Agreement; Amendments and Waivers. This Agreement, including the Schedules and Exhibits, contains the entire understanding of the parties hereto with regard to the subject matter contained herein and supersedes all prior agreements and understandings, whether written or oral. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement at any time before or after the approval of this Agreement by the holders of Camden shares to the extent permitted by applicable law. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                 CAMDEN TELEPHONE COMPANY, INC.



                                 _______________________________
                                 Name:  James R. Sullivan
                                 Title:  President


                                 TELEPHONE AND DATA SYSTEMS, INC.



                                 ________________________________
                                 Name:  LeRoy T. Carlson
                                 Title:  Chairman


                                 TDS-CAMDEN ACQUISITION CORP.



                                 ________________________________
                                 Name:  George L. Dienes
                                 Title:  Vice President








      SIGNATURE PAGE OF THE AGREEMENT AND PLAN OF MERGER BY AND
         AMONG CAMDEN TELEPHONE COMPANY, INC., TELEPHONE AND
         DATA SYSTEMS, INC. AND TDS-CAMDEN ACQUISITION CORP.
                                -32-

                                                        EXHIBIT A

                           PLAN OF MERGER



             This PLAN OF MERGER, dated as of _________, 1995 is made by and between Camden Telephone Company, Inc., a corporation organized and existing under and by virtue of the laws of the State of Indiana (herein called "Camden" or the "Surviving Corporation"), and TDS-Camden Acquisition Corp., a corporation organized and existing under and by virtue of the laws of the State of Indiana (herein called "Sub"). (Camden and TDS are hereinafter sometimes called the "Constituent Corporations").

                        W I T N E S S E T H:

             WHEREAS, the board of directors of each of the Constituent Corporations, in consideration of the mutual agreements of each Constituent Corporation set forth herein, do deem it advisable and generally to the advantage and welfare of the Constituent Corporations and their respective shareholders that Sub be merged with and into Camden;

             WHEREAS, Camden, Sub and Telephone and Data Systems,
   Inc., an Iowa corporation ("TDS"), have entered into an Agreement and Plan of Merger, (the "Merger Agreement"), providing for the merger (the "Merger") of Sub with and into Camden;

             WHEREAS, Camden has authorized capital stock consisting of 560 shares of common stock, without par value
   (the "Camden Shares");

             WHEREAS, Sub has authorized capital stock of 1,000 shares of common stock, without par value, of which 100 shares are now issued and outstanding;

             WHEREAS, Sub is a wholly-owned subsidiary of TDS, and TDS has determined to issue its Common Shares, par value one dollar ($1.00) per share (the "TDS Common Shares"), in order to consummate the Merger of Sub with and into Camden, as provided in the Merger Agreement (the "Merger Consideration"); and

             WHEREAS, Section 23-1-40 of the Indiana Business
   Corporation Law, as amended, authorizes the merger of corporations organized under the Indiana Business Corporation
   Law.

             NOW, THEREFORE, the Constituent Corporations have agreed and do hereby agree as follows:

             1. The Merger. On the Effective Date, Sub shall be merged into Camden and the separate existence of Sub shall thereupon cease, and the name of Camden, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger remain "Camden Telephone Company, Inc." Upon the Effective Date of the Merger, the Surviving Corporation shall be possessed of all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority of a public as well as of a private nature, of each of the Constituent Corporations, and all obligations belonging to or due to each of the Constituent Corporations, shall be vested in the Surviving Corporation without further act or deed. Title to any real estate or any interest therein vested in any Constituent Corporation shall not revert or in any way be impaired by reason of the Merger; that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the Surviving Corporation, the officers of the Constituent Corporations shall execute, acknowledge and deliver such instruments and do such acts.

             The Surviving Corporation shall be liable for all the obligations of each Constituent Corporation. All the rights of creditors of each Constituent Corporation are preserved unimpaired, and all liens upon the property of any Constituent Corporation are preserved unimpaired, on only the property affected by such liens immediately prior to the Effective Date of the Merger.

             2. Effective Date of the Merger. The Merger will become effective upon the filing with the Secretary of State of the State of Indiana this Plan of Merger together with Articles of Merger as required by the Indiana Business Corporation Law. When used in this Plan of Merger, the term "Effective Date" shall mean the date and time at which this Plan of Merger is so filed.

             3. Articles of Incorporation; By-Laws; Directors and Officers. The Articles of Incorporation of Camden as amended shall be the Articles of Incorporation of the Surviving Corporation after the Effective Date unless and until amended in accordance with its terms and as provided by law. The By-Laws of Camden as in effect on the Effective Date shall be the By-Laws of the Surviving Corporation unless and until amended in accordance with its terms or the Articles of Incorporation of the Surviving Corporation and as provided by law. The initial Board of Directors of the Surviving Corporation shall consist of the directors of Sub immediately prior to the Effective Date, who shall serve until their respective successors are duly elected and qualified. The officers of Sub immediately prior to the Effective Date shall be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified.

             4.   Conversion of Shares.  As of the Effective
   Date, by virtue of the Merger and without any action on the part of Sub, Camden, the Surviving Corporation or any holder of any of the following securities:

             (a)  Any Camden Shares which are held in the
   treasury of Camden shall be cancelled;

             (b) All issued and outstanding shares of capital stock of Sub shall be converted into 100 validly issued, fully paid and nonassessable common shares, without par value, of the Surviving Corporation; and

             (c) The Camden Shares issued and outstanding immediately prior to the Effective Date (other than Camden
   Shares to be cancelled pursuant to Section 4(a) and Dissenting
   Shares (as defined in Section 5)) shall be converted into the Merger Consideration.

             5. Dissenting Shares. The provisions of Section 4 shall not apply to Camden Shares (the "Dissenting Shares") held by Camden Shareholders who do not vote such Camden Shares in favor of the approval and adoption of this Agreement and the Merger and who deliver a written notice to Camden in the manner required by Section 23-1-44 of the Indiana Business Corporation Law, stating the intention to demand payment of the fair value of such Camden Shares if the Merger is effected, and if such holders of Camden Shares take all other action required in the manner provided in Section 23-1-44 of the Indiana Business Corporation Law. Such holders shall be entitled to payment for such Camden Shares in accordance with the provisions of Section 23-1-44 of the Indiana Business Corporation Law, if applicable.

             6. Terms and Conditions. The obligations of each Constituent Corporation under this Plan of Merger are subject to the satisfaction or waiver of the terms and conditions of the Merger Agreement prior to the Effective Time of the Merger.

             7.   Termination and Abandonment.  Anything
   contained in this Plan of Merger to the contrary notwithstanding, this Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Date if the Merger Agreement is terminated.

             8. Amendments. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Plan of Merger at any time before or after the approval of this Plan of Merger by the holders of Camden Shares to the extent permitted by applicable law.

             9. Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to the principles of conflict of laws.

             IN WITNESS WHEREOF, the parties to this Plan of Merger have caused this Plan of Merger to be executed on the day and year first above written.

   Attest:                       TDS-CAMDEN ACQUISITION CORP.



   _________________________     By:  ___________________________
   Stephen P. Fitzell                 George L. Dienes
   Secretary                          President


   Attest:                       CAMDEN TELEPHONE COMPANY, INC.



   _________________________     By:  ___________________________
   Jo Ann Johnson                     James R. Sullivan
   Treasurer/Secretary                President

                                                        EXHIBIT B

                [Opinion of Bishop, Bishop & Bishop]







                          ___________, 1995




   Telephone and Data Systems, Inc.
   Suite 4000
   30 North LaSalle Street
   Chicago, Illinois  60602


   Ladies and Gentlemen:

             We refer to the Agreement and Plan of Merger dated as of ________, 1995 (the "Agreement") by and among Camden Telephone Company, Inc., an Indiana corporation ("Camden"), Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), and TDS-Camden Acquisition Corp., an Indiana corporation and wholly-owned subsidiary of TDS ("Sub"), providing for (i) the merger of Sub with and into Camden (the "Merger") and (ii) the conversion of each issued and outstanding share of common stock, without par value, of Camden into the right to receive Common Shares, par value $1.00 per share, of TDS, as set forth in the Agreement. Unless otherwise defined herein, capitalized terms have the meanings specified in the Agreement.

             We have acted as counsel to Camden in connection with the preparation, execution and delivery of the Agreement and the consummation of the transactions contemplated thereby. For the purpose of rendering the opinions set forth herein, we have relied, as to various questions of fact material to such opinions, upon the representations made in the Agreement and upon certificates of officers of Camden. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, have examined such questions of law and, subject to the limitations set forth herein, have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of

   Telephone and Data Systems, Inc.
   _________, 1995
   Page 2

   all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

             Based upon the foregoing, subject to the exceptions, qualifications and limitations set forth hereafter, we are of the opinion that:

             1. Camden is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, and has corporate power and authority to execute and deliver the Agreement, to consummate the transactions contemplated thereby (including the execution and delivery of the Plan of Merger and Articles of Merger) and to perform its obligations thereunder.

             2. The execution, delivery and performance of the Agreement by Camden has been duly authorized by all necessary corporate action of Camden. Assuming due authorization, execution and delivery by the other parties thereto, the Agreement is a legal, valid and binding agreement of Camden, enforceable against Camden in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

             3. The authorized capital of Camden consists of 560 shares of common stock, without par value, of which 280 shares are issued and outstanding. Except for the Merger Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of Camden. All of the outstanding Camden Shares are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any pre-emptive of other rights.

             4. The IURC Approval has been obtained and has become final. Assuming all other necessary consents contemplated by the Agreement have been obtained, the execution and delivery of the Agreement by Camden do not and will not result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or any event creating rights of termination or cancellation under
   (i) the articles of incorporation or by-laws of Camden or (ii) to our knowledge, any material agreement, indenture, note, mortgage, lease, license, franchise, permit, judgment, decree, order, statute, rule or regulation to which Camden is a

   Telephone and Data Systems, Inc.
   ________, 1995
   Page 3

   party, by which it is bound, or to which any of its properties are subject.

             5. To our knowledge, no consent, authorization, order or approval of or filing or registration with any administrative agency, governmental authority or other person or entity is required for the valid execution, delivery or performance of the Agreement by Camden, except for the IURC Approval, which has been obtained and has become final.

             6. To our knowledge, there is no investigation, claim, action, suit or other proceeding pending or threatened against Camden which questions the legality or propriety of the transactions contemplated by the Agreement.

             7. On the date of mailing to Camden shareholders and on the date of the Camden shareholders meeting, the Proxy Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and any information with respect to or supplied by TDS or Sub, as to which we express no opinion) complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, as though Camden were subject to such Act and such rules and regulations.

             In the course of the preparation of the Proxy Statement we have considered the information set forth therein in light of the matters required to be set forth therein, and we have participated in conferences with officers and representatives of Camden, during the course of which the contents of the Proxy Statement and related matters were discussed. We have not independently checked the accuracy or completeness of, or otherwise verified, and accordingly are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Proxy Statement; and we have relied as to materiality, to a large extent, upon the judgment of officers and representatives of Camden. However, as a result of such consideration and participation, nothing has come to our attention which causes us to believe that the Proxy Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and any information with respect to or supplied by TDS or Sub, as to which we express no belief), on the date of mailing to Camden shareholders or on the date of the Camden shareholders' meeting, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   Telephone and Data Systems, Inc.
   ________, 1995
   Page 4

             Any opinion or statement herein which is expressed to be "to our knowledge" or is otherwise qualified by words of like import means that the lawyers currently practicing law with this Firm who have had an active involvement in negotiating the Agreement have no current conscious awareness of facts or information contrary to such opinion or statement. Except as otherwise expressly stated in this letter, no independent investigation with respect to such facts or information has been undertaken by or on behalf of such lawyers.

             This opinion is limited to laws of the State of Indiana. We are furnishing this opinion to you solely for your benefit in connection with the above-described transactions; accordingly, it is not to be used, circulated, quoted, filed with any governmental authority or other regulatory agency or otherwise referred to or utilized for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

                                 Very truly yours,

                                                        EXHIBIT C

                    [Opinion of Sidley & Austin]



                          ___________, 1995



   The Stockholders of
   Camden Telephone Company, Inc.


   Ladies and Gentlemen:

             We refer to the Agreement and Plan of Merger dated as of ________, 1995 (the "Agreement") by and among Camden Telephone Company, Inc., an Indiana corporation ("Camden"), Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), and TDS-Camden Acquisition Corp., an Indiana corporation and a wholly-owned subsidiary of TDS ("Sub"), providing for (i) the merger of Sub with and into Camden (the "Merger") and (ii) the conversion of each issued and outstanding share of common stock, without par value, of Camden into the right to receive Common Shares, par value $1.00 per share, of TDS, as set forth in the Agreement. Unless otherwise defined herein, capitalized terms have the meanings specified in the Agreement.

             We have acted as counsel to TDS in connection with the preparation, execution and delivery of the Agreement and the consummation of the transactions contemplated thereby.
   For the purpose of rendering the opinions set forth herein, we have relied, as to various questions of fact material to such opinions, upon the representations made in the Agreement and upon certificates of officers of TDS. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, have examined such questions of law and, subject to the limitations set forth herein, have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

   Stockholders of
   Camden Telephone Company, Inc.
   _________, 1995
   Page 2

             Based upon the foregoing, subject to the exceptions, qualifications and limitations set forth hereafter, we are of the opinion that:

             1. TDS is a corporation duly incorporated and validly existing under the laws of the State of Iowa, and has corporate power and authority to execute and deliver the Agreement, to consummate the transactions contemplated thereby and to perform its obligations thereunder.

             2. The execution, delivery and performance of the Agreement by TDS have been duly authorized by all necessary corporate action of TDS.

             3. The TDS Common Shares being issued on the date hereof in connection with the Agreement, when certificates therefor have been duly executed, countersigned and registered and delivered against payment of the agreed consideration therefor, will be duly authorized and validly issued Common Shares of TDS which are fully paid and nonassessable, and the issuance of such TDS Common Shares pursuant to the Agreement and the Merger have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and, subject to notice of official issuance, will be listed for trading on the American Stock Exchange.

             4. Assuming the IURC Approval and all other necessary consents contemplated by the Agreement have been obtained, the execution and delivery of the Agreement by TDS do not and will not result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or any event creating rights of termination or cancellation under (i) the articles of incorporation or by-laws of TDS or (ii) to our knowledge, any material agreement, indenture, note, mortgage, lease, license, franchise, permit, judgment, decree, order, statute, rule or regulation to which TDS is a party, by which TDS is bound, or to which any of its properties is subject.

             5. To our knowledge, no consent, authorization, order or approval of or filing or registration with any administrative agency, governmental authority or other person or entity is required for the valid execution, delivery or performance of the Agreement by TDS, except for those duly obtained or waived as contemplated by the Agreement on or prior to the date hereof.

             6. To our knowledge, there is no investigation, claim, action, suit or other proceeding pending or threatened against TDS

   Stockholders of
   Camden Telephone Company, Inc.
   _______,1995
   Page 3

   which questions the legality or propriety of the transactions contemplated by the Agreement.

             7. On the date of mailing to holders of Camden Shares and on the date of the Camden shareholders' meeting, the Proxy Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and any information with respect to or supplied by Camden, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC thereunder.

             In the course of the preparation of the Proxy Statement we have considered the information set forth therein in light of the matters required to be set forth therein, and we have participated in conferences with officers and representatives of TDS and Sub, during the course of which the contents of the Prospectus and related matters were discussed. We have not independently checked the accuracy or completeness of, or otherwise verified, and accordingly are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus; and we have relied as to materiality, to a large extent, upon the judgment of officers and representatives of TDS and Sub. However, as a result of such consideration and participation, nothing has come to our attention which causes us to believe that the Morser Registration Statement or the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein, and any information with respect to or supplied by Camden, as to which we express no belief), on the date of mailing to Camden shareholders or on the date of the Camden shareholders' meeting, included any untrue statement of a material fact relating to TDS or Sub or omitted to state a material fact relating to TDS or Sub necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

             Any opinion or statement herein which is expressed to be "to our knowledge" or is otherwise qualified by words of like import means that the lawyers currently practicing law with this Firm who have had an active involvement in negotiating the Agreement have no current conscious awareness of facts or information contrary to such opinion or statement. Except as otherwise expressly stated in this letter, no independent investigation with respect to such facts or information has been undertaken by or on behalf of such lawyers.

   Stockholders of
   Camden Telephone Company, Inc.
   ________, 1995
   Page 4

             Except as expressly stated in the next sentence, this opinion is limited to the Securities Act. Insofar as the opinions expressed in paragraphs 1, 2, 3 and 4 above relate to matters governed by the laws of the State of Iowa, we have not made an independent examination of such laws, but have relied exclusively, with your consent, as to such laws, upon the attached opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C., of Des Moines, Iowa, subject to all the qualifications, exceptions and limitations stated therein.

             TDS is controlled by a voting trust. Walter C.D. Carlson, a trustee and a beneficiary of such voting trust and a director of TDS, Michael G. Hron, the Secretary of TDS, Sub and certain other TDS subsidiaries, Stephen P. Fitzell, the Secretary of certain TDS subsidiaries, and Sherry S. Treston, the Assistant Secretary of certain TDS subsidiaries, are partners of this Firm.

             We are furnishing this opinion to you solely for your benefit in connection with the above-described transactions; accordingly, it is not to be used, circulated, quoted, filed with any governmental authority or other regulatory agency or otherwise referred to or utilized for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

                                 Very truly yours,



                                 Sidley & Austin

                                                        EXHIBIT D


         [Opinion of Special Indiana Counsel to TDS and Sub]






                          ___________, 1995




   The Stockholders of
   Camden Telephone Company, Inc.


   Ladies and Gentlemen:

             We refer to the Agreement and Plan of Merger dated as of ________, 1995 (the "Agreement") by and among Camden Telephone Company, Inc., an Indiana corporation ("Camden"), Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), and TDS-Camden Acquisition Corp., an Indiana corporation and wholly-owned subsidiary of TDS ("Sub"), providing for (i) the merger of Sub with and into Camden (the "Merger") and (ii) the conversion of each issued and outstanding share of common stock, without par value, of Camden into the right to receive Common Shares, par value $1.00 per share, of TDS, as set forth in the Agreement. Unless otherwise defined herein, capitalized terms have the meanings specified in the Agreement.

             We have acted as special Indiana counsel to TDS and Sub in connection with the preparation, execution and delivery of the Agreement and the consummation of the transactions contemplated thereby. For the purpose of rendering the opinions set forth herein, we have relied, as to various questions of fact material to such opinions, upon the representations made in the Agreement and upon certificates of officers of TDS and Sub. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, have examined such questions of law and, subject to the limitations set forth herein, have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

   Stockholders of
   Camden Telephone Company, Inc.
   ________, 1995
   Page 2

             Based upon the foregoing, subject to the exceptions, qualifications and limitations set forth hereafter, we are of the opinion that:

             1. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, and has corporate power and authority to execute and deliver the Agreement, to consummate the transactions contemplated thereby (including the execution and delivery of the Plan of Merger and Articles of Merger) and to perform its obligations thereunder.

             2. The execution, delivery and performance of the Agreement by Sub has been duly authorized by all necessary corporate action of Sub. Assuming due authorization, execution and delivery by the other parties thereto, the Agreement is a legal, valid and binding agreement of TDS and Sub, enforceable against TDS and Sub in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

             3. The IURC Approval has been obtained and has become final. Assuming all other necessary consents contemplated by the Agreement have been obtained, the execution and delivery of the Agreement by TDS and Sub do not and will not result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or any event creating rights of termination or cancellation under
   (i) the articles of incorporation or by-laws of Sub or (ii) to our knowledge, any material agreement, indenture, note, mortgage, lease, license, franchise, permit, judgment, decree, order, statute, rule or regulation to which TDS or Sub is a party, by which either of them is bound, or to which any of their respective properties is subject.

             4. To our knowledge, no consent, authorization, order or approval of or filing or registration with any administrative agency, governmental authority or other person or entity is required for the valid execution, delivery or performance of the Agreement by TDS and Sub, except for the IURC Approval, which has been obtained and has become final.

             5. To our knowledge, there is no investigation, claim, action, suit or other proceeding pending or threatened against TDS

   Stockholders of
   Camden Telephone Company, Inc.
   ________, 1995
   Page 3

   or Sub which questions the legality or propriety of the transactions contemplated by the Agreement.

             Any opinion or statement herein which is expressed to be "to our knowledge" or is otherwise qualified by words of like import means that the lawyers currently practicing law with this Firm who have had an active involvement in negotiating the Agreement have no current conscious awareness of facts or information contrary to such opinion or statement. Except as otherwise expressly stated in this letter, no independent investigation with respect to such facts or information has been undertaken by or on behalf of such lawyers.

             This opinion is limited to the laws of the State of Indiana. We are furnishing this opinion to you solely for your benefit in connection with the above-described transactions; accordingly, it is not to be used, circulated, quoted, filed with any governmental authority or other regulatory agency or otherwise referred to or utilized for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

                                 Very truly yours,

                                                      EXHIBIT E-1

                        CONSULTING AGREEMENT



             CONSULTING AGREEMENT made as of ___________, 1995, by and between CAMDEN TELEPHONE COMPANY, INC., an Indiana corporation (the "Company"), and Jack Ford ("Consultant").

             WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of __________, 1995, by and among Telephone and Data Systems, Inc. ("TDS"), TDS-Camden Acquisition Corp. ("Sub") and the Company, TDS has on the date hereof acquired all of the outstanding capital stock of the Company pursuant to a merger of Sub with and into the Company;

             WHEREAS, the Consultant has entered into an Employment Agreement dated as of the date hereof (the "Employment Agreement") pursuant to which he will serve as General Manager of the Company for a term ending on the earlier of (a) ___________, 2000 or (b) the date on which Consultant elects to retire from the Company pursuant to
   Section 6(b) of the Employment Agreement (the "Employment
   Termination Date");

             WHEREAS, the Consultant has considerable knowledge and experience regarding the business, affairs, customers and operations of the Company (the "Business"); and

             WHEREAS, in consideration of such knowledge and experience, the Company desires to provide for the services of Consultant under the terms and conditions as hereinafter set forth;

             NOW THEREFORE, in consideration of the foregoing and the mutual promises and undertakings hereinafter set forth, the parties hereto agree as follows:

             1.   Engagement.    The Company agrees to engage
   Consultant and Consultant agrees to provide consulting services to the Company in accordance with the terms and conditions hereinafter contained.

             2. Term. Consultant shall provide consulting services to the Company for the term of five (5) years commencing on the Employment Termination Date (the "Term").

             3. Duties. Consultant shall undertake to provide consulting and advisory services for and on behalf of, and in the manner and to the extent reasonably requested by, the Company or TDS. Such consulting services shall include (i) being accessible, via phone or in person, to answer operational questions relating to Camden, (ii) overseeing special projects, such as community service or awareness projects of a short duration and with at least 30 days advance notice, (iii) representation of the Company and TDS at Indiana Telephone Association meetings and on any committee thereof which the Company's board recommends, and,
   (iv) with appropriate advance notice, assisting TDS Development Team members in their acquisition efforts with respect to other independent telephone companies in Indiana. Such services shall be performed in the geographic areas in which Consultant has heretofore performed services for the Company, and Consultant shall not be required to accept assignments elsewhere without his consent.

             Consultant shall at all times during the Term be an independent contractor, rather than a co-venturer, agent, employee or representative of the Company. The Company hereby acknowledges and agrees that Consultant may render consulting, employment or other services to other businesses during the Term, subject to the condition that such services shall not be detrimental to the interests of the Company or TDS. During the Term hereunder, Consultant shall take no action which would jeopardize or impair in any way the Business or the interests of the Company or TDS.

             4. Expense. Consultant's actual and reasonable expenses incurred upon the specific request of the Company in connection with the duties and responsibilities under this Agreement shall be paid for by the Company upon presentment of vouchers covering such expenses in accordance with standard TDS policies.

             5.   Compensation.

             (a) The Company shall pay to Consultant during the Term hereunder a retainer at an annual rate equal to 40% of the base annual salary being paid to him on the Employment
   Termination Date pursuant to the Employment Agreement.

             (b)  The compensation payable pursuant to
   paragraph (a) of this Section shall be deemed to accrue ratably during the calendar year and shall be paid monthly.

             (c) Except as provided in the Employment Agreement with respect to benefits payable to Mr. Ford as a retired employee of a TDS subsidiary, Consultant shall not be entitled to any employee benefits hereunder, including, but not limited to, medical, dental or life insurance, pension, vacation, disability, sick pay or any other benefits under plans or policies maintained from time to time by the Company or TDS.

             6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and any successor to the Company, and any such successor shall be deemed substituted for the Company under the provisions of this Agreement. For the purposes of the Agreement, the term "successor" shall mean any person, firm, corporation or other business equity which at any time, whether by merger, purchase, liquidation or otherwise, shall acquire all or substantially all of the assets or business of the Company. The Consultant's obligations hereunder are hereby expressly declared to be nonassignable and nontransferable.

             7.   Notices.  Any notice given or required
   hereunder may be served by personal delivery or by leaving the same at or by sending the same by first-class post addressed to:

             (a) in the case of the Company, at its principal executive office at the time being;

             (b)  in the case of the Consultant, at the
   Consultant's address on the records of the Company; or

             (c) in the case of either party, such other address as shall have been notified in writing to the other party for the purposes of service hereunder.

             8.   Termination of Existing Terms of
   Service. Except for the Employment Agreement and as otherwise provided herein, this Agreement is in substitution for all previous contracts or arrangements, including terms of employment (express or implied) between the Company and the Consultant, which shall be deemed to have been terminated by mutual consent as of the date of this Agreement.

             9. Amendment. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

             10. Entire Agreement. This instrument constitutes the entire agreement of the parties hereto with respect to the Consultant's duties and obligations and compensation therefor.

             11. No Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed as a wavier of such provisions or to affect either the validity of this Agreement, or any party hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

             12. Governing Law. All questions pertaining to the validity, construction, execution, and performance of this Agreement shall be construed in accordance with and governed by the laws of the State of Indiana.

             13.  Severability.  The invalidity or
   unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement and shall be construed in all respects as if such invalid or unenforceable provisions were omitted. While provisions of this Agreement are considered by the parties to be fair and reasonable in all the circumstances, it is agreed that if any of such provisions shall be adjudged to be void or ineffective for whatever reason, but would be adjudged to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope, the said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

             14. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts signed in the aggregate by all parties hereto shall constitute a single original instrument.

             IN WITNESS WHEREOF, the parties hereof have caused this instrument to be duly executed as of the day and year first above written.

   COMPANY:                      CAMDEN TELEPHONE COMPANY, INC.



                                 By:  ___________________________
                                      Name:
                                      Title:



   CONSULTANT:                   ________________________________
                                 Name:  Jack Ford





                          SIGNATURE PAGE TO
                        CONSULTING AGREEMENT
                              JACK FORD

                                                      EXHIBIT E-2

                        EMPLOYMENT AGREEMENT



             EMPLOYMENT AGREEMENT made as of ___________, 1995, by and between CAMDEN TELEPHONE COMPANY, INC., an Indiana corporation (the "Company"), and Jack Ford ("Employee").

             WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of __________, 1995, by and among Telephone and Data Systems, Inc. ("TDS"), TDS-Camden Acquisition Corp. ("Sub") and the Company, TDS has on the date hereof acquired all of the outstanding capital stock of the Company pursuant to a merger of Sub with and into the Company;

             WHEREAS, the Employee has been employed as General
   Manager of the Company for __ years and accordingly has considerable knowledge and experience regarding the business, affairs, customers and operations of the Company (the
   "Business"); and

             WHEREAS, in consideration of such knowledge and experience, the Company desires to provide for the employment of Employee under the terms and conditions as hereinafter set forth;

             NOW THEREFORE, in consideration of the foregoing and the mutual promises and undertakings hereinafter set forth, the parties hereto agree as follows:

             1.   Employment.    The Company agrees to employ
   Employee and Employee agrees to accept employment with the Company in accordance with the terms and conditions hereinafter contained.

             2. Term. Subject to the right of the Company under Section 6(a) to terminate Employee's employment and to Employee's rights under Section 6(b), Employee shall serve the Company for the term of five (5) years commencing on the date of this Agreement (the "Term") and thereafter at the will of each of the Company and the Employee until such employment is terminated by either party.

             3. Duties. Employee shall continue to serve as General Manager of the Company with substantially the same duties and responsibilities as he currently has and shall have such other responsibilities and shall perform such other duties as shall be mutually established by the Company and the Employee from time to time (the "Duties"). During employment hereunder, Employee shall devote full time to the business and affairs of the Company to perform such Duties, and shall take no action, or fail to take any action, which would jeopardize or impair in any way the Business and shall use such Employee's best efforts to advance the best interests of the Company and TDS at all times.

             4. Place of Performance. Except as mutually agreed by Employee and the Company, Employee shall perform the Duties hereunder at the offices of the Company but may be required to travel and render services in different locations from time to time, on a temporary basis only, in the performance of such Duties.

             5.   Compensation and Benefits.

             (a)(i) During the period from the date of this Agreement until December 31, 1995, the Company shall pay to Employee a salary at an annual rate equal to the annual rate being paid by the Company to Employee on the date hereof.

             (ii) During each calendar year during the Term after December 31, 1995, the Company shall pay to Employee a salary at an annual rate equal to the average compensation (as reported in the annual National Telephone Company Association ("NTCA") survey) paid by reporting NTCA member companies located in the Northeast Region to their General Managers (NTCA Table No. 6) during the prior year.

             (b) The salary payable pursuant to paragraph (a) of this Section shall be deemed to accrue ratably during the calendar year and shall be paid according to the normal payroll periods of the Company. In the event Employee's employment is terminated pursuant to Section 6, payment shall be made for the portion of the payroll period during which Employee was employed on a pro rata basis.

             (c)  Subject to Section 6(b), the salary
   arrangements pursuant to paragraph (a) of this Section shall terminate upon the retirement, termination, death or permanent disability of Employee and no further payment thereof shall be made.

             (d)  The Employee shall be entitled to elect either
   (i) to continue to participate in the 100% Company paid group medical, dental, long-term disability and term insurance plans provided by Lincoln National Life Insurance Company to employees of the Company on the date hereof or (ii) to be covered by the group medical, dental, disability and life insurance plans maintained from time to time by TDS and available to employees of TDS' other telephone company subsidiaries, subject to all other eligibility requirements applicable to TDS employees generally. Any election by Employee to be covered by such TDS plans shall be final and Employee shall thereafter have no right to elect or reelect to be covered by the Company plans referred to in (i) above.

             (e) Employee shall be entitled to continue to participate in the Company's pension benefit plan (the
   "Existing Camden Plan") unless such participation or the continuation of the

   Existing Camden Plan after the date hereof has the effect of terminating the tax-qualified status (under Section 401(a) of the Internal Revenue Code) of the Existing Camden Plan or the TDS Plan (as defined below). In such event (i) Employee's participation in the Existing Camden Plan shall be terminated and Employee shall participate in the then current TDS pension plan applicable to employees of TDS' other telephone company subsidiaries (the "TDS Plan"); and (ii) TDS shall, if necessary, supplement the benefits available to Employee upon his retirement from the Company to the extent necessary to make the aggregate retirement benefits payable to Employee at least equal to those payable under the Existing Camden Plan. Upon retirement, Employee shall be entitled to participate in the TDS then existing retirement medical and insurance benefits, subject to clause (g) below.

             (f) Employee shall be entitled to participate in TDS' 401(k) Tax-Deferred Savings Plan and Trust and TDS'
   Employee Stock Purchase Plan.

             (g) For the purposes of clauses (d), (e) and (f) above, and participation by Employee in the TDS employee or retiree benefit plans mentioned therein, (i) Employee's participation shall be subject to all eligibility standards applicable to such plans applicable to all employees of TDS and its affiliates and (ii) Employee shall be credited with his prior years of service with Camden to the extent permitted by such plans and standards.

             (h) During the Term, the Employee will be entitled to receive the customary $500 Christmas bonus paid by the Company in the past.

             (i) During the Term, the Employee shall be entitled to receive, at the cost of the Company, local exchange telephone service so long as Employee lives within the Camden exchange area.

             (j) During the Term, Employee shall be entitled to the number of vacation days and holiday periods as are in accordance with applicable TDS policy for employees of its other telephone company subsidiaries.

             (k) During the Term, the Company's vehicle replacement program, as it exists on the date hereof, shall be applicable to Employee.

             (l) Employee shall be entitled to reimbursement for business travel and professional education related expenses in accordance with TDS's standard company policy.

             6. Termination. (a) Without prejudice to any other rights it may have, the Company shall have the right by notice in writing given to Employee to terminate this Agreement and the Employee's employment hereunder if:

             (i) Employee shall be guilty of gross negligence in connection with the Duties hereunder;

             (ii) Employee fails to satisfactorily perform the Duties hereunder or to comply with reasonable directions or regulations of the Company or TDS, or Employee fails to observe and perform the terms and provisions of this Agreement; or

             (iii)  Employee shall be convicted of a crime
   involving dishonesty or moral turpitude.

             (b) At anytime after the first anniversary of the execution of this Agreement, Employee shall have the right to retire from the Company and receive (on the date of such retirement) a single lump sum severance benefit equal to the product obtained by multiplying (x) his average annual compensation during the five calendar years immediately preceding his retirement date, by (y) the lesser of (i) the number of years remaining in the Term, or (ii) 2.99. The foregoing severance payment shall be in lieu of and in full satisfaction of all of the Company's remaining obligations under this Agreement except for the payment of applicable pension and retiree medical and insurance benefits.

             7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and any successor to the Company, and any such successor shall be deemed substituted for the Company under the provisions of this Agreement. For the purposes of the Agreement, the term "successor" shall mean any person, firm, corporation or other business equity which at any time, whether by merger, purchase, liquidation or otherwise, shall acquire all or substantially all of the assets or business of the Company. The Employee's obligations hereunder are hereby expressly declared to be nonassignable and nontransferable.

             8.   Notices.  Any notice given or required
   hereunder may be served by personal delivery or by leaving the same at or by sending the same by first-class post addressed to:

             (a) in the case of the Company, at its principal executive office at the time being;

             (b) in the case of the Employee, at the Employee's address on the records of the Company; or

             (c) in the case of either party, such other address as shall have been notified in writing to the other party for the purposes of service hereunder.

             9.   Termination of Existing Terms of
   Service. Except as otherwise provided herein, this Agreement is in substitution for all previous contracts or terms of employment (express or implied) between the Company and the Employee, which shall be deemed to have been terminated by mutual consent as of the date of this Agreement.

             10. Amendment. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

             11. Entire Agreement. This instrument constitutes the entire agreement of the parties hereto with respect to the Employee's duties and obligations and compensation therefor.

             12. No Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed as a wavier of such provisions or to affect either the validity of this Agreement, or any party hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

             13. Governing Law. All questions pertaining to the validity, construction, execution, and performance of this Agreement shall be construed in accordance with and governed by the laws of the State of Indiana.

             14.  Severability.  The invalidity or
   unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement and shall be construed in all respects as if such invalid or unenforceable provisions were omitted. While provisions of this Agreement are considered by the parties to be fair and reasonable in all the circumstances, it is agreed that if any of such provisions shall be adjudged to be void or ineffective for whatever reason, but would be adjudged to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope, the said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

             15. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts signed in the aggregate by all parties hereto shall constitute a single original instrument.

             IN WITNESS WHEREOF, the parties hereof have caused this instrument to be duly executed as of the day and year first above written.

   COMPANY:                      CAMDEN TELEPHONE COMPANY, INC.


                                 By:  ___________________________
                                      Name:

                                      Title:


   EMPLOYEE:                     ________________________________
                                 Name:  Jack Ford



                          SIGNATURE PAGE TO
                        EMPLOYMENT AGREEMENT
                              JACK FORD

                                                      EXHIBIT E-3

                        EMPLOYMENT AGREEMENT



             EMPLOYMENT AGREEMENT made as of ___________, 1995, by and between CAMDEN TELEPHONE COMPANY, INC., an Indiana corporation (the "Company"), and Robert McCain ("Employee").

             WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of __________, 1995, by and among Telephone and Data Systems, Inc. ("TDS"), TDS-Camden Acquisition Corp. ("Sub") and the Company, TDS has on the date hereof acquired all of the outstanding capital stock of the Company pursuant to a merger of Sub with and into the Company;

             WHEREAS, the Employee has considerable knowledge and experience regarding the business, affairs, customers and operations of the Company (the "Business"); and

             WHEREAS, in consideration of such knowledge and experience, the Company desires to provide for the employment of Employee under the terms and conditions as hereinafter set forth;

             NOW THEREFORE, in consideration of the foregoing and the mutual promises and undertakings hereinafter set forth, the parties hereto agree as follows:

             1.   Employment.    The Company agrees to employ
   Employee and Employee agrees to accept employment with the Company in accordance with the terms and conditions hereinafter contained.

             2. Term. Subject to the right of the Company under Section 6 to terminate Employee's employment, Employee shall serve the Company for the term of ten (10) years commencing on the date of this Agreement (the "Term") and thereafter at the will of each of the Company and the Employee until such employment is terminated by either party. If Employee completes the full ten-year Term hereunder, and suitable employment opportunities then no longer exist at the Company, Employee shall be offered employment opportunities at other TDS companies.

             3. Duties. Employee shall continue to serve as Assistant Manager of the Company with substantially the same duties and responsibilities as he currently has and shall have such other responsibilities and shall perform such other duties as shall be mutually established by the Company and the Employee from time to time (the "Duties"). During employment hereunder, Employee shall devote full time to the business and affairs of the Company to perform such Duties, and shall take no action, or fail to take any action, which would jeopardize or impair in any way the Business and shall use such Employee's best efforts to advance the best interests of the Company and TDS at all times.

             4. Place of Performance. Except as mutually agreed by Employee and the Company, Employee shall perform the Duties hereunder at the offices of the Company but may be required to travel and render services in different locations from time to time, on a temporary basis only, in the performance of such Duties.

             5.   Compensation and Benefits.

             (a)(i) During the period from the date of this Agreement until December 31, 1995, the Company shall pay to Employee a salary at an annual rate equal to the annual rate being paid by the Company to Employee on the date hereof.

             (ii) During each calendar year during the Term after December 31, 1995, the Company shall pay to Employee a salary at an annual rate equal to the average compensation (as reported in the annual National Telephone Company Association ("NTCA") survey) paid by reporting NTCA member companies located in the Northeast Region to their Assistant Managers (NTCA Table No. 15) during the prior year; provided that, if Employee is promoted to a new position within Camden during the Term, Employee's salary thereafter shall be the average compensation so reported on the NTCA Table which corresponds to such new position.

             (b) The salary payable pursuant to paragraph (a) of this Section shall be deemed to accrue ratably during the calendar year and shall be paid according to the normal payroll periods of the Company. In the event Employee's employment is terminated pursuant to Section 6, payment shall be made for the portion of the payroll period during which Employee was employed on a pro rata basis.

             (c)  The salary arrangements pursuant to paragraph
   (a) of this Section shall terminate upon the termination, death or permanent disability of Employee and no further payment thereof shall be made.

             (d)  The Employee shall be entitled to elect either
   (i) to continue to participate in the 100% Company paid medical, dental, long-term disability and group term insurance plans provided by Lincoln National Life Insurance Company to employees of the Company on the date hereof or (ii) to be covered by the group medical, dental, disability and life insurance plans maintained from time to time by TDS and available to employees of TDS' other telephone company subsidiaries, subject to all other eligibility requirements applicable to TDS employees generally. Any election by Employee to be covered by such TDS plans shall be final and Employee shall thereafter have no right to elect or reelect to be covered by the Company plans referred to in (i) above.

             (e) Reference is made to the Employment Agreement dated the date hereof between Mr. Jack Ford and the Company (the "Ford Agreement"). For so long as Mr. Ford continues to be the General Manager of the Company pursuant to the Ford Agreement (but not after the 10th anniversary of this Agreement), Employee shall be entitled to continue to participate in the Company's pension benefit plan (the "Existing Camden Plan") unless such participation or the continuation of the Existing Camden Plan after the date hereof has the effect of terminating the tax-qualified status (under
   Section 401(a) of the Internal Revenue Code) of the Existing Camden Plan or the TDS Plan (as such term is defined below). In such event (i) Employee's participation in the Existing Camden Plan shall be terminated and Employee shall participate in the then current TDS pension plan applicable to employees of TDS' other telephone company subsidiaries (the "TDS Plan"); and (ii), if Employee should retire from the Company on or prior to the date (the "Ford Termination Date") on which Jack Ford is no longer employed by the Company pursuant to the Ford Agreement, TDS shall, if necessary, supplement the benefits available to Employee upon such retirement from the Company to the extent necessary to make the aggregate retirement benefits payable to Employee at least equal to those payable under the Existing Camden Plan. From and after the Ford Termination Date, Employee shall participate in the TDS Plan and TDS shall have no obligation to supplement the benefits provided thereunder. Upon retirement, Employee shall be entitled to participate in the then existing TDS retirement medical and insurance benefit programs, subject to clause (g) below.

             (f) Employee shall be entitled to participate in TDS' 401(k) Tax-Deferred Savings Plan and Trust and TDS'
   Employee Stock Purchase Plan.

             (g) For the purposes of clauses (d), (e) and (f) above, and participation by Employee in the TDS employee or retiree benefit plans mentioned therein, (i) Employee's participation shall be subject to all eligibility standards applicable to such plans applicable to all employees of TDS and its affiliates and (ii) Employee shall be credited with his prior years of service with Camden to the extent permitted by such plans and standards.

             (h) During the Term, the Employee will be entitled to receive the customary $500 Christmas bonus paid by the Company in the past.

             (i) During the Term, the Employee shall be entitled to receive, at the cost of the Company, local exchange telephone service so long as Employee lives within the Camden exchange area.

             (j) During the Term, Employee shall be entitled to the number of vacation days and holiday periods as are in accordance with applicable TDS policy for employees of its other telephone company subsidiaries.

             (k) For the first five years of the Term, the Company's vehicle replacement program, as it exists on the date hereof, shall remain in effect if applicable to Employee.

             (l) Employee shall be entitled to reimbursement for business travel and professional education related expenses in accordance with TDS's standard company policy.

             6. Termination. Without prejudice to any other rights it may have, the Company shall have the right by notice in writing given to Employee to terminate this Agreement and the Employee's employment hereunder if:

             (a) Employee shall be guilty of gross negligence in connection with the Duties hereunder;

             (b) Employee fails to satisfactorily perform the Duties hereunder or to comply with reasonable directions or regulations of the Company or TDS, or Employee fails to observe and perform the terms and provisions of this Agreement; or

             (c)  Employee shall be convicted of a crime
   involving dishonesty or moral turpitude.

             7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and any successor to the Company, and any such successor shall be deemed substituted for the Company under the provisions of this Agreement. For the purposes of the Agreement, the term "successor" shall mean any person, firm, corporation or other business equity which at any time, whether by merger, purchase, liquidation or otherwise, shall acquire all or substantially all of the assets or business of the Company. The Employee's obligations hereunder are hereby expressly declared to be nonassignable and nontransferable.

             8.   Notices.  Any notice given or required
   hereunder may be served by personal delivery or by leaving the same at or by sending the same by first-class post addressed to:
             (a) in the case of the Company, at its principal executive office at the time being;

             (b) in the case of the Employee, at the Employee's address on the records of the Company; or

             (c) in the case of either party, such other address as shall have been notified in writing to the other party for the purposes of service hereunder.

             9.   Termination of Existing Terms of
   Service. Except as otherwise provided herein, this Agreement is in substitution for all previous contracts or terms of employment (express or implied) between the Company and the Employee, which shall be deemed to have been terminated by mutual consent as of the date of this Agreement.

             10. Amendment. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

             11. Entire Agreement. This instrument constitutes the entire agreement of the parties hereto with respect to the Employee's duties and obligations and compensation therefor.

             12. No Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed as a wavier of such provisions or to affect either the validity of this Agreement, or any party hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

             13. Governing Law. All questions pertaining to the validity, construction, execution, and performance of this Agreement shall be construed in accordance with and governed by the laws of the State of Indiana.

             14.  Severability.  The invalidity or
   unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement and shall be construed in all respects as if such invalid or unenforceable provisions were omitted. While provisions of this Agreement are considered by the parties to be fair and reasonable in all the circumstances, it is agreed that if any of such provisions shall be adjudged to be void or ineffective for whatever reason, but would be adjudged to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope, the said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

             15. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts signed in the aggregate by all parties hereto shall constitute a single original instrument.

             IN WITNESS WHEREOF, the parties hereof have caused this instrument to be duly executed as of the day and year first above written.

   COMPANY:                      CAMDEN TELEPHONE COMPANY, INC.


                                 By:  ___________________________
                                      Name:
                                      Title:


   EMPLOYEE:                     ________________________________
                                 Name:  Robert McCain




                          SIGNATURE PAGE TO
                        EMPLOYMENT AGREEMENT
                            ROBERT MCCAIN

                                                      EXHIBIT E-4

                        EMPLOYMENT AGREEMENT



             EMPLOYMENT AGREEMENT made as of ___________, 1995, by and between CAMDEN TELEPHONE COMPANY, INC., an Indiana corporation (the "Company"), and Brenda Elizalde ("Employee").

             WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of __________, 1995, by and among Telephone and Data Systems, Inc. ("TDS"), TDS-Camden Acquisition Corp. ("Sub") and the Company, TDS has on the date hereof acquired all of the outstanding capital stock of the Company pursuant to a merger of Sub with and into the Company;

             WHEREAS, the Employee has considerable knowledge and experience regarding the business, affairs, customers and operations of the Company (the "Business"); and

             WHEREAS, in consideration of such knowledge and experience, the Company desires to provide for the employment of Employee under the terms and conditions as hereinafter set forth;

             NOW THEREFORE, in consideration of the foregoing and the mutual promises and undertakings hereinafter set forth, the parties hereto agree as follows:

             1.   Employment.    The Company agrees to employ
   Employee and Employee agrees to accept employment with the Company in accordance with the terms and conditions hereinafter contained.

             2. Term. Subject to the right of the Company under Section 6 to terminate Employee's employment, Employee shall serve the Company for the term of ten (10) years commencing on the date of this Agreement (the "Term") and thereafter at the will of each of the Company and the Employee until such employment is terminated by either party. If Employee completes the full ten-year Term hereunder and suitable employment opportunities then no longer exist at the Company, Employee shall be offered employment opportunities at other TDS companies.

             3. Duties. Employee shall continue to serve as Public Affairs/Subscriber Relations Representative of the Company with substantially the same duties and responsibilities as she currently has and shall have such other responsibilities and shall perform such other duties as shall be mutually established by the Company and the Employee from time to time (the "Duties"). During employment hereunder, Employee shall devote full time to the business and affairs of the Company to perform such Duties, and shall take no action, or fail to take any action, which would jeopardize or impair in any way the Business and shall use such Employee's best efforts to advance the best interests of the Company and TDS at all times.

             4. Place of Performance. Except as mutually agreed by Employee and the Company, Employee shall perform the Duties hereunder at the offices of the Company but may be required to travel and render services in different locations from time to time, on a temporary basis only, in the performance of such Duties.

             5.   Compensation and Benefits.

             (a)(i) During the period from the date of this Agreement until December 31, 1995, the Company shall pay to Employee a salary at an annual rate equal to the annual rate being paid by the Company to Employee on the date hereof.

             (ii) During each calendar year during the Term after December 31, 1995, the Company shall pay to Employee a salary at an annual rate equal to the average compensation (as reported in the annual National Telephone Company Association ("NTCA") survey) paid by reporting NTCA member companies located in the Northeast Region to their Public Affairs/Subscriber Relations Representative (NTCA Table No.
   32) during the prior year; provided that, if Employee is promoted to a new position within Camden during the Term, Employee's salary thereafter shall be the average compensation so reported on the NTCA Table which corresponds to such new position.

             (b) The salary payable pursuant to paragraph (a) of this Section shall be deemed to accrue ratably during the calendar year and shall be paid according to the normal payroll periods of the Company. In the event Employee's employment is terminated pursuant to Section 6, payment shall be made for the portion of the payroll period during which Employee was employed on a pro rata basis.

             (c)  The salary arrangements pursuant to paragraph
   (a) of this Section shall terminate upon the termination, death or permanent disability of Employee and no further payment thereof shall be made.

             (d)  The Employee shall be entitled to elect either
   (i) to continue to participate in the 100% Company paid medical, dental, long-term disability and group term insurance plans provided by Lincoln National Life Insurance Company to employees of the Company on the date hereof or (ii) to be covered by the group medical, dental, disability and life insurance plans maintained from time to time by TDS and available to employees of TDS' other telephone company subsidiaries, subject to all other eligibility requirements applicable to TDS employees generally. Any election by Employee to be covered by such TDS plans shall be final and

   Employee shall thereafter have no right to elect or reelect to be covered by the Company plans referred to in (i) above.

             (e) Reference is made to the Employment Agreement dated the date hereof between Mr. Jack Ford and the Company (the "Ford Agreement"). For so long as Mr. Ford continues to be the General Manager of the Company pursuant to the Ford Agreement (but not after the 10th anniversary of this Agreement), Employee shall be entitled to continue to participate in the Company's pension benefit plan (the "Existing Camden Plan") unless such participation or the continuation of the Existing Camden Plan after the date hereof has the effect of terminating the tax-qualified status (under
   Section 401(a) of the Internal Revenue Code) of the Existing Camden Plan or the TDS Plan (as such term is defined below). In such event (i) Employee's participation in the Existing Camden Plan shall be terminated and Employee shall participate in the then current TDS pension plan applicable to employees of TDS' other telephone company subsidiaries (the "TDS Plan"); and (ii), if Employee should retire from the Company on or prior to the date (the "Ford Termination Date") on which Jack Ford is no longer employed by the Company pursuant to the Ford Agreement, TDS shall, if necessary, supplement the benefits available to Employee upon such retirement from the Company to the extent necessary to make the aggregate retirement benefits payable to Employee at least equal to those payable under the Existing Camden Plan. From and after the Ford Termination Date, Employee shall participate in the TDS Plan and TDS shall have no obligation to supplement the benefits provided thereunder. Upon retirement, Employee shall be entitled to participate in the then existing TDS retirement medical and insurance benefit programs, subject to clause (g) below.

             (f) Employee shall be entitled to participate in TDS' 401(k) Tax-Deferred Savings Plan and Trust and TDS'
   Employee Stock Purchase Plan.

             (g) For the purposes of clauses (d), (e) and (f) above, and participation by Employee in the TDS employee or retiree benefit plans mentioned therein, (i) Employee's participation shall be subject to all eligibility standards applicable to such plans applicable to all employees of TDS and its affiliates and (ii) Employee shall be credited with his prior years of service with Camden to the extent permitted by such plans and standards.

             (h) During the Term, the Employee will be entitled to receive the customary $500 Christmas bonus paid by the Company in the past.

             (i) During the Term, the Employee shall be entitled to receive, at the cost of the Company, local exchange telephone service so long as Employee lives within the Camden exchange area.

             (j) During the Term, Employee shall be entitled to the number of vacation days and holiday periods as are in accordance with applicable TDS policy for employees of its other telephone company subsidiaries.

             (k) For the first five years of the Term, the Company's vehicle replacement program, as it exists on the date hereof, shall remain in effect if applicable to Employee.

             (l) Employee shall be entitled to reimbursement for business travel and professional education related expenses in accordance with TDS's standard company policy.

             6. Termination. Without prejudice to any other rights it may have, the Company shall have the right by notice in writing given to Employee to terminate this Agreement and the Employee's employment hereunder if:

             (a) Employee shall be guilty of gross negligence in connection with the Duties hereunder;

             (b) Employee fails to satisfactorily perform the Duties hereunder or to comply with reasonable directions or regulations of the Company or TDS, or Employee fails to observe and perform the terms and provisions of this Agreement; or

             (c)  Employee shall be convicted of a crime
   involving dishonesty or moral turpitude.

             7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and any successor to the Company, and any such successor shall be deemed substituted for the Company under the provisions of this Agreement. For the purposes of the Agreement, the term "successor" shall mean any person, firm, corporation or other business equity which at any time, whether by merger, purchase, liquidation or otherwise, shall acquire all or substantially all of the assets or business of the Company. The Employee's obligations hereunder are hereby expressly declared to be nonassignable and nontransferable.

             8.   Notices.  Any notice given or required
   hereunder may be served by personal delivery or by leaving the same at or by sending the same by first-class post addressed to:

             (a) in the case of the Company, at its principal executive office at the time being;

             (b) in the case of the Employee, at the Employee's address on the records of the Company; or

             (c) in the case of either party, such other address as shall have been notified in writing to the other party for the purposes of service hereunder.

             9.   Termination of Existing Terms of
   Service. Except as otherwise provided herein, this Agreement is in substitution for all previous contracts or terms of employment (express or implied) between the Company and the Employee, which shall be deemed to have been terminated by mutual consent as of the date of this Agreement.

             10. Amendment. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

             11. Entire Agreement. This instrument constitutes the entire agreement of the parties hereto with respect to the Employee's duties and obligations and compensation therefor.

             12. No Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed as a wavier of such provisions or to affect either the validity of this Agreement, or any party hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

             13. Governing Law. All questions pertaining to the validity, construction, execution, and performance of this Agreement shall be construed in accordance with and governed by the laws of the State of Indiana.

             14.  Severability.  The invalidity or
   unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement and shall be construed in all respects as if such invalid or unenforceable provisions were omitted. While provisions of this Agreement are considered by the parties to be fair and reasonable in all the circumstances, it is agreed that if any of such provisions shall be adjudged to be void or ineffective for whatever reason, but would be adjudged to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope, the said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

             15. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts signed in the aggregate by all parties hereto shall constitute a single original instrument.

             IN WITNESS WHEREOF, the parties hereof have caused this instrument to be duly executed as of the day and year first above written.

   COMPANY:                      CAMDEN TELEPHONE COMPANY, INC.


                                 By:  ___________________________
                                      Name:
                                      Title:


   EMPLOYEE:                     ________________________________
                                 Name:  Brenda Elizalde




                          SIGNATURE PAGE TO
                        EMPLOYMENT AGREEMENT
                           BRENDA ELIZALDE

                                                      EXHIBIT E-5

                        EMPLOYMENT AGREEMENT



             EMPLOYMENT AGREEMENT made as of ___________, 1995, by and between CAMDEN TELEPHONE COMPANY, INC., an Indiana corporation (the "Company"), and Pamela Brown ("Employee").

             WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of __________, 1995, by and among Telephone and Data Systems, Inc. ("TDS"), TDS-Camden Acquisition Corp. ("Sub") and the Company, TDS has on the date hereof acquired all of the outstanding capital stock of the Company pursuant to a merger of Sub with and into the Company;

             WHEREAS, the Employee has considerable knowledge and experience regarding the business, affairs, customers and operations of the Company (the "Business"); and

             WHEREAS, in consideration of such knowledge and experience, the Company desires to provide for the employment of Employee under the terms and conditions as hereinafter set forth;

             NOW THEREFORE, in consideration of the foregoing and the mutual promises and undertakings hereinafter set forth, the parties hereto agree as follows:

             1.   Employment.    The Company agrees to employ
   Employee and Employee agrees to accept employment with the Company in accordance with the terms and conditions hereinafter contained.

             2. Term. Subject to the right of the Company under Section 6 to terminate Employee's employment, Employee shall serve the Company for the term of ten (10) years commencing on the date of this Agreement (the "Term") and thereafter at the will of each of the Company and the Employee until such employment is terminated by either party. If Employee completes the full ten-year Term hereunder and suitable employment opportunities then no longer exist at the Company, Employee shall be offered employment opportunities at other TDS companies.

             3. Duties. Employee shall continue to serve as Service Order Coordinator of the Company with substantially the same duties and responsibilities as she currently has and shall have such other responsibilities and shall perform such other duties as shall be mutually established by the Company and the Employee from time to time (the "Duties"). During employment hereunder, Employee shall devote full time to the business and affairs of the Company to perform such Duties, and shall take no action, or fail to take any action, which would jeopardize or impair in any way the Business and shall use such Employee's best efforts to advance the best interests of the Company and TDS at all times.

             4. Place of Performance. Except as mutually agreed by Employee and the Company, Employee shall perform the Duties hereunder at the offices of the Company but may be required to travel and render services in different locations from time to time, on a temporary basis only, in the performance of such Duties.

             5.   Compensation and Benefits.

             (a)(i) During the period from the date of this Agreement until December 31, 1995, the Company shall pay to Employee a salary at an annual rate equal to the annual rate being paid by the Company to Employee on the date hereof.

             (ii) During each calendar year during the Term after December 31, 1995, the Company shall pay to Employee a salary at an annual rate equal to the average compensation (as reported in the annual National Telephone Company Association ("NTCA") survey) paid by reporting NTCA member companies located in the Northeast Region to their Service Order Coordinator (NTCA Table No. 34) during the prior year; provided that, if Employee is promoted to a new position within Camden during the Term, Employee's salary thereafter shall be the average compensation so reported on the NTCA Table which corresponds to such new position.

             (b) The salary payable pursuant to paragraph (a) of this Section shall be deemed to accrue ratably during the calendar year and shall be paid according to the normal payroll periods of the Company. In the event Employee's employment is terminated pursuant to Section 6, payment shall be made for the portion of the payroll period during which Employee was employed on a pro rata basis.

             (c)  The salary arrangements pursuant to paragraph
   (a) of this Section shall terminate upon the termination, death or permanent disability of Employee and no further payment thereof shall be made.

             (d)  The Employee shall be entitled to elect either
   (i) to continue to participate in the 100% Company paid medical, dental, long-term disability and group term insurance plans provided by Lincoln National Life Insurance Company to employees of the Company on the date hereof or (ii) to be covered by the group medical, dental, disability and life insurance plans maintained from time to time by TDS and available to employees of TDS' other telephone company subsidiaries, subject to all other eligibility requirements applicable to TDS employees generally. Any election by Employee to be covered by such TDS plans shall be final and Employee shall thereafter have no right to elect or reelect to be covered by the Company plans referred to in (i) above.

             (e) Reference is made to the Employment Agreement dated the date hereof between Mr. Jack Ford and the Company (the "Ford Agreement"). For so long as Mr. Ford continues to be the General Manager of the Company pursuant to the Ford Agreement (but not after the 10th anniversary of this Agreement), Employee shall be entitled to continue to participate in the Company's pension benefit plan (the "Existing Camden Plan") unless such participation or the continuation of the Existing Camden Plan after the date hereof has the effect of terminating the tax-qualified status (under
   Section 401(a) of the Internal Revenue Code) of the Existing Camden Plan or the TDS Plan (as such term is defined below). In such event (i) Employee's participation in the Existing Camden Plan shall be terminated and Employee shall participate in the then current TDS pension plan applicable to employees of TDS' other telephone company subsidiaries (the "TDS Plan"); and (ii), if Employee should retire from the Company on or prior to the date (the "Ford Termination Date") on which Jack Ford is no longer employed by the Company pursuant to the Ford Agreement, TDS shall, if necessary, supplement the benefits available to Employee upon such retirement from the Company to the extent necessary to make the aggregate retirement benefits payable to Employee at least equal to those payable under the Existing Camden Plan. From and after the Ford Termination Date, Employee shall participate in the TDS Plan and TDS shall have no obligation to supplement the benefits provided thereunder. Upon retirement, Employee shall be entitled to participate in the then existing TDS retirement medical and insurance benefit programs, subject to clause (g) below.

             (f) Employee shall be entitled to participate in TDS' 401(k) Tax-Deferred Savings Plan and Trust and TDS'
   Employee Stock Purchase Plan.

             (g) For the purposes of clauses (d), (e) and (f) above, and participation by Employee in the TDS employee or retiree benefit plans mentioned therein, (i) Employee's participation shall be subject to all eligibility standards applicable to such plans applicable to all employees of TDS and its affiliates and (ii) Employee shall be credited with his prior years of service with Camden to the extent permitted by such plans and standards.

             (h) During the Term, the Employee will be entitled to receive the customary $500 Christmas bonus paid by the Company in the past.

             (i) During the Term, the Employee shall be entitled to receive, at the cost of the Company, local exchange telephone service so long as Employee lives within the Camden exchange area.

             (j) During the Term, Employee shall be entitled to the number of vacation days and holiday periods as are in accordance with applicable TDS policy for employees of its other telephone company subsidiaries.

             (k) For the first five years of the Term, the Company's vehicle replacement program, as it exists on the date hereof, shall remain in effect if applicable to Employee.

             (l) Employee shall be entitled to reimbursement for business travel and professional education related expenses in accordance with TDS's standard company policy.

             6. Termination. Without prejudice to any other rights it may have, the Company shall have the right by notice in writing given to Employee to terminate this Agreement and the Employee's employment hereunder if:

             (a) Employee shall be guilty of gross negligence in connection with the Duties hereunder;

             (b) Employee fails to satisfactorily perform the Duties hereunder or to comply with reasonable directions or regulations of the Company or TDS, or Employee fails to observe and perform the terms and provisions of this Agreement; or

             (c)  Employee shall be convicted of a crime
   involving dishonesty or moral turpitude.

             7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and any successor to the Company, and any such successor shall be deemed substituted for the Company under the provisions of this Agreement. For the purposes of the Agreement, the term "successor" shall mean any person, firm, corporation or other business equity which at any time, whether by merger, purchase, liquidation or otherwise, shall acquire all or substantially all of the assets or business of the Company. The Employee's obligations hereunder are hereby expressly declared to be nonassignable and nontransferable.

             8.   Notices.  Any notice given or required
   hereunder may be served by personal delivery or by leaving the same at or by sending the same by first-class post addressed to:
             (a) in the case of the Company, at its principal executive office at the time being;

             (b) in the case of the Employee, at the Employee's address on the records of the Company; or

             (c) in the case of either party, such other address as shall have been notified in writing to the other party for the purposes of service hereunder.

             9.   Termination of Existing Terms of
   Service. Except as otherwise provided herein, this Agreement is in substitution for all previous contracts or terms of employment (express or implied) between the Company and the Employee, which shall be deemed to have been terminated by mutual consent as of the date of this Agreement.

             10. Amendment. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

             11. Entire Agreement. This instrument constitutes the entire agreement of the parties hereto with respect to the Employee's duties and obligations and compensation therefor.

             12. No Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed as a wavier of such provisions or to affect either the validity of this Agreement, or any party hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

             13. Governing Law. All questions pertaining to the validity, construction, execution, and performance of this Agreement shall be construed in accordance with and governed by the laws of the State of Indiana.

             14.  Severability.  The invalidity or
   unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement and shall be construed in all respects as if such invalid or unenforceable provisions were omitted. While provisions of this Agreement are considered by the parties to be fair and reasonable in all the circumstances, it is agreed that if any of such provisions shall be adjudged to be void or ineffective for whatever reason, but would be adjudged to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope, the said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

             15. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts signed in the aggregate by all parties hereto shall constitute a single original instrument.

             IN WITNESS WHEREOF, the parties hereof have caused this instrument to be duly executed as of the day and year first above written.

   COMPANY:                      CAMDEN TELEPHONE COMPANY, INC.


                                 By:  ___________________________
                                      Name:
                                      Title:


   EMPLOYEE:                     ________________________________
                                 Name:  Pamela Brown




                          SIGNATURE PAGE TO
                        EMPLOYMENT AGREEMENT
                            PAMELA BROWN

                    FIRST SUPPLEMENTAL AGREEMENT


            The First Supplemental Agreement is made and entered into this 29th day of June, 1995 by and among Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), TDS-Camden Acquisition Corp., an Indiana corporation and indirect, wholly-owned subsidiary of TDS ("SUB"), and Camden Telephone Company, Inc., an Indiana corporation ("Camden").

                        W I T N E S S E T H

            WHEREAS, the parties hereto have entered into the Agreement and Plan of Merger dated as of April 27, 1995 (the "Merger Agreement") providing for the acquisition of Camden by TDS by means of the merger of Sub with and into Camden (the "Merger");

            WHEREAS, the parties hereto desire to amend and supplement the Merger Agreement to reflect their understanding regarding the conversion of shares which will take place by virtue of the Merger; and

            WHEREAS, the terms used in the First Supplemental
  Agreement which are defined in the Merger Agreement shall have the respective meanings set forth in the Merger Agreement, unless otherwise defined herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

            1. Section 1.4(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

            "(c) Subject to Section 1.11, each Camden Share issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares (as defined in Section 1.7)) shall be converted into the right to receive, from Sub, the number of Common Shares, par value $1.00 per share, of TDS (the "TDS Common Shares") equal to the quotient obtained by dividing $20,000 by the Average Closing Price of the TDS Common Shares; provided that (i) if the Average Closing Price of the TDS Common Shares is equal to or greater than $39.125, then each Camden Share issued and outstanding immediately prior to the Effective Date shall be converted into the right to receive 511.4286 TDS Common Shares and (ii), if the Average Closing Price of the TDS Common Shares is less than $36, TDS may, but shall not be required to, terminate this Agreement without incurring any liability to Camden or its shareholders.

            The number of TDS Common Shares calculated in accordance with the foregoing multiplied by 280 is hereinafter referred to as the "Aggregate Merger Consideration." The number of TDS Common Shares into which each Camden Share is converted is hereinafter defined as the "Merger
  Consideration."

            For purposes of this Agreement, the term "Average Closing Price" means the arithmetical average of the closing price for TDS Common Shares as reported in the American Stock Exchange Composite Transactions section of The Wall Street Journal for the five trading days ending on the third trading day prior to the Effective Date.

       IN WITNESS WHEREOF, the parties have executed this First
  Supplemental Agreement as of the date and year first above written.


                                CAMDEN TELEPHONE COMPANY, INC.



                                ________________________________

                                Name:  James R. Sullivan
                                Title:  President


                                TELEPHONE AND DATA SYSTEMS, INC.



                                ________________________________

                                Name:  LeRoy T. Carlson
                                Title:  Chairman


                                TDS-CAMDEN ACQUISITION CORP.


                                ________________________________

                                Name:  George L. Dienes
                                Title:  Vice President

























         SIGNATURE PAGE OF THE FIRST SUPPLEMENTAL AGREEMENT
          TO THE AGREEMENT AND PLAN OF MERGER BY AND AMONG
           CAMDEN TELEPHONE COMPANY, INC., TELEPHONE AND
        DATA SYSTEMS, INC. AND TDS-CAMDEN ACQUISITION CORP.

                                                     ANNEX B

                  INDIANA Business Corporation Law

                             CHAPTER 44
                         DISSENTERS' RIGHTS
           (Added by P.L. 149-1986, L. '86, eff. 4-1-86.)


    23-1-44-1    ["CORPORATION"].  - As  used  in  this  chapter,
  "corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    23-1-44-2 ["DISSENTER"]. - As used in this chapter, "dissenter" means a shareholder who is entitled to dissent from corporate action under section 8 of this chapter and who exercises that right when and in the manner required by sections 10 through 18 of this chapter.

    23-1-44-3 ["FAIR VALUE"]. - As used in this chapter, "fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    23-1-44-4 ["INTEREST"]. - As used in this chapter, "interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

    23-1-44-5 ["RECORD SHAREHOLDER"]. - As used in this chapter, "record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent that treatment as a record shareholder is provided under a recognition procedure or a disclosure procedure established under IC 23-1-30-4.

    23-1-44-6   ["BENEFICIAL  SHAREHOLDER"]. -  As  used in  this
  chapter, "beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

    23-1-44-7    ["SHAREHOLDER"].  - As  used  in  this  chapter,
  "shareholder" means the record shareholder or the beneficial shareholder.

    23-1-44-8     ["WHEN   SHAREHOLDER  MAY   DISSENT].   -(a)  A
  shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

  (1)  Consummation of a plan of merger to which  the corporation is a party if:
  (A)  shareholder approval is required for the merger by
       IC 23-1-40-3 or the articles of incorporation; and
  (B)  the shareholder is entitled to vote on the merger.
  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.
  (3)  Consummation   of  a   sale  or   exchange   of  all,   or
  substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale.
  (4)  The approval of a control  share acquisition under IC  23-
  1-42.
  (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

  (b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:

  (1) registered on a United States securities exchange registered under the Exchange Act (as defined in IC 23-1-43-
  9); or
  (2) traded on the National Association of Securities Dealers, Inc. Automated Quotations System Over-the-Counter Markets -- National Market Issues or a similar market.
  (c)  A shareholder:

  (1) who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or
  (2) who would be so entitled to dissent and obtain payment but for the provisions of subsection (b);

  may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement. (Last amended by P.L. 107-1987, L.
  '87, eff. 5-1-87.)

  _____

       P.L.    107-1987, L.  '87,  eff. 5-1-87,  added  matter in
  italic.

       .1 Determination of stock value. - In determining value of corporate stock for purposes of consolidation, every fact which has tendency to indicate value should be taken into consideration - value of shares must be determined from value of assets, tangible and intangible; stock market value may be of assistance but is not criterion; book value may or may not give assistance, depending upon method by which books are kept; statement of assets and liabilities based upon appraisals is of more value than statement based upon arbitrary figures; good will value should be given consideration. Dissenting stockholders are not given advantage of an increase in value expected to result from merger, nor should they be charged with expense of bringing about merger. Republic Finance Co v Fenstermaker, 6 NE2d 541
  (1937).
       Court fixing appraised value of stock owned by those dissenting from merger must use fair market value as standard, not book value or liquidating value; also, dissenters are entitled to interest only from date of judgment determining value, not from date of merger itself. General Grain, Inc v Goodrich, 221 NE2d 696 (Ct App 1966).
       Dissenting stockholders' shares in consolidated corporation were valued by looking at (1) corporation as a viable, going concern; (2) shares' value prior to merger; and
  (3) shares' fair market value. Pearlman v Permonite Mfg Co, 568 FSupp 222 (ND Ind 1983).
       District court properly valued dissenting stockholders' shares, at price lower than offered in corporation's own appraisal, which had been rejected by stockholders as too low. Pearlman v Permonite Mfg Co, 734 F2d 1283 (7th Cir 1984).
       .2 Remedy of dissenters. - Dissenting stockholders' remedies are available in courts of incorporating state only. McGhee v General Finance Corp, 84 FSupp 24 (WD Va 1949); Sheridan v American Motors Corp, 132 FSupp 121 (ED Pa 1955).
       Dissenting stockholder loses right to payment for his shares when he registers objection by telegram but fails to make written demand for payment. Shaffer v General Grain, Inc, 182 NE2d 461 (Ct App 1962).
       Stockholder dissenting from merger must give notice and demand for payment of his shares to his own corporation rather than to surviving corporation; but this requirement is met when that notice is served on resident agent who is same for both corporations. Apartment Properties, Inc v Luley, 247 NE2d 71 (1969).
       .3 Right to interest. - Stockholders dissenting from merger are entitled to interest only from date of judgment determining value, not from date of merger itself. General Grain, Inc v Goodrich, 221 NE2d 696 (Ct App 1966).
       .4 Standing. - Shareholders of a failing bank who had filed suit alleging fraud and breach of fiduciary duty lost standing to sue when bank was acquired on cash-for-shares basis; any remedy would have involved a statutory demand for fair valuation of their shares. United States Fidelity and Guaranty v Griffin, 541 NE2d 553 (Ct App 1989).

    23-1-44-9 [DISSENTERS' RIGHTS WITH RESPECT TO FEWER THAN ALL SHARES REGISTERED IN SHAREHOLDER'S NAME]. - (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.
       (b) A beneficial shareholder may assert dissenters' rights as to shares on the shareholder's behalf only if:
       (1) the beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
       (2) the beneficial shareholder does so with respect to all the beneficial shareholder's shares or those shares over which the beneficial shareholder has power to direct the vote.

    23-1-44-10 [NOTICE OF PROPOSED ACTION CREATING DISSENTERS' RIGHTS]. - (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter.1
       (b) If corporate action creating dissenters' rights under section 8 of this chapter is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 12 of this chapter. (Last amended by H.B. 1756, L. '87, eff. 5-1-87.)
  _____
       H.B. 1756, L. '87, eff. 5-1-87, added matter in italic and deleted 1"and be accompanied by a copy of this chapter".

    23-1-44-11    [NOTICE   OF  SHAREHOLDER'S  INTENT  TO  ASSERT
  DISSENTERS' RIGHTS]. - (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:
       (1) must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and
       (2)  must not  vote the shareholder's  shares in favor  of the proposed action.
       (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter.

    23-1-44-12 [DISSENTERS' NOTICE]. - (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 11 of this chapter.
       (b) The dissenters' notice must be sent no later than ten (10) days after approval by the shareholders, or if corporate action is taken without approval by the shareholders, then ten (10) days after the corporate action was taken. The dissenters' notice must:
       (1) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
       (2) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
       (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;
       (4) set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection
  (a) notice is delivered; and
       (5)  be accompanied by a copy of this chapter.

  23-1-44-13 [DEMAND]. - (a) A shareholder sent a dissenters' notice described in IC 23-1-42-11 or in section 12 of this chapter must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice under section 12(b)(3) of this chapter, and deposit the shareholder's certificates in accordance with the terms of the notice.
       (b) The shareholder who demands payment and deposits the shareholder's shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.
       (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter and is considered, for purposes of this article, to have voted the shareholder's shares in favor or the proposed corporate action.

    23-1-44-14 [TRANSFER OF UNCERTIFICATED SHARES]. - (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 16 of this chapter.
       (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

       23-1-44-15   [PAYMENT OF  FAIR VALUE].  - (a)   Except  as
  provided in section 17 of this chapter, as soon as the proposed corporate action is taken, or, if the transaction did not need shareholder approval and has been completed, upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13 of this chapter the amount the corporation estimates to be the fair value of the dissenter's shares.
       (b)  The payment must be accompanied by:
       (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
       (2) a statement of the corporation's estimate of the fair value of the shares; and
       (3) a statement of the dissenter's right to demand payment under section 18 of this chapter. 1 (Last amended by H.B. 1756, L. '87, eff. 5-1-87.)
  _____
       H.B. 1756, L. '87, eff. 5-1-87, added matter in italic and deleted 1 "; and (4) a copy of this chapter".

    23-1-44-16 [RETURN OF DEPOSITED CERTIFICATES-RELEASE OF TRANSFER RESTRICTIONS]. - (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
       (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 12 of this chapter and repeat the payment demand procedure.

    23-1-44-17 [WITHHOLDING PAYMENT]. - (a) A corporation may elect to withhold payment required by section 15 of this chapter from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to the shareholders of the terms of the proposed corporate action.
       (b)  To  the extent  the  corporation elects  to  withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenters' right to demand payment under section 18 of this chapter.

    23-1-44-18  [DISSENTERS' ESTIMATE].  - (a)   A dissenter  may
  notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate (less any payment under section 15 of this chapter), or reject the corporation's offer under section 17 of this chapter and demand payment of the fair value of the dissenter's shares, if:

       (1)  the  dissenter believes  that  the amount  paid under section 15 of this chapter or offered under section 17 of this chapter is less than the fair value of the dissenter's shares;
       (2) the corporation fails to make payment under section 15 of this chapter within sixty (60) days after the date set for demanding payment; or
       (3) the corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.
       (b) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for the dissenter's shares.

    23-1-44-19 [APPRAISAL PROCEEDING]. - (a) If a demand for payment under IC 23-1-42-11 or under section 18 of this chapter remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
       (b) The corporation shall commence the proceeding in the circuit or superior court of the county where a corporation's principal office (or, if none in Indiana, its registered office) is located. If the corporation is a foreign corporation without a registered office in Indiana, it shall commence the proceeding in the county in Indiana where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
       (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
       (d)  The  jurisdiction   of   the  court   in  which   the
  proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
       (e) Each dissenter made a party to the proceeding is entitled to judgment:
       (1) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or
       (2) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 17 of this chapter.

    23-1-44-20 [DETERMINATION OF COSTS OF APPRAISAL PROCEEDING]. - (a) The court in an appraisal proceeding commenced under section 19 of this chapter shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against such parties and in such amounts as the court finds equitable.
       (b) The court may also asses the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
       (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 10 through 18 of this chapter; or
       (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
       (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                              PART II
               INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 20.  Indemnification of Directors and Officers.

      Section 4 of the Iowa Business Corporation Act, as amended, provides for indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Article VI-A of TDS's By-laws provides for indemnification of TDS's directors and officers (and those serving in such capacity with another corporation at the request of TDS) in the circumstances, and to the extent, covered by insurance.

      TDS has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, or may in the future be, directors and officers of TDS, against amounts which such persons must pay resulting from the claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.


  Item 21.  Exhibits and Financial Statement Schedules

      (a)    Exhibits

  Exhibit
    No.               Description of Document

  2(i) Agreement and Plan of Merger dated as of April 27, 1995 by and among TDS, TDS-Camden Acquisition Corp. and Camden Telephone Company, Inc., including the First Supplemental Agreement thereto dated as of June 29, 1995 (included as Annex to the Proxy Statement - Prospectus, except for exhibits and schedules which will be supplied supplementally to the Commission upon request).

  3(i) Articles of Incorporation, as amended, are hereby incorporated by reference to an exhibit to TDS's Report on Form 8-A/A-2 dated December 20, 1994.

  3(ii)               By-laws,    as    amended,    are    hereby
                      incorporated by reference to an exhibit to TDS's Report on Form 8-A/A-2 dated December
                      20, 1994.

  4(i) Specimen copy of certificate representing TDS Common Shares is hereby incorporated by reference to an exhibit to TDS's Report on form 8-A/A-2 dated December 20, 1994.

  5                   Opinion of Sidley and Austin.

  23.1                Consent of independent public accountants.

  23.2                Consent of independent accounts.

  23.3                Consent of Kehlebrink, Lawrence & Paukner

  23.4                Consent  of  Sidley &  Austin  (included in
                      Exhibit 5).

  99                  Form of Proxy.

      (b)    Schedules

  Report   of   Independent  Public   Accountants   on  Financial
  Statement Schedules*

  Schedule I          Condensed    Financial    Information    of
                      Registrant   -   Balance   Sheets   as   of
                      December 31, 1994 and 1993 and Statements of Income and Statements of Cash Flows for each of the Three Years in the Period Ended December 31, 1994.*

  Schedule II Valuation and Qualifying Accounts for each of the Three Years in the Period Ended
                      December 31, 1994.*



          All other schedules are omitted because they are not applicable or not required or because the required information is shown in the financial statements or notes thereto.






  ---------------------------
  * Incorporated herein by referebce to TDS's Annual Report on Form 10-K for the Year Ended December 31, 1994.

  Item 22.  Undertakings

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned registrant hereby undertakes as follows: prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          The   registrant   undertakes  that   every  prospectus
  (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of
  Section 10(a)(3)  of  the   Securities  Act  and  is   used  in
  connection with the offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such
  post-effective  amendment   shall  be  deemed   to  be  a   new
  registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the registrant pursuant to the provisions described pursuant to Item 20 above, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director or officer of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director or officer in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company is being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                             SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 5th day of July, 1995.

                              TELEPHONE AND DATA SYSTEMS, INC.


                              By:   /s/ LeRoy T. Carlson
                                   ------------------------------
                                     LeRoy T. Carlson, Chairman

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                  Title                       Date
     ---------                  -----                       ----

   /s/ LeRoy T. Carlson
  ----------------------------
    LeRoy T. Carlson            Chairman and Director       July 5, 1995


   /s/ LeRoy T. Carlson, Jr.
  ----------------------------
    LeRoy T. Carlson, Jr.       President and Director      July 5, 1995
                                (chief executive officer)


   /s/ Murray L. Swanson
  ----------------------------
    Murray L. Swanson           Executive Vice President-   July 5, 1995
                                 Finance and Director
                                (chief financial officer)

   /s/ Rudolph E. Hornacek
  ----------------------------
    Rudolph E. Hornacek         Director                    July 5, 1995


   /s/ James Barr III
  ----------------------------
    James Barr III              Director                    July 5, 1995


   /s/ Lester O. Johnson
  ----------------------------
    Lester O. Johnson           Director                    July 5, 1995


   /s/ Donald C. Nebergall
  ----------------------------
    Donald C. Nebergall         Director                    July 5, 1995


   /s/ Herbert S. Wander
  ----------------------------
    Herbert S. Wander           Director                    July 5, 1995


   /s/ Walter C.D. Carlson
  ----------------------------
    Walter C.D. Carlson         Director                    July 5, 1995


   /s/ Donald R. Brown
  ----------------------------
    Donald R. Brown             Director                    July 5, 1995


   /s/ Robert J. Collins
  ----------------------------
    Robert J. Collins           Director                    July 5, 1995


   /s/ Gregory J. Wilkinson
  ----------------------------
    Gregory J. Wilkinson        Controller (principal       July 5, 1995
                                accounting officer)

                         INDEX TO EXHIBITS

  Exhibit
     No.                              Description of Documents
  --------------------------------------------------------------

  2(i)                   Agreement and  Plan of  Merger dated  as
                         of  April 27,  1995 by  and  among  TDS,
                         TDS-Camden Acquisition Corp.  and Camden
                         Telephone Company,  Inc., including  the
                         First  Supplemental   Agreement  thereto
                         dated  as of June 29,  1995 (included as
                         Annex    to   the    Proxy    Statement-
                         Prospectus,  except  for   exhibits  and
                         schedules   which   will   be   supplied
                         supplementally to the Commission upon request).

  3(i) Articles of Incorporation, as amended, are hereby incorporated by reference to an exhibit to TDS's Report on Form 8-A/
                         A-2 dated December 20, 1994.

  3(ii)                  By-laws,   as   amended,    are   hereby
                         incorporated by reference to an exhibit to TDS's Report on Form 8-A/A-2 dated
                         December 20, 1994.

  4(i) Specimen copy of certificate representing TDS Common Shares in hereby incorporated by reference to an exhibit to TDS's Report on form 8-A/A-2 dated December 20, 1994.

  5                      Opinion of Sidley and Austin.

  23.1                   Consent     of     independent    public
                         accountants.

  23.2                   Consent of independent accounts.

  23.3                   Consent   of  Kehlebrink,   Lawrence   &
                         Paukner.

  23.4                   Consent of Sidley & Austin (included  in
                         Exhibit 5).

  99                     Form of Proxy.